UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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March 11, 2024

Dear Fellow Owner:

We’re inviting you to attend the Annual Meeting of Shareholders of Truist Financial Corporation on April 23, 2024, at 11:00 a.m. Eastern Time. We will hold our Annual Meeting in a virtual-only format this year and have provided information about attending, voting, and submitting questions in the accompanying proxy statement.

In 2023, we continued to lean into our purpose to inspire and build better lives and communities as we focused on streamlining our enterprise, intensifying our disciplined expense management, and accelerating franchise momentum.

This transformative work included sharpening our strategic focus on our core businesses and risk-management systems as well as continuing to strengthen our capital position. We took swift and meaningful actions to simplify our organization and implemented a cost-savings program to reduce expenses. We pared back non-core and lower-return portfolios and paid down higher-cost borrowings. And all the while we supported our communities in many ways, including by committing $2.1 billion to support more than 15,000 units of affordable housing and 130,000 people served in low- to moderate-income communities.

As we continue to diligently execute on this critical work to capitalize on our competitive advantages and drive efficiencies, we’re improving how we operate and taking other steps to drive long-term value for the benefit of our shareholders, now and into the future. Notably, in February 2024, we announced an agreement to sell our remaining stake in Truist Insurance Holdings to further strengthen our balance sheet and enhance our strategic flexibility to invest in the core banking franchise. I look forward to realizing the company’s potential even more in 2024 as we leverage our expanded capabilities and talent to actualize our purpose.

At the Annual Meeting, we will be bidding farewell to one of our directors, Christine Sears, who has decided to retire from the Board at that time. We deeply appreciate Christine’s outstanding service over the past nine years and her wisdom and commitment to advancing the interests of all of the stakeholders of Truist.

Once again this year, we are providing proxy materials to many of our shareholders through the internet to support Truist’s sustainability efforts by saving paper and reducing costs. We also believe this will offer you a convenient way to access the proxy materials. Please read our proxy statement carefully for important information about the Annual Meeting and the matters on which we ask for your vote.

Whether or not you plan to attend the virtual-meeting internet webcast, please vote in advance as promptly as possible. Every shareholder vote is important, and we want your shares to be represented at the meeting.

Thank you for your support in helping Truist inspire and build better lives and communities.

Sincerely,

William H. Rogers, Jr. Chairman and Chief Executive Officer	Thomas E. Skains Independent Lead Director

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS OF

TRUIST FINANCIAL CORPORATION

Date and Time: April 23, 2024 11:00 a.m. Eastern Time	Location: Webcast in a virtual format at www.virtualshareholdermeeting.com/TFC2024

AGENDA

•	Election of the 13 director nominees named in the proxy statement, each for a one-year term expiring at the 2025 annual meeting of shareholders

•	Ratification of the appointment of PricewaterhouseCoopers LLP as Truist’s independent registered public accounting firm for 2024

•	Non-binding advisory vote on executive compensation

•	Shareholder proposal regarding an annual report on lobbying activities, if properly presented at the Annual Meeting

•	Shareholder proposal regarding a report on Board oversight of risks related to discrimination, if properly presented at the Annual Meeting

•	Any other business that may properly be brought before the Annual Meeting

You can vote at the Annual Meeting if you were a shareholder of record at the close of business on February 15, 2024.

Your vote is important. Whether or not you plan to attend the virtual-meeting internet webcast, please vote in advance as promptly as possible. You may vote your shares through the internet, by telephone, by mail, or at the Annual Meeting as described more fully in the proxy statement beginning on page 89.

To attend and submit your questions for the Annual Meeting as a registered shareholder or beneficial owner, you will need to log in at www.virtualshareholdermeeting.com/TFC2024 using your name, a valid email address, and the unique 16-digit control number found on your Notice of Internet Availability, proxy card, or voting instruction form.

By Order of the Board of Directors,

Scott A. Stengel

Senior Executive Vice President, Chief Legal

Officer, Head of Government Affairs and

Corporate Secretary

March 11, 2024

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on April 23, 2024:

The solicitation of the enclosed proxy is made on behalf of the Board of Directors for use at the Annual Meeting to be held on April 23, 2024. A copy of this proxy statement, our 2024 Annual Report, and our 2023 Form 10-K are available at: www.proxyvote.com.

Truist Financial Corporation

214 N. Tryon Street

Charlotte, NC 28202

PROXY STATEMENT

Summary

This summary highlights information contained elsewhere in this proxy statement for Truist Financial Corporation, which is sometimes referred to as the “Company,” “Truist,” “we,” or “us.” This summary does not contain all of the information that you should consider, and you should read this entire proxy statement carefully before you vote. Additional information regarding our 2023 performance can be found in our Annual Report on Form 10-K for the year ended December 31, 2023. The proxy materials were first made available on or about March 11, 2024 to shareholders of record of our common stock at the close of business on February 15, 2024 (the “Record Date”).

The 2024 Annual Meeting of Shareholders of Truist Financial Corporation (the “Annual Meeting”) will be a virtual-only meeting in our continuing effort to expand shareholder access and participation.

2024 Annual Meeting of Shareholders

Time and Date April 23, 2024 11:00 a.m. Eastern Time	Virtual Location www.virtualshareholdermeeting.com/TFC2024	Record Date At close of business February 15, 2024

Proposals and Voting Recommendations

Shareholders will vote on the following five proposals:

Proposal No.	Description	Votes Required	Board Recommendation	Page

1	Election of 13 director nominees named in the proxy statement	Majority of votes cast for each nominee	VOTE FOR EACH NOMINEE	8

2	Ratification of the appointment of our independent registered public accounting firm	Majority of votes cast	VOTE FOR	39

3	Non-binding advisory vote on executive compensation	Majority of votes cast	VOTE FOR	41

4	If properly presented, shareholder proposal regarding an annual report on lobbying activities	Majority of votes cast	VOTE AGAINST	83
5	If properly presented, shareholder proposal regarding a report on Board oversight of risks related to discrimination	Majority of votes cast	VOTE AGAINST	85

2024 Proxy Statement |	1

Proxy Statement Summary

How to Vote

Proxy Voting Methods

Internet	Telephone	Mail	During the Annual Meeting
Go to www.proxyvote.com and follow the instructions on the website.	Call 1-800-690-6903 and follow the instructions on the proxy card or your voting instruction form	Sign, date and mail your proxy card or your voting instruction form	While we encourage you to vote before the meeting, shareholders may vote online during the meeting by following the instructions on page 89.

Shareholders of record on the Record Date may vote at the Annual Meeting. Only one class of our common stock exists, and each share is entitled to one vote. “Shareholders of record” or “registered shareholders” have shares of our common stock registered in their names with our transfer agent, Computershare Trust Company, N.A. “Beneficial owners,” in contrast, own shares of our common stock that are held in “street name” through a broker, bank, or other nominee. Beneficial owners generally cannot vote their shares directly and must instead instruct their brokers, banks, or other nominees how to vote the shares. If you are a beneficial owner of our common stock, your proxy is being solicited through your broker, bank, or other nominee.

Attending the Annual Meeting

If you are a registered shareholder or beneficial owner on the Record Date or are a duly authorized proxy holder of such a registered shareholder or beneficial owner, you may attend the Annual Meeting and will be allowed to submit questions online before and during the Annual Meeting. You will be able to do so by visiting www.virtualshareholdermeeting.com/TFC2024 and logging in with your name, a valid email address, and the 16-digit control number found on your proxy card, Notice of Internet Availability or voting instruction form, as applicable. You may log into and attend the Annual Meeting online beginning at 10:45 a.m. Eastern Time on April 23, 2024. The Annual Meeting will begin promptly at 11:00 a.m. Eastern Time. Attendance at the Annual Meeting online is subject to capacity limits set by the virtual meeting platform provider. To submit questions in advance of the Annual Meeting, visit www.proxyvote.com before 11:59 p.m. Eastern Time on April 22, 2024 and enter your 16-digit control number.

Shareholders who participate in the Annual Meeting virtually by way of the website address provided above will be deemed to be present in person, including for purposes of determining a quorum.

For additional information on voting, attendance, and submitting questions for the Annual Meeting, please see the sections entitled “How to Vote” and “How to Attend the Annual Meeting” beginning on page 89 of this proxy statement.

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares in advance online or, if you received or requested printed copies of the proxy materials, by phone or by mail to ensure that your shares will be represented at the Annual Meeting.

No recording of the Annual Meeting is permitted, including audio and video recording.

2	| 2024 Proxy Statement

Proxy Statement Summary

Truist’s Purpose

Truist’s purpose is to inspire and build better lives and communities. We aspire to be a purpose driven financial services institution dedicated to building a better future for clients, teammates and communities.

Purpose

To inspire and build better lives and communities.

Leadership Structure Changes

In February 2023, Truist announced that it had reached a definitive agreement to sell a 20% minority stake in its insurance brokerage subsidiary, Truist Insurance Holdings, Inc. (“TIH”), to an investor group led by Stone Point Capital LLC (the “Investor Group”) and that in connection with this transaction (the “Stone Point Transaction”), John M. Howard would continue as Chief Executive Officer of TIH, reporting to Truist Chief Executive Officer, William H. Rogers, Jr., with Truist shifting some of his enterprise-wide responsibilities in order to focus on maximizing the success of TIH. In February 2024, Truist announced that it had reached a definitive agreement to sell its remaining stake in TIH to an investor group led by Stone Point Capital LLC, Clayton, Dubilier & Rice, LLC and Mubadala Investment Company with the transaction expected to close in the second quarter of 2024, subject to satisfaction or waiver of customary conditions.

In November 2023, Truist announced the creation of a Chief Operating Officer position, the naming of a new Chief Consumer & Small Business Banking Officer and the hiring of a new Chief Wholesale Banking Officer. Hugh S. “Beau” Cummins III assumed the Chief Operating Officer role on November 14, 2023. His responsibilities in the new role include leading enterprise strategy, transformation, operations and payments as well as a new governance and controls group. Also on November 14, 2023, Dontá L. Wilson was named Chief Consumer & Small Business Banking Officer. He is responsible for the consumer, premier and small business segments serving clients through mobile and online banking, multiple virtual client service centers and approximately 2,000 community banking branches across the Southeast, Mid-Atlantic and Texas. Mr. Wilson also oversees core deposit and loan products, consumer capital markets, national consumer finance businesses, enterprise marketing, client experience strategy, and digital banking and innovation. In addition, on February 12, 2024, Kristin Lesher joined Truist as the new Chief Wholesale Banking Officer, overseeing Truist’s corporate and investment banking, commercial banking, commercial real estate and wealth management businesses.

As part of its ongoing transformation work, in November 2023, Truist also announced the formation of a Truist Operating Council to expand leadership opportunities, facilitate inclusive feedback and break down silos to enable the Company to more effectively pursue its goals.

2024 Proxy Statement |	3

Proxy Statement Summary

2023 Financial Performance Highlights*

* Adjusted Diluted EPS and Tangible Book Value Per Share are non-GAAP financial measures. Please see Annex A for a reconciliation from GAAP amounts (Earnings Per Share and Book Value Per Share) to these adjusted amounts. Nonperforming Loans/LHI represents the percentage of nonperforming loans compared to loans held for investment. Tangible Book Value Per Share, the CET1 Ratio and Nonperforming Loans/LHI are presented as of December 31 of the applicable year.

4	| 2024 Proxy Statement

Proxy Statement Summary

2023 Key Accomplishments

In 2023, we continued to live our purpose to inspire and build better lives and communities in countless ways. Some of our purposeful activities included:

•

We sharpened our strategic focus on our core businesses and clients by, for example, (1) shifting our loan mix towards higher-return, core assets; (2) beginning the process of realigning our LightStream platforms with our broader consumer business; (3) selling our $5 billion student loan portfolio at net carrying value; (4) discontinuing certain trading market making activities within our fixed income sales and trading business; and (5) selling a 20% minority stake in TIH to the Investor Group, and in February 2024 announcing a definitive agreement to sell our remaining stake in TIH in a transaction expected to close in the second quarter of 2024, subject to satisfaction or waiver of customary conditions.

•	We intensified our focus on disciplined expense management and began executing on a cost-savings program.
•

In October 2023, we announced changes to the Board, including the retirements of four directors due to reaching our mandatory retirement age and the conclusion of service of four additional directors, all effective as of December 31, 2023, resulting in a Board of 13 directors heading into 2024, 12 of whom are independent. In addition, Christine Sears has indicated a preference not to stand for reelection and will retire from the Board at the Annual Meeting, and our Board is recommending the election of a new director nominee, Laurence Stein, at the Annual Meeting, who will bring valuable experience to the Board in financial services and financial risk management.

•

Truist Community Capital committed nearly $2.1 billion to support more than 15,000 units of affordable housing, helping to create more than 15,000 jobs and serving more than 130,000 people in low and moderate income communities.

•

We highlighted small business owners through our Small Business Community Heroes initiative, which focuses on the small business owners who work tirelessly to serve our neighbors, create jobs, build our communities and help drive our economy.

•

We continued to enhance our client and teammate experiences, by among other things, opening a “T3 Accelerator Lab” in the Innovation & Technology Center at our Charlotte headquaters where we’re redefining the client and teammate experience and putting feedback and ideas to the test in real-world scenarios before rolling them out to clients.

2024 Proxy Statement |	5

Proxy Statement Summary

Truist Board of Director Nominees

Please consider the following nominees to our Board of Directors. All of these nominees, with the exception of Mr. Laurence Stein, currently serve as Truist directors. We are proud of the diverse makeup of this group and the experience, skill and dedication of each nominee.

	Age	Independent	Principal Occupation	Truist Standing Committee Memberships

Jennifer S. Banner	64		Executive Director at the University of Tennessee Haslam College of Business, Forum for Emerging Enterprises and Private Business	• Audit • Technology

K. David Boyer, Jr.	72		CEO of GlobalWatch Technologies, Inc.	• Executive • Technology

Agnes Bundy Scanlan	66		President of The Cambridge Group LLC	• Executive • Nominating and Governance (Chair) • Risk

Dallas S. Clement	58		President and CFO of Cox Enterprises, Inc.	• Executive • Audit (Chair) • Nominating and Governance

Patrick C. Graney III	70		President of PJG, LLC	• Audit • Compensation and Human Capital

Linnie M. Haynesworth	66		Retired Sector Vice President and General Manager, Northrup Grumman Corporation	• Risk • Technology

Donna S. Morea	69		Chairman and CEO of Adesso Group, LLC	• Executive • Risk • Technology (Chair)

Charles A. Patton	67		Managing Member of Patton Holdings, LLC and PATCO Investments, LLC	• Executive • Nominating and Governance • Risk (Chair)

William H. Rogers, Jr.	66		Chairman and CEO of Truist	• Executive (Chair)

Thomas E. Skains	67		Retired Chairman, President and CEO of Piedmont Natural Gas Company, Inc.	• Executive • Nominating and Governance • Risk

Laurence Stein	56		Retired Executive Vice President and Chief Operating Officer, Asset & Wealth Management, at Goldman Sachs

Bruce L. Tanner	65		Retired EVP and CFO of Lockheed Martin Corporation	• Audit • Compensation and Human Capital
Steven C. Voorhees	69		Retired President and CEO of WestRock Company	• Audit • Compensation and Human Capital (Chair) • Executive

6	| 2024 Proxy Statement

Proxy Statement Summary

CONTINUING COMMITMENT TO SOUND CORPORATE GOVERNANCE

Truist maintains the following corporate governance framework:

Strong Diversity

•	Approximately 46% of our current directors are women or ethnically diverse.

•	Women comprise over one-third of our current directors and hold key Board leadership positions, chairing two Board Committees (Nominating and Governance Committee and Technology Committee).

•

Black directors represent over 20% of our current directors and serve as chairs of one Board Committee and one Committee of the Board of Truist Bank (Nominating and Governance Committee and Truist Bank Trust Committee).

Accountability

•	Majority voting for director elections

•	Annual elections for all directors

•	Robust stock ownership requirements for directors and executive officers

•	Prohibition on hedging and pledging of Truist securities for our directors and executive officers

•	Annual Board and Committee self-evaluations

Robust Shareholder Rights

•	Proxy access

•	Shareholder right to call a special meeting

•	No supermajority voting provisions

Active and Responsive Shareholder Engagement

•	Engagement takes place throughout the year to obtain shareholder insight into corporate governance, executive compensation, corporate responsibility and other areas of importance to our shareholders.

•

Our engagement program includes meetings with our largest shareholders led by senior management and, in certain cases, our independent Lead Director. Beginning in 2024, we plan to include the Chair of the Nominating and Governance Committee in certain of these discussions.

•	Feedback received from shareholders is taken into consideration by our directors and executive officers when planning future company policies, practices, and disclosures in public filings.

Corporate Social Responsibility

•

We aim to be a good corporate citizen through our efforts in sustainability and commitment to communities, by upholding corporate culture and by providing training and development opportunities for our teammates.

•

We prioritize human capital management through the Compensation and Human Capital Committee, which oversees Truist’s strategies and initiatives on talent management, diversity, equity and inclusion, and employee well-being and engagement. Truist places special emphasis on providing compensation and benefits that foster an environment of financial security and economic mobility for its teammates.

•	Our 2022 Corporate Responsibility Report details Truist’s collective sustainability and corporate responsibility achievements, and we plan to publish our next version of this report in April 2024.

•

In 2023, we released our second Task Force on Climate-Related Financial Disclosures (“TCFD”) Report to provide stakeholders with an update on the Company’s efforts to measure and share climate-related risks, opportunities, goals and progress, with plans to publish our next TCFD Report in April 2024.

•	Truist has established a goal of net zero greenhouse gas emissions by 2050.

2024 Proxy Statement |	7

Proposal 1—Election of Directors

We are asking you to elect each of the 13 director nominees listed below to serve on the Board of Directors for a one-year term expiring at the annual meeting of shareholders in 2025. Although our Board of Directors expects that each of the nominees will be available for election, if a vacancy in the slate of nominees occurs, shares of Truist common stock represented by proxies will be voted for the election of a substitute nominee, designated by the Board. Alternatively, the Board may reduce the number of persons to be elected by the number of directors unable to serve.

In an uncontested election of directors, our articles of incorporation require each director to be elected by the majority of the votes cast at a meeting of shareholders. Under our Director Resignation Policy, as described in our Corporate Governance Guidelines, any incumbent director nominee who receives a greater number of votes “against” than votes “for” his or her election shall tender his or her resignation to the Board. The Nominating and Governance Committee will then consider all of the relevant facts and circumstances and recommend to the Board whether to accept, reject or otherwise act with respect to such resignation. The Board will act on the Nominating and Governance Committee’s recommendation within 90 days following certification of the shareholder vote and will publicly disclose its decision within this 90-day timeframe. A director whose resignation is under consideration will abstain from participating in any recommendation or decision regarding that resignation. If a director’s resignation is not accepted, the director will continue to serve until the next annual meeting of shareholders and until the director’s successor is elected and qualified, or until the director’s earlier resignation or removal.

Each of our director nominees has been identified as possessing good business acumen, strength of character and an independent mind, as well as a reputation for integrity and the highest personal and professional ethics. Sound judgment and community leadership are also important characteristics that our Board members possess. Each nominee additionally brings to us a strong and unique background and set of skills, providing our Board with competence and experience in the wide variety of areas necessary and helpful in overseeing Truist’s strategy, culture and performance.

Board Diversity and Composition

One of the Board’s goals, which is a focus of the Nominating and Governance Committee, is to include directors with diverse backgrounds, expertise and characteristics that, taken as a whole, will help ensure a strong and effective governing body. The Nominating and Governance Committee regularly reviews the skills and composition of the Board and its committees to determine the appropriate balance of skills, qualifications and backgrounds to best meet the Company’s needs and strategies.

At Truist, we are proud of our long commitment to diversity among our teammates, management and Board of Directors. Of our 13 current directors, five are women, representing over one-third of our Board, three are Black, comprising over 20% of our directors, and together approximately 46% of our directors is either racially, ethnically or gender diverse. Moreover, women and minority directors hold key leadership positions on the Boards of Truist and Truist Bank, such as our Nominating and Governance Committee Chair, Technology Committee Chair and Chair of the Truist Bank Trust Committee. Our directors also have a broad range of tenures on our Board and diverse backgrounds and expertise, including strong and broad perspectives on the financial services industry and the trends and evolution currently taking place in banking.

* Board tenure here and throughout the proxy statement includes each director’s Board service at Truist and either BB&T or SunTrust, as applicable. Statistics in the above tables are based on Truist’s 13 current directors.

8	| 2024 Proxy Statement

Proposal 1—Election of Directors

Director Commitment and Skills

We believe that the Board’s diverse skill set and commitment to Truist help promote our purpose to “Inspire and build better lives and communities.” The Board invests a substantial amount of time, effort and energy in overseeing the planning and execution of our strategic plan, founded on our Purpose, Mission and Values. As illustrated below, Truist Board members have a broad set of qualifications, attributes, skills and experience that are well suited to oversee the Company’s strategy and correlates closely to the financial industry as a whole.

Qualifications, Attributes, Skills and Experience Represented on the Board (as a % of our 13 current directors)

Financial Services

Experience in the financial services industry is vital in understanding, overseeing and reviewing our strategy, including opportunities and challenges facing our businesses. This attribute may include significant leadership roles at financial services companies or service on relevant boards of directors that gives directors specific insight into, and expertise that will foster active participation in, the development and implementation of our operating plan and business strategy.

Human Capital Management

Maintaining a skilled and motivated workforce is a critical component of Truist’s future success. Similarly, sustaining and growing a company’s unique culture is increasingly significant as many teammates continue to work from home. Directors with experience in areas that include diversity, employee benefits, compensation programs, career growth, and motivating a large and diverse workforce are increasingly important in retaining and acquiring talented teammates and reinforcing Truist’s culture.

Executive Leadership

We seek directors who have served in significant leadership positions and who possess strong abilities to motivate and manage others. This includes the ability to identify, evaluate and develop leadership qualities in others. Current or recent experience as Chairman, CEO, President, CFO or another senior executive role are strong indicators of skill and expertise in this category.

Sustainability

Truist recognizes that sustainability issues are important to our shareholders and other stakeholders, and over the past few years, has been increasingly transparent of our efforts in these areas. We seek leaders with experience in ESG matters, including environmental sustainability, climate change, community investment and development, and human rights.

Client and Consumer Interfaces and Trends

Expertise in these areas is important for reaching tomorrow’s clients, differentiating Truist’s services, understanding the importance of technology and design in attracting and maintaining clients, and enhancing the capabilities and functionalities of our products.

Cybersecurity and Information Security

Our continued digital evolution requires us to have directors with an understanding of the technological challenges and emerging risks in information security, data privacy and cybersecurity.

Accounting/Financial

Experience in these critical areas enables directors to analyze our financial statements, capital structure and complex financial transactions and oversee our accounting and financial reporting processes. NYSE rules require that at least one member of our Audit Committee have accounting or related financial management expertise.

Technology and Digital Innovation

Truist knows the importance of innovation and digital competitiveness to its growth and sees this as both a challenge and opportunity in communicating with our existing clients and reaching new ones. Leaders with knowledge of technology and innovation will be critical in helping Truist promote our products and services through digital platforms.

Regulatory and Enterprise Risk Management

Experience in identifying and managing potential areas of risk are necessary to our financial stability. Federal Reserve Board Regulation YY requires that the Risk Committee have at least one member who qualifies as a “risk management expert.”

Leadership in Transformation and Disruption

Truist directly benefits from leaders who are comfortable and experienced in navigating an ever-changing competitive landscape and who accept transformation and change as a constant. Such leaders provide insight regarding organizational agility and resiliency to address emerging needs and challenges for our business going forward.

Corporate Governance and Public Board Service

Directors with deep understanding of the Board’s extensive and complex oversight responsibilities further our goals of greater transparency and accountability for management and the Board. Such an understanding helps guide the Company in its governance, corporate responsibility and diversity initiatives.

Public Affairs, Government Relations, Legal and Compliance

Directors with demonstrated achievement and expertise in these areas are important in helping Truist navigate the complex political and regulatory landscape in which we operate.

2024 Proxy Statement |	9

Proposal 1—Election of Directors

Nominees for Election as Directors for a One-Year Term Expiring in 2025

The Board of Directors has nominated the following individuals to serve as directors of Truist until the 2025 annual meeting of shareholders and until their respective successors are elected and qualified. The nominees for election to our Board of Directors and their principal occupations, experience, key qualifications and skills are set forth below.

JENNIFER S. BANNER KNOXVILLE, TN	K. DAVID BOYER, JR. OAKTON, VA

Tenure: • Since 2003 Age: 64 Board Committees: • Audit • Technology Public Company Directorships: • Uniti Group • Elme Communities	Tenure: • Since 2009 Age: 72 Board Committees: • Executive • Technology • Trust (Chair)—Truist Bank

Professional Experience:

Since June 2019, Ms. Banner has served as the Executive Director for the University of Tennessee Haslam College of Business Forum for Emerging Enterprises and Private Business. Ms. Banner previously served as President and Chief Executive Officer of Schaad Source, LLC (a privately held managerial and strategic services company) from 2006 through March 2019, Chief Executive Officer of Schaad Companies, LLC (a diversified holding company) from 2008 through 2018, and Chief Executive Officer of Schaad Family Office, LLC (a diversified holding company) from 2012 through 2018. In May 2022, Ms. Banner was elected to the board of directors of Washington Real Estate Investment Trust, now known as Elme Communities (NYSE: ELME). Ms. Banner is an Industry Research Fellow at the Massachusetts Institute of Technology Center for Information Systems Research (MIT CISR) that provides chief information officers and digital leaders with insights into technology and digital innovation. She was a co-researcher and co-author with MIT CISR senior research scientists on an article published in Sloan Management Review regarding the importance of technology and digital skills and is presently participating in research at MIT CISR regarding future-ready technology skills for board members.

Qualifications and Skills:

Ms. Banner brings to Truist leadership and management experience and skills in public accounting, financial services, corporate governance, regulatory and risk management from her prior service on the boards of directors of First Vantage Bank and First Virginia Banks, Inc. Ms. Banner’s skills also include knowledge of technology and digital transformation through formal training and research participation as an Industry Research Fellow with the MIT CISR and other external sources.

Professional Experience:

Mr. Boyer has served as Chief Executive Officer of GlobalWatch Technologies, Inc. (a privately-held business intelligence, cybersecurity, information assurance, governance and compliance firm) since 2004. Mr. Boyer also has served as a director of Virginia Community Development Corporation (a tax credit fund manager supporting economic development in Richmond) since 2009 and as a Treasury Board Member for the Commonwealth of Virginia from 2002-2014. Mr. Boyer is also a National Association of Corporate Directors (NACD) Board Leadership Fellow and a member of the Presidential Counselors for Pennsylvania State University.

Qualifications and Skills:

Through his experience both as a Board member and from his prior service for more than 11 years on Truist Bank’s local advisory board in Washington, D.C., Mr. Boyer has gained a thorough understanding of Truist’s banking organization, corporate governance structure and its values and culture. Mr. Boyer’s contributions as a Truist director also include his experience with risk management, accounting and finance, as well as information technology services, information management, cybersecurity, data analytics and anti-terrorism assistance services.

10	| 2024 Proxy Statement

Proposal 1—Election of Directors

AGNES BUNDY SCANLAN CAMBRIDGE, MA	DALLAS S. CLEMENT ATLANTA, GA

Tenure: • Since 2017 Age: 66 Board Committees: • Executive • Nominating and Governance (Chair) • Risk Public Company Directorships: • AppFolio, Inc. • R1 RCM Inc.	Tenure: • Since 2015 Age: 58 Board Committees: • Audit (Chair) • Executive • Nominating and Governance

Professional Experience:

Ms. Bundy Scanlan has served as President of The Cambridge Group LLC, a regulatory advisory firm, since May 2020. From 2017 to 2020, she was a senior advisor for Treliant Risk Advisors, counseling financial services firms on risk management, strategic and other regulatory matters. From 2015 to 2017, she served as the Northeast Regional Director of Supervision Examinations for the Consumer Financial Protection Bureau. Previously, she served as Chief Regulatory Officer, Chief Compliance Officer, Chief Privacy Officer, Regulatory Relations Executive, and Director of Corporate Community Development for, and as legal counsel to, a number of banks and financial services firms, and as legal counsel to the United States Senate Budget Committee. Ms. Bundy Scanlan serves on the boards of directors of AppFolio, Inc., a provider of cloud-based business software solutions, services, and data analytics to the real estate industry, R1 RCM Inc., a revenue cycle management company servicing hospitals, health systems and physician groups in the United States, and Institutional Capital Network, Inc., a privately held global fintech platform driving access to alternative investments for the wealth management industry.

Qualifications and Skills:

Ms. Bundy Scanlan brings her demonstrated extensive risk management, including climate risk management, regulatory, compliance, legal and government affairs experience to our Board of Directors. She recently demonstrated her commitment to climate leadership by earning a Diligent Climate Leadership Certificate from the Diligent Institute, a program focusing on climate risk and related business strategy. With over 20 years of experience, she is highly regarded as an expert and leader in the fields of governance, regulatory and compliance risk, information security and sustainability and contributes these skills to Truist’s Board of Directors.

Professional Experience:

Mr. Clement is President and Chief Financial Officer of Cox Enterprises, Inc., a privately-held media, communications and technology company, responsible for its treasury, financial reporting and control, tax, audit, and financial planning and analysis functions. Mr. Clement also oversees the sustainability, information technology, risk management, aviation, real estate and security functions at Cox. Previously, he served as Executive Vice President and Chief Financial Officer of Cox Enterprises and Executive Vice President and Chief Financial Officer for Cox Automotive, the largest automotive marketplace and leading provider of software solutions to auto dealers throughout the U.S. He also had accountability for the international businesses and Cox Automotive’s financial services unit, NextGear. Prior to the formation of Cox Automotive, Mr. Clement served as Chief Financial Officer of Autotrader Group. He also spent 20 years at Cox Communications, where he held a variety of roles, including Executive Vice President and Chief Strategy and Product Management Officer.

Qualifications and Skills:

Mr. Clement enriches the Truist Board of Directors through his broad financial and business experience, including service as President and CFO of a large customer-facing company with significant technology operations. Mr. Clement has worked for over 30 years in executive management, strategy, finance and corporate development across a number of different businesses. Mr. Clement’s experience and expertise provide valuable leadership over a broad range of Board functions, including audit, financial reporting, corporate governance, information technology, sustainability and corporate strategy.

2024 Proxy Statement |	11

Proposal 1—Election of Directors

PATRICK C. GRANEY III CHARLESTON, WV	LINNIE M. HAYNESWORTH OAKTON, VA
Tenure: • Since 2018 Age: 70 Board Committees: • Audit • Compensation and Human Capital • Trust—Truist Bank Public Company Directorship: • Ramaco Resources, Inc.	Tenure: • Since 2019 Age: 66 Board Committees: • Risk • Technology Public Company Directorships: • Automatic Data Processing, Inc. • Micron Technology, Inc. • Eastman Chemical Company
Professional Experience:

Mr. Graney is currently a private investor and manages several real estate investment companies, including PJG, LLC, of which he is the managing member. He is a long-standing business leader in the state of West Virginia, having previously owned both Petroleum Products, Inc., a fuel distributor, and One Stop Stores, a chain of convenience stores, each for over 25 years. Mr. Graney also serves as a member of the board of directors of Ramaco Resources, a publicly-traded metallurgical coal company.

Qualifications and Skills:

Mr. Graney’s extensive leadership experience brings valuable strategic and managerial skills to Truist. His financial services experience includes having served as a Class B director representing West Virginia on the board of the Federal Reserve Bank of Richmond from December 2008 to December 2013. Mr. Graney’s financial expertise, his experience as owner of a business similar to those we serve, and his leadership and public company director experience all enhance the overall skill set and expertise on the Truist Board.

Professional Experience:

Ms. Haynesworth retired in 2019 as the Sector Vice President and General Manager of the Cyber and Intelligence Mission Solutions Division for Northrop Grumman Corporation’s (NGC’s) Mission Systems Sector after assuming this role in 2016. In this position, Ms. Haynesworth had executive responsibility for the overall growth and program activities for the division’s business portfolio, including full spectrum cyber, multi-enterprise data management and integration, as well as mission enabling intelligence, surveillance and reconnaissance (ISR) solutions supporting domestic and international customers. She previously served as Sector Vice President and General Manager of the ISR Division within the former Information Systems sector of NGC, as well as led NGC’s Federal and Defense Technologies Division. Ms. Haynesworth serves on the boards of Automatic Data Processing, Inc. (a global technology company), Micron Technology, Inc. (a memory and storage solutions business), and Eastman Chemical Company (a global specialty materials company). In addition, Ms. Haynesworth is an advisory board member of the US Department of Defense Business Board.

Qualifications and Skills:

Ms. Haynesworth enriches the Truist Board through her deep background in cybersecurity governance, enterprise strategy, large complex system development and disruptive technology integration. She formerly served on the board of directors of the Intelligence and National Security Alliance and the Northern Virginia Technology Council. Ms. Haynesworth provides Truist’s Board a valuable resource, and offers significant insights as cybersecurity and technology play an increasing role in Truist’s operations and businesses.

12	| 2024 Proxy Statement

Proposal 1—Election of Directors

DONNA S. MOREA ROYAL OAK, MD	CHARLES A. PATTON N. PRINCE GEORGE, VA

Tenure: • Since 2012 Age: 69 Board Committees: • Executive • Risk • Technology (Chair) Public Company Directorship: • Science Applications International Corporation	Tenure: • Since 2013 Age: 67 Board Committees: • Executive • Nominating and Governance • Risk (Chair)

Professional Experience:

Since 2012 Ms. Morea has been the Chairman and Chief Executive Officer of Adesso Group, LLC, which provides consulting and advisory services, with an emphasis on strategic growth opportunities, for businesses of all sizes. Ms. Morea is the Retired President, US, Europe, and Asia Pacific, and former member of the board of CGI, one of the largest global technology firms, where she served for over 30 years. She presently serves as chair of the board of Science Applications International Corporation, a publicly-traded firm that provides technical, engineering, and enterprise information technology services. Ms. Morea is also an Operating Executive of The Carlyle Group, where she focuses on technology and business services. She has also served as the chair of the Northern Virginia Technology Council, which has more than 1,000 member organizations.

Qualifications and Skills:

Ms. Morea is a nationally recognized executive in IT, software and professional services management with over 40 years of experience and provides valuable insight to Truist in today’s changing competitive environment. In addition, she has broad experience in managing IT and business process services for large enterprises, including companies in such diverse and highly regulated industries as financial services, healthcare and telecommunications. Ms. Morea also makes important contributions to the Truist Board through her executive management experience and knowledge of information technology, given the increasing importance of technology to our operations and businesses.

Professional Experience:

Mr. Patton has served as a consultant and manager of Patton Holdings, LLC (a real estate holding company) since 2007 and manager of PATCO Investments, LLC (emphasizing specialty lending and equity participations) since 1998.

Qualifications and Skills:

Mr. Patton has served in leadership positions in the financial services industry, including as the President and Chief Executive Officer of Virginia First Savings Bank. In this role, he gained leadership, oversight and risk management skills, as well as financial industry and banking operations expertise. Mr. Patton brings these skills to Truist’s Board and its committees, along with the considerable corporate governance and risk management expertise gained from his service on the Truist Board of Directors and its committees.

2024 Proxy Statement |	13

Proposal 1—Election of Directors

WILLIAM H. ROGERS, JR. CHARLOTTE, NC	THOMAS E. SKAINS CHARLOTTE, NC

Tenure: • Since 2011 Age: 66 Board Committees: • Executive (Chair)	Tenure: • Since 2009 Age: 67 Board Committees: • Executive • Nominating and Governance • Risk Public Company Directorships: • Duke Energy Corporation • National Fuel Gas Company

Professional Experience:

Mr. Rogers has been the Chief Executive Officer of Truist and Truist Bank since September 2021 and has served as Chairman of the Board of Directors since March 12, 2022. Previously, he served as President and Chief Operating Officer of Truist and Truist Bank since December 7, 2019. He is the former Chairman and CEO of SunTrust Banks, Inc. He was named Chairman of SunTrust in 2012 after being elected to the board in 2011 and was named Chief Executive Officer in June 2011.

Qualifications and Skills:

Mr. Rogers serves on the board of the Bank Policy Institute and served as the Sixth District representative on the Federal Advisory Council of the Board of Governors of the Federal Reserve System from 2017 through 2019. He is currently serving as the Fifth District representative on the Federal Advisory Council. He is also a board member of the Boys & Girls Clubs of America and Charlotte Center City Partners, and serves as a member of the Emory University Board of Trustees and on the Global Board of Advisors for Operation HOPE, Inc. He is also a member of the Charlotte Executive Leadership Council.

Mr. Rogers contributes to the Truist Board in several ways, including his extensive experience in the financial services industry and expertise in risk management strategy and corporate governance.

Professional Experience:

Mr. Skains served as Chairman, President and Chief Executive Officer of Piedmont Natural Gas Company, Inc. from 2003 until its acquisition in October 2016 by Duke Energy Corporation.

Qualifications and Skills:

Mr. Skains is our independent Lead Director and brings extensive leadership and strategic planning skills to Truist through his experience as the Chairman, President and Chief Executive Officer of Piedmont Natural Gas, a major natural gas utility in the Southeast. Mr. Skains also brings a wealth of corporate governance and risk management expertise and knowledge of environmental regulations gained through his former role at Piedmont Natural Gas, and as a director of Duke Energy Corporation and National Fuel Gas Company. His experience in the highly regulated natural gas industry is especially valuable given the high degree of regulation that exists in the financial services industry. The Board of Directors believes that Mr. Skains’ extensive experience provides an effective counterbalance to the non-independent members of the Board and well-qualifies him to serve as our independent Lead Director. Mr. Skains has served on the boards of several prominent civic and business associations, providing him with extensive community relations experience.

14	| 2024 Proxy Statement

Proposal 1—Election of Directors

LAURENCE STEIN RYE, NY	BRUCE L. TANNER COLLEYVILLE, TX

Tenure: • Director nominee Age: 56	Tenure: • Since 2015 Age: 65 Board Committees: • Audit • Compensation and Human Capital Public Company Directorship: • American Tower Corporation

Professional Experience:

Mr. Stein retired in 2023 as Executive Vice President and Chief Operating Officer, Asset & Wealth Management, at Goldman Sachs, where he was a member of the Management Committee. Prior to his role in Asset & Wealth Management, he served as the firm’s Chief Administrative Officer from 2018 to 2022. His experience at Goldman Sachs also includes serving as the Global Head of the Operations Division, the Chief Operating Officer of the Securities Division and the Chief Financial Officer of the Investment Banking Division. After joining Goldman Sachs in 1996, Mr. Stein was named Managing Director in 2003 and Partner in 2006. Mr. Stein began his career at Ernst & Young.

Qualifications and Skills:

Having spent 27 years at Goldman Sachs serving in senior leadership roles across multiple lines of business, Mr. Stein has a strong background in the financial services industry. Throughout his extensive tenure at Goldman Sachs, Mr. Stein demonstrated a proven track record of increasing efficiency, streamlining operations and driving growth while not compromising controls and risk management. These skills, and his experience in a broad range of businesses and functions within a large, complex financial services firm, including asset and wealth management, securities, investment banking, finance, operations, technology, and risk, will make Mr. Stein a valuable addition to our Board.

Professional Experience:

Mr. Tanner retired in August 2019 as an Executive Vice President and Strategic Advisor for Lockheed Martin Corporation. From 2007 to February 2019, he served as Executive Vice President and Chief Financial Officer for Lockheed Martin. As Chief Financial Officer, he was responsible for all aspects of Lockheed’s financial strategies, processes and operations. He also served as Vice President of Finance and Business Operations at Lockheed Martin Aeronautics, where he was responsible for all business aspects of the company, including financial management, accounting, estimating, contracts and program finance. Mr. Tanner also serves on the board of directors of American Tower Corporation, a publicly-traded real estate investment trust.

Qualifications and Skills:

Mr. Tanner brings a wealth of global financial leadership experience from his tenure at Lockheed Martin, where he led the finance organization through an extended period of significant growth, including numerous acquisitions. His public company experience and expertise in both finance and M&A are instrumental and contribute to the Board’s role in overseeing our operations.

2024 Proxy Statement |	15

Proposal 1—Election of Directors

STEVEN C. VOORHEES JACKSONVILLE BEACH, FL

Tenure: • Since 2018 Age: 69 Board Committees: • Audit • Compensation and Human Capital (Chair) • Executive

Professional Experience:

Prior to his retirement in March 2021, Mr. Voorhees served as the President and Chief Executive Officer and as a director of WestRock Company, an international provider of paper and packaging solutions. Before being named to his role at WestRock, he served as the Chief Executive Officer and as a director of a predecessor entity, RockTenn Company. Before joining RockTenn, he served in various operations and executive roles at Sonat, Inc., a diversified energy company.

Qualifications and Skills:

Mr. Voorhees has extensive business experience in senior executive roles that he adds to the Truist Board. In addition, he has broad management and financial experience, including having served as a director, chief executive officer and chief financial officer of a large, publicly-traded company. His more than 20 years of experience with growing a company and M&A lends to his continued contributions to the Board. Mr. Voorhees is a trustee of the University of Virginia Darden School Foundation and a director of 3DE by Junior Achievement.

16	| 2024 Proxy Statement

Proposal 1—Election of Directors

Standing Board Committee Membership and Lead Director Responsibilities

Pursuant to Truist’s Corporate Governance Guidelines, directors are expected to attend the Board meetings, the meetings of the Board committees on which they serve, and the annual meeting of shareholders. All of our directors attended the 2023 annual meeting of shareholders.

The table below shows director membership on each of our six standing committees as of the date of this proxy statement: Audit; Compensation and Human Capital; Executive; Nominating and Governance; Risk; and Technology. The charter for each of these committees is accessible on our website at https://ir.truist.com/Board-Committees, but these charters are not incorporated into this proxy statement by reference. The table also includes the members of the Trust Committee of our principal banking subsidiary, Truist Bank.

Each Board member attended more than 75% of the aggregate number of Board meetings, and meetings of the committees on which he or she served, during his or her tenure in 2023. Our Board members also attend Board development sessions in addition to other Truist events throughout the year. During 2023, the full Board of Directors held 15 meetings.

The following pages provide detail on the responsibilities of our independent Lead Director and each standing committee, including the current members, the principal functions and the number of meetings held in 2023.

Director	Audit Committee	Compensation and Human Capital Committee	Executive Committee	Nominating and Governance Committee	Risk Committee	Technology Committee	Trust Committee(1)

Jennifer S. Banner	✓					✓

K. David Boyer, Jr.			✓			✓	Chair

Agnes Bundy Scanlan			✓	Chair	✓

Dallas S. Clement	Chair		✓	✓

Patrick C. Graney III	✓	✓					✓

Linnie M. Haynesworth					✓	✓

Donna S. Morea			✓		✓	Chair

Charles A. Patton			✓	✓	Chair

William H. Rogers, Jr.			Chair

Christine Sears(2)	✓	✓					✓

Thomas E. Skains(3)			✓	✓	✓

Bruce L. Tanner	✓	✓
Steven C. Voorhees	✓	Chair	✓

(1) The Trust Committee is a committee of the Board of Directors of Truist Bank.

(2) Ms. Sears has indicated a preference to not be nominated for reelection at our Annual Meeting and will retire from the Board at the meeting.

(3) Independent Lead Director.

2024 Proxy Statement |	17

Proposal 1—Election of Directors

Independent Lead Director

Thomas E. Skains	Key Responsibilities

•  Assists the Chairman and other Board members in effectively overseeing the direction and management of Truist.

•  Convenes, sets the agenda for, and chairs executive sessions of the non-management directors following each regularly scheduled Board meeting.

•  Presides at all Board meetings at which the Chairman is not present (including executive sessions).

•  Takes responsibility for feedback and engagement with the CEO on executive sessions.

•  Has the authority to call and preside over meetings of the independent directors.

•  Leads the Board’s annual review and evaluation of Truist’s executive officer succession plan.

•  Acts as Chairman in the event the current Chairman is unable to continue his responsibilities until a successor Chairman can be elected by the Board.

•  Collaborates with the Chairman and Chief Executive Officer in developing the agenda for meetings of the Board and approves such agendas.

•  Solicits the non-management directors for advice on agenda items for meetings of the Board.

•  Consults with the Chairman and Chief Executive Officer on, and approves, information that is sent to the Board in preparation for and at Board meetings.

•  Collaborates with the Chairman and Chief Executive Officer and the chairs of the standing committees in developing and managing the schedule of meetings of the Board and approves all Board and committee meeting schedules.

•  Facilitates teamwork and communication among the independent directors and the Chairman and Chief Executive Officer.

•  If requested by major shareholders, makes himself reasonably available for consultation and direct communication.

•  If the positions of Chairman and CEO are combined and the individual serving as Chairman and CEO also serves as the Chair of the Executive Committee, the Lead Director serves as a member of the Executive Committee, approves the scheduling of Executive Committee meetings, suggests matters for inclusion on the Executive Committee agendas and approve such agendas, approves information sent to Executive Committee members in preparation for and at Executive Committee meetings and presides at all meetings of the Executive Committee at which the Chair is not present (including executive sessions).

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Proposal 1—Election of Directors

Audit Committee

Dallas S. Clement Chair 13 Meetings in 2023 Committee Members: Jennifer S. Banner Dallas S. Clement Patrick C. Graney III Christine Sears Bruce L. Tanner Steven C. Voorhees	Key Committee Responsibilities:

•  Assists the Board in its oversight of the integrity of our financial statements and disclosures.

•  Responsible for the appointment, compensation, retention and oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services.

•  Preapproves all auditing services and permitted non-audit services to be performed by the independent auditor.

•  Assists the Board in oversight of Truist’s internal control processes.

•  Monitors financial risks and exposures and reviews with management the steps management has taken to monitor, minimize or control such risks or exposures.

•  Evaluates the qualifications, performance and independence of the independent auditor, including a review and evaluation of the lead audit partner.

•  Oversees Truist’s internal audit function and receives regular reports from the Chief Audit Officer.

•  Periodically reviews, recommends changes to, and monitors compliance with the Policy and Procedures for Accounting, Securities and Legal Violations.

•  Periodically reviews and discusses with management, Truist’s controls and procedures with respect to environmental, social and governance data disclosed by Truist, including emissions and other climate-related data.

•  Discusses with Truist’s Chief Legal Officer legal matters that may be disclosable or that may have a material impact on Truist.

•  Periodically receives updates from management regarding, and reviews and approves Truist’s disclosure policy for, the regulatory disclosure requirements established by the Basel Committee on Banking Supervision, as implemented by the applicable U.S. banking agencies.

Compensation and Human Capital Committee

Steven C. Voorhees Chair 9 Meetings in 2023 Committee Members: Patrick C. Graney III Christine Sears Bruce L. Tanner Steven C. Voorhees	Key Committee Responsibilities:

•  Manages the duties of the Board related to executive compensation.

•  Reviews and approves a statement of Truist’s compensation philosophy, principles and practices.

•  Determines the compensation of the CEO and any person designated as an “officer” by the Board for purposes of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules thereunder.

•  Responsible for oversight and review of our compensation and benefit plans.

•  Provides input on human capital strategy for Truist, including talent management and diversity, equity and inclusion.

•  Recommends compensation and benefits for directors.

•  Engages a compensation consultant to make recommendations relating to overall compensation philosophy, the peer group to be used for external comparison purposes, short-term and long-term incentive compensation plans, and related compensation matters.

•  Oversees and evaluates the design, administration and risk management of material incentive compensation arrangements and programs, including Truist’s clawback policy.

•  Oversees the Company’s strategies and initiatives on employee diversity, equity and inclusion, teammate engagement and well-being and human capital metrics and reporting, unless otherwise addressed by the Board.

2024 Proxy Statement |	19

Proposal 1—Election of Directors

Executive Committee

 William H. Rogers, Jr.

  Chair

  4 Meetings in 2023

 Committee Members:

  K. David Boyer, Jr.

  Agnes Bundy Scanlan

  Dallas S. Clement

  Donna S. Morea

  Charles A. Patton

  William H. Rogers, Jr.

  Thomas E. Skains

  Steven C. Voorhees

Key Committee Responsibilities:

•  Authorized to exercise all powers and authority of the Board in the management of the business and affairs of the Company during the intervals between Board meetings, to the extent permitted by applicable law.

Nominating and Governance Committee

Agnes Bundy Scanlan Chair 9 Meetings in 2023 Committee Members: Agnes Bundy Scanlan Dallas S. Clement Charles A. Patton Thomas E. Skains	Key Committee Responsibilities:

•  Reviews the qualifications and independence of members of the Board and its committees.

•  Annually reviews and makes recommendations on the composition and structure of the Board and its committees, including the chair of each committee.

•  Identifies and recommends to the Board director nominees for election by shareholders at the annual meeting of shareholders.

•  Provides guidance and oversight on corporate governance and related matters, including corporate responsibility and sustainability issues.

•  Oversees the annual performance of the Board and its committees.

•  Oversees Truist’s emergency CEO succession and continuity planning.

•  Oversees and evolves as appropriate the Board Development Program, and any other director orientation and continuing education programs.

•  Reviews and monitors compliance with Truist’s Code of Ethics.

•  Oversees management’s integration of Truist’s purpose, values and culture with its strategy and objectives.

•  Reviews feedback from our shareholder engagement program and oversees our corporate responsibility and sustainability reporting.

•  Oversees Truist’s policies, programs, strategies and practices related to environmental, social and humanitarian matters.

•  Oversees Truist’s policies and practices related to political contributions and lobbying.

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Proposal 1—Election of Directors

Risk Committee

Charles A. Patton Chair 12 Meetings in 2023 Committee Members: Agnes Bundy Scanlan Linnie M. Haynesworth Donna S. Morea Charles A. Patton Thomas E. Skains	Key Committee Responsibilities:

•  Assists the Board in its oversight of Truist’s risk management framework, including the significant policies, programs and plans established by management to identify, measure, monitor, assess, manage, and report on risks arising from Truist’s exposures and business activities.

•  Reviews processes for identifying, assessing, monitoring and managing compliance, credit, liquidity, market, operational (including information technology and client information), corporate responsibility and sustainability (including climate change), and reputational and strategic risks.

•  Oversees the effectiveness of Truist’s risk management policies and procedures and monitors trends in emerging and ongoing risks.

•  Receives periodic reports on, and reviews of, Truist’s risk management framework and risk management programs and their results.

•  Discusses with management, including the Chief Risk Officer (who reports directly to the Risk Committee), our major risk exposures and reviews the steps management has taken to identify, monitor and control such exposures.

•  Approves the appointment and removal of the Chief Risk Officer, annually reviews the Chief Risk Officer’s performance, and annually makes a recommendation to the Compensation and Human Capital Committee with respect to the compensation of the Chief Risk Officer consistent with the safety and soundness of the Company.

•  Reviews and submits the Company’s CCAR and stress test submissions and resolution plans for review and approval by the Board as a whole.

•  Approves statements defining Truist’s risk appetite, monitors our risk profile and provides input to management regarding our risk appetite and risk profile.

•  Oversees management’s implementation and management of, and adherence to, Truist’s significant risk management strategy, policies, procedures, limits and tolerances.

•  Provides oversight of the Company’s progress on corporate responsibility and sustainability risk management initiatives and activities.

Technology Committee

Donna S. Morea Chair 9 Meetings in 2023 Committee Members: Jennifer S. Banner K. David Boyer Linnie M. Haynesworth Donna S. Morea	Key Committee Responsibilities:

•  Assists the Board in its oversight of the Company’s technology strategy and operations, and significant investments in support of such strategy and operations.

•  Assists the Board and the Risk Committee in oversight of technology risks.

•  Receives reports from management on the Company’s technology strategy and operations, significant technology investments and related technological progress, and trends that may affect the Company’s technology strategy and operations.

•  Reviews the Company’s technology strategy and operations and associated expenditures for the Company and its business segments.

•  Reviews or discusses the Company’s technology policies, standards and controls.

•  Reviews significant technology investments in support of the Company’s technology strategy and operations.

•  Receives reports from members of management regarding the Company’s practices, management and functioning of technology operations and information security risks, including reports related to the assessment, analysis, and mitigation of such risks.

2024 Proxy Statement |	21

Proposal 1—Election of Directors

Compensation of Directors

2023 Director Compensation Table

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
Jennifer S. Banner	115,000	173,827	288,827

K. David Boyer, Jr.	135,000	173,827	308,827

Agnes Bundy Scanlan	145,000	173,827	318,827

Anna R. Cablik(3)	115,000	173,827	288,827

Dallas S. Clement	145,000	173,827	318,827

Paul D. Donahue(3)	100,000	173,827	273,827

Patrick C. Graney III	115,000	173,827	288,827

Linnie M. Haynesworth	115,000	173,827	288,827

Kelly S. King(3)	115,000	173,827	288,827

Easter A. Maynard(3)	115,000	173,827	288,827

Donna S. Morea	160,000	173,827	333,827

Charles A. Patton	145,000	173,827	318,827

Nido R. Qubein(3)	115,000	173,827	288,827

David M. Ratcliffe(3)	115,000	173,827	288,827

Frank P. Scruggs, Jr.(3)	115,000	173,827	288,827

Christine Sears(4)	115,000	173,827	288,827

Thomas E. Skains	165,000	173,827	338,827

Bruce L. Tanner	115,000	173,827	288,827

Thomas N. Thompson(3)	115,000	173,827	288,827
Steven C. Voorhees	145,000	173,827	318,827

(1)	William H. Rogers, Jr. is not included in this table, because, during 2023, he is identified as a named executive officer and his compensation received for his service as a named executive officer is reflected in the 2023 Summary Compensation Table.

(2)	In February 2023, each then serving non-employee director of Truist Financial Corporation received 3,833 restricted stock units. The grant date fair value was $45.35 for each unit, and the Restricted Stock Unit (“RSU”) awards vested on December 31, 2023. The amounts in this column reflect the grant date fair value for RSU awards for the fiscal year ended December 31, 2023, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The assumptions used in the calculation of these amounts for awards granted in 2023 are included in Note 15 “Benefit Plans” in the “Notes to Consolidated Financial Statements” included within Truist’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. See the “Stock Ownership Information” table on page 87 for information regarding our current directors’ beneficial ownership of Truist shares as of January 31, 2024.

(3)	Kelly S. King, Nido R. Qubein, David M. Ratcliffe and Thomas N. Thompson retired from the Board, effective December 31, 2023, due to these directors reaching Truist’s mandatory retirement age, and Anna R. Cablik, Paul D. Donahue, Easter A. Maynard and Frank P. Scruggs, Jr. concluded their service on the Board, effective December 31, 2023.

(4)	Ms. Sears has indicated a preference to not be nominated for reelection at our Annual Meeting and will retire from the Board at the meeting.

NARRATIVE TO 2023 DIRECTOR COMPENSATION TABLE

On an annual basis, the Compensation and Human Capital Committee reviews the compensation paid to our directors and makes recommendations to the Board regarding any changes. Working with its compensation consultant, the Compensation and Human Capital Committee annually assesses the competitiveness of Truist’s director compensation program relative to our peers. In making this assessment, the Compensation and Human Capital Committee reviews (i) the individual pay components of our program relative to the pay components for directors at our peers, (ii) the average total compensation of our Board members relative to directors at our peers and (iii) our aggregate Board compensation as compared to our peer group.

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Proposal 1—Election of Directors

The director compensation shown in the table above reflects total compensation paid to each director for service as a member of the Boards of both the Company and Truist Bank. A director who is also a teammate of Truist or its subsidiaries is not eligible to receive any equity, retainer or fees for service on either Board.

The table below shows the fees paid to our non-employee directors for 2023. In its annual review of our director compensation program for 2024, the Compensation and Human Capital Committee determined that no adjustments needed to be made to the fees our non-employee directors are entitled to receive for 2024.

Each director receives a base retainer of $100,000. The Lead Director, committee chairs (other than Mr. Rogers, who receives no additional compensation for his role as Chair of the Executive Committee) and non-chair members of the Audit and Risk Committees receive the additional retainers set forth below.

Amount of Annual Retainer	Position

$100,000	• Each non-employee director

$50,000	• Lead Director

$45,000	• Chair of the Audit Committee • Chair of the Risk Committee • Chair of the Technology Committee

$30,000	• Chair of the Compensation and Human Capital Committee • Chair of the Nominating and Governance Committee

$20,000	• Chair of the Truist Bank Trust Committee
$15,000	• All non-chair members of the Audit and Risk Committees

Director Equity Awards

•	For 2023 and 2024 service, the Board approved $180,000 in equity-based compensation, issued in the form of RSUs that 100% vest at the end of the year.

•	If Board service is terminated due to disability or death, all unvested RSUs granted to a non-employee director would fully vest as of the date of disability or death.

•	If Board service is terminated for any other reason, any unvested RSUs outstanding as of the date of termination would be forfeited.

•	Upon a change of control, all unvested RSUs would become fully vested and a corresponding number of shares of Truist common stock would be issuable to each director holding such RSUs.

Non-Employee Directors’ Deferred Compensation Plan. The Truist Amended and Restated Non-Employee Directors’ Deferred Compensation Plan permits participating non-employee directors to defer 50% or 100% of their retainer fees into a deferred savings account and also to defer 100% of their equity compensation awards. Participating non-employee directors make an election upon entering the plan regarding the deferral of their non-employee director fees and equity compensation awards and the form of distributions under the plan. Deferrals of retainer fees are fully vested at all times and are payable in cash after termination of the director’s service on the Board. Deferred equity awards are payable in Truist shares after termination of a director’s service on the Board.

Stock Ownership Guidelines. Truist requires each non-employee director to hold or control an amount of common stock having a value equal to at least 5x the amount of his or her annual cash retainer paid by Truist for such director’s services. All non-employee directors are expected to meet this ownership requirement by the later of (i) five years following initial appointment as a director, or (ii) such period of time as it may take to reach the ownership requirement threshold by holding shares or RSUs granted by Truist pursuant to the equity compensation arrangements for directors. All current directors either met the minimum ownership requirement or were still within the time frame allowed to achieve such ownership as of December 31, 2023.

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Corporate Governance

The Board of Directors regularly reviews Truist’s corporate governance program taking into account best practices, recent developments and the requirements of applicable laws and regulations.

Key Corporate Governance Documents

Please visit our website at https://ir.truist.com under “Governance & Responsibility” to view our corporate governance documents. Shareholders may also request a copy of any of these documents, which are not incorporated into this proxy statement by reference, by contacting our Corporate Secretary at:

Truist Financial Corporation

Attn: Corporate Secretary

214 N. Tryon Street

43rd Floor, Mail Code 500-93-43-13

Charlotte, North Carolina 28202

•  Corporate Governance Guidelines

•  Articles of Incorporation and Bylaws

•  Charters for each of the Company’s standing Board committees

•  Code of Ethics

•  Accounting, Securities and Legal Violations Policy

Corporate Governance Practices

Our governance practices promote board effectiveness and shareholder interests. Our key corporate governance practices are summarized below:

Independence

•  Independent Board of Directors: 92% of our current directors are independent, and our Audit, Compensation and Human Capital and Nominating and Governance Committees are composed entirely of independent directors.

•  Independent Lead Director: Thomas E. Skains serves as our Lead Director, continuing our practice of providing a strong, independent voice to this position. Our Lead Director serves an important governance function by providing strong leadership for non-management and independent directors, and serves on our Executive Committee. Our Corporate Governance Guidelines discuss the responsibilities placed on our Lead Director, which we believe provide an effective counter-balance to the Chairman and CEO role at Truist. See “Board Leadership Structure—Independent Lead Director.”

•  Hedging/Pledging of Shares: We prohibit hedging and pledging of our common stock by directors and executive officers.

Accountability and Shareholder Engagement

•  Strong Board Structure and Governance Practices: Our Board of Directors and committee structure is aligned to position the Company for the economic, regulatory, technological and competitive challenges that await. Our Board members conduct self-assessments annually and committee rotation is also considered on an annual basis.

•  Robust Shareholder Engagement Program: We have a formal shareholder engagement program through which we seek feedback on our governance practices from our largest shareholders. The feedback we receive is communicated directly to our Nominating and Governance Committee and is considered in determining whether changes are needed to our corporate governance practices.

•  Clawbacks: We have an Executive Compensation Recoupment Policy and make all executive awards (cash and equity other than base salary) subject to recoupment as determined by the Compensation and Human Capital Committee.

•  Executive Risk Scorecard: We utilize an executive risk scorecard, which the Compensation and Human Capital Committee may use to reduce incentive compensation for negative risk outcomes.

•  Comprehensive Board Development: Our Board Development Program provides a formal framework designed to support the directors’ performance of their responsibilities as members of the Board and Board committees.

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Corporate Governance

Corporate Responsibility and Sustainability

•  Corporate Responsibility and Sustainability: We publish an annual Corporate Responsibility Report highlighting our good stewardship of the natural resources entrusted to us, our promotion of teammate and community well-being, and our strong corporate governance program. In 2023, we released our second TCFD Report to provide stakeholders an update on the Company’s efforts to measure and share climate-related risks, opportunities, goals and progress, with plans to publish our next TCFD Report in April 2024. Our Nominating and Governance Committee reviews our Corporate Responsibility and sustainability reports, oversees the Company’s corporate responsibility and sustainability matters and management’s integration of our purpose, values and culture within Truist. Our Risk Committee provides oversight of the Company’s progress on corporate responsibility and sustainability risk management initiatives and activities. Our Audit Committee periodically reviews Truist’s controls and procedures with respect to corporate responsibility data.

•  Diversity, Equity and Inclusion: At Truist, we are actively pursuing a diverse culture and creating an equitable and inclusive environment where diverse perspectives are shared and respected. We understand the importance of diversity to the growth of our teammates and the development of our communities. Our Compensation and Human Capital Committee oversees these efforts at Truist.

Shareholder Support

•  Special Meetings: Truist’s bylaws permit shareholders owning 20% or more of our common stock to call a special meeting of shareholders.

•  Proxy Access: Our bylaws provide for proxy access that allows a shareholder or group of up to 20 shareholders that has held at least 3% of our common stock for at least three years to nominate up to 25% of the Board (or at least two directors) and have those nominees appear in our proxy statement, subject to notice and other specific requirements in our bylaws.

•  No Supermajority Vote Provisions: Our bylaws do not contain supermajority vote requirements.

•  Majority Voting for Directors: All director nominees in uncontested elections must be elected by an affirmative vote of the majority of votes cast.

•  Annual Elections: Each of our directors is elected for a one-year term expiring at the next annual meeting of shareholders.

•  Stock Ownership Guidelines: By requiring our CEO to own stock equal to 6x his annual salary, other executive officers to own stock equal to 3x their annual salary and directors to own stock equal to 5x their annual cash retainer, we aim to align their interests to those of our shareholders.

•  Mandatory Director Retirement Age: Under our Corporate Governance Guidelines, directors must retire from service at the end of the calendar year in which they turn 75 years of age.

Corporate Governance Guidelines

Our Corporate Governance Guidelines provide the framework for fulfillment of the Board’s corporate governance duties and responsibilities, taking into consideration corporate governance best practices, recent developments and applicable laws and regulations. The Corporate Governance Guidelines address a number of matters applicable to directors, including director qualification standards, director independence requirements, share ownership guidelines, Board responsibilities, Board development, role of the independent Lead Director, retirement, meetings of non-management directors and director compensation.

DIRECTOR INDEPENDENCE

Our Board of Directors is committed to maintaining objective, independent oversight of management. The value we place on the independence of our directors is reflected in our corporate governance documents, Board committee charters, annual independence review of our Board members and the role of our Lead Director.

In determining director independence, our Board considers the New York Stock Exchange’s (“NYSE”) independence criteria and the standards set forth in our Corporate Governance Guidelines. Consistent with NYSE rules, our Board of Directors broadly considers all relevant facts and circumstances that bear on the materiality of each director’s relationship with Truist, including the potential for conflicts of interest, when determining director independence. In making an independence determination, no director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship, and has not had such a relationship within the past three years, with Truist or any of its subsidiaries.

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Corporate Governance

To assist it in making independence determinations, our Board of Directors has adopted categorical standards, which are contained in our Corporate Governance Guidelines. These director independence standards reflect, among other items, the NYSE independence requirements and other applicable laws and regulations related to director independence, and address certain relationships that the Board has determined affect a director’s independence. These standards are designed to assist the Board of Directors in determining director independence and include:

Business Relationships

•

The Board reviews whether loans to directors and their related interests from Truist have been made in compliance with the provisions of Federal Reserve Board Regulation O and have been made in the ordinary course of business, on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons, and do not involve more than the normal risk of collectability or present other unfavorable features, and whether any of such credits should be classified as nonaccrual, restructured, or potential problem loans. Extensions of credit made in compliance with Regulation O will not negate a director’s independence.

•

The Board reviews whether a director’s deposit, investment, fiduciary or other relationships with Truist are conducted in the ordinary course of business on substantially the same terms and conditions as are otherwise available to non-affiliated clients for comparable transactions.

Contributions to Charities

•

Contributions to charitable or non-profit organizations of which a director is an executive officer will not establish a material relationship with Truist that would negate the director’s independence if:

○

Within the past three years, the aggregate amount of all such contributions during any single fiscal year of the charitable or non-profit organization did not exceed the greater of $1 million or 2% of the charitable or non-profit organization’s consolidated gross revenues for that fiscal year (excluding any contributions made or pledged pursuant to a matching gift program that is not deemed to be a material relationship); and

○	The charitable or non-profit organization is not a family foundation created by the director or an immediate family member of the director.

Employment or Affiliated Relationships

•	A director is not independent if:

○	during the past three years, the director has been an employee of Truist or the director has an immediate family member who has been an executive officer of Truist or any of its subsidiaries;

○

during the past three years, the director has received, or has an immediate family member who is an executive officer of Truist and has received, more than $120,000 during any twelve-month period in direct compensation from Truist or any of its subsidiaries;

○

the director is a partner of or employed by the internal or external auditor of Truist, has an immediate family member who is a partner of the internal or external auditor of Truist, or has an immediate family member who is employed in a professional capacity by the internal or external auditor of Truist and personally works on Truist’s audit;

○	during the past three years, the director was, or had an immediate family member who was, a partner or employee of Truist’s internal or external auditor and personally worked on Truist’s audit;

○

the director was, during the past three years, employed by, or had an immediate family member who was employed as an executive officer of, another company where any executive officer of Truist or any of its subsidiaries served on that company’s compensation committee of the board of directors; or

○

the director was, during the past three years, an executive officer or an employee, or had an immediate family member who was an executive officer, of a company that made payments to or received payments from Truist or any of its subsidiaries for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues.

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Corporate Governance

Director Independence Review Process

The Nominating and Governance Committee assists the Board by annually evaluating the independence of each prospective and incumbent director using the foregoing standards and such other factors as the Nominating and Governance Committee deems appropriate, and makes a recommendation to the Board regarding the independence of each such person. As a part of this evaluation process, the Nominating and Governance Committee also considers each director’s occupation, other publicly held company directorships, personal and affiliate transactions with Truist and its subsidiaries, relationships considered in accordance with our Related Person Transactions Policy, and other relevant direct and indirect relationships that may affect independence. In particular, the Board considered Truist’s purchase or provision of products or services during the last three years from or to each entity where a director, including Messrs. Clement and Stein, was an executive officer or employee of such entity, or had an immediate family member who was an executive officer of such entity, and where that entity made payments to or received payments from Truist or any of its subsidiaries for products or services; however, all such transactions were made: (a) in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties, (b) in the aggregate for any single fiscal year, did not exceed 0.25% of Truist’s or such other entity’s gross revenue, and (c) were immaterial to both Truist and the other entity.

After duly considering all such information, our Board of Directors has affirmatively determined that the following current directors or nominees have no disqualifying material relationships with Truist or its subsidiaries and are independent:

• Jennifer S. Banner	• Dallas S. Clement	• Donna S. Morea	• Laurence Stein

• K. David Boyer, Jr.	• Patrick C. Graney III	• Charles A. Patton	• Bruce L. Tanner

• Agnes Bundy Scanlan	• Linnie M. Haynesworth	• Thomas E. Skains	• Steven C. Voorhees

The Board of Directors also affirmatively determined that Christine Sears, who expressed a preference not to standing for reelection at the Annual Meeting, and the directors who retired or concluded service on December 31, 2023 were independent. William H. Rogers, Jr. was deemed not to be independent due to his role as a current executive officer of Truist. Each member of the Audit Committee, the Compensation and Human Capital Committee and the Nominating and Governance Committee has been determined by the Board to be “independent” in accordance with the requirements of the NYSE, SEC, and our Corporate Governance Guidelines.

For more details on our independence requirements, see our Corporate Governance Guidelines, which are not incorporated into this proxy statement by reference, but which can be found on the Investor Relations page of our website at https://ir.truist.com under “Governance & Responsibility”—“Corporate Governance”.

CHANGES TO JOB RESPONSIBILITIES OR POSITION

If a director changes his or her principal employment activity, position or responsibility, he or she must notify the Chairman of the Board and the Chair of the Nominating and Governance Committee of such change and offer his or her resignation from the Board. Prior to the resignation becoming effective, the Board, through the Nominating and Governance Committee, will review any such change and determine the appropriateness of the director’s continued membership on the Board.

SERVICE ON OTHER BOARDS

A director must advise the Chairman of the Board and the Chair of the Nominating and Governance Committee before accepting an invitation to serve on another public or private company board. If the invitation is to serve on another public company board, the Nominating and Governance Committee will review whether such board service may unduly impact the ability of the director to fulfill his or her responsibilities as a director of Truist and must approve such board service before the director accepts the additional position. A non-employee director of Truist may not serve on more than three other public company boards, and a non-employee director of Truist who is also the chief executive officer of another public company may not serve on more than two public company boards, including the Truist Board. In addition, if a member of the Audit Committee desires to serve on the audit committees of more than a total of three public companies, the Board must approve such additional service before the director accepts the additional position. Executive officers of Truist may serve on one public company board, in addition to the Truist Board, with the approval of the Chief Executive Officer or, in the case of the Chief Executive Officer, the Nominating and Governance Committee.

BOARD DEVELOPMENT

Our Board Development Program provides a formal framework designed to support the directors’ performance of their responsibilities as members of the Board and Board committees. The Board Development Program allows directors to supplement their existing skill sets and stay informed of emerging risks and trends in Truist’s business and the broader financial services industry in general. The Board, through formal annual polling and informal requests throughout the year, identifies areas of focus for development opportunities. Programs and courses are provided by both in-house experts and outside advisors on a wide range of topics to enhance the directors’ knowledge in areas important in carrying out their responsibilities as directors.

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Corporate Governance

To facilitate awareness of outside learning opportunities, Truist makes available to directors a dynamic calendar of relevant programs. Management reports annually to the Nominating and Governance Committee with respect to completed development activity over the past year and plans for future development opportunities.

Newly elected directors undergo an extensive director orientation process. We view the director orientation process as a means to acquaint newly elected directors with our culture, businesses, operations, corporate governance, and risk-management framework and also to further their understanding of Truist’s competitive position within the broader financial-services industry. Additionally, directors newly appointed to any of the Board’s committees attend an orientation to the committee and its duties and operations.

BOARD AND BOARD COMMITTEE SELF-ASSESSMENT

Cadence

On an annual basis, our Board of Directors evaluates its effectiveness and the effectiveness of its committees over the preceding year.

Process

The evaluation process, which includes both (1) written self-assessments of the Board and each committee and (2) one-on-one interviews with each director, is overseen by our Nominating and Governance Committee. For 2023, each director separately interviewed with the Chairman and the Chair of the Nominating and Governance Committee. Before distribution, the Nominating and Governance Committee reviews and approves the content of the written Board and committee self-assessments.

Topics

The written assessments are designed to elicit constructive feedback from each director about the effectiveness of the Board and each committee on which the director serves. Topics covered by the Board self-assessments generally include:

•	primary Board responsibilities;

•	management succession and oversight, human capital management, and diversity, equity and inclusion;

•	director development;

•	Board interaction with management and availability of outside expertise;

•	Board structure and operations; and

•	Board committee structure and philosophy.

Topics covered by the Board committee assessments generally include:

•	primary responsibilities of the applicable committee; and

•	structure and operations of the applicable committee.

Reporting and Action Items

Results of each self-assessment are discussed by the directors in executive sessions of the Board or the applicable committee. This feedback is used to inform Board and committee priorities and practices, and, as appropriate, is discussed with senior management to improve efficiencies and effectiveness. For example, based in part on previous self-assessments, the Board reduced its size in 2023 and provided management with direction on meeting cadence and materials.

SUCCESSION PLANNING AT TRUIST

Human capital management and talent development are a priority for the Board of Directors. Our Corporate Governance Guidelines provide that the Board of Directors is responsible for overseeing an executive officer succession plan, including procedures for Chief Executive Officer selection in the event of an emergency or the retirement of the Chief Executive Officer. On the recommendation of the Nominating and Governance Committee, the Board of Directors has adopted a resolution regarding emergency succession for the Chief Executive Officer. The Lead Director facilitates the Board’s review and evaluation of our executive officer succession plan. As part of the plan, our Chairman and Chief Executive Officer evaluates and recommends potential successors, along with a review of any development plans of such individuals.

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Corporate Governance

Board Leadership Structure

CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

Our Board of Directors is led by the Chairman. Under our bylaws, the Chairman is elected by the Board and presides over each Board meeting and performs such other duties as may be incident to the office of Chairman. Our bylaws and Corporate Governance Guidelines each provide that the Chairman may also hold the position of Chief Executive Officer. Truist’s Chairman and Chief Executive Officer is not permitted to serve as a member of any standing Board committee, other than the Executive Committee, the Risk Committee or the Technology Committee. Our Corporate Governance Guidelines provide that when the position of Chairman of the Board is not held by an independent director, the Board will appoint an independent Lead Director.

It is the Board’s current belief that having a unified Chairman and Chief Executive Officer is appropriate and in the best interests of Truist and its shareholders. The Board believes that combining the Chairman and Chief Executive Officer roles at this time provides the following advantages to us:

•

our Chief Executive Officer is more familiar with our current business and industry than our non-management directors and is best situated to lead discussions on important matters affecting the business of Truist;

•

combining the Chief Executive Officer and Chairman positions, along with a strong partnership with the independent Lead Director, creates a firm link between management and the Board and promotes both the development and implementation of corporate strategy; and

•	combining the roles of Chief Executive Officer and Chairman contributes to a more efficient and effective Board, promotes unity of vision for the Company and avoids potential conflict among directors.

The Board is aware of the potential issues that may arise when an insider chairs the board of a company but believes these are more than offset by existing safeguards, which include the designation of a strong independent Lead Director with a clearly defined role and authority set forth in our Corporate Governance Guidelines and discussed further below.

In addition, our Board regularly meets in executive session, chaired by the independent Lead Director, with the independent directors outside the presence of management. Further, only our independent directors are involved in meetings to discuss succession planning and CEO compensation.

The Board believes its approach to risk oversight, as more fully discussed below under “Risk Oversight,” enables the Board to choose from many leadership structures while continuing to effectively oversee risk.

INDEPENDENT LEAD DIRECTOR

Effective March 12, 2022, Thomas E. Skains was appointed as the Board’s independent Lead Director, subject to the rotation policy for Lead Director service as set forth in our Corporate Governance Guidelines. Our Corporate Governance Guidelines require that our Lead Director (i) be appointed by a majority vote of the independent directors and (ii) serve in such capacity for an initial two-year term (subject to annual election as a director by the shareholders), and may serve for subsequent one-year term(s) at the discretion of the Board. Mr. Skains’ term as Lead Director was recently extended by the Board until March 12, 2025.

Our Board believes that the Lead Director serves an important corporate governance function by providing strong, independent leadership for the non-management directors and provides an appropriate balance to the Chairman and CEO. The Lead Director’s responsibilities, as outlined in our Corporate Governance Guidelines, include:

•	approving Board agendas and information sent to the Board in preparation for Board meetings;

•	calling and presiding over meetings of the independent directors;

•	approving all Board and committee meeting schedules;

•	chairing executive sessions of non-management directors during scheduled Board meetings; and

•	if the Chairman and CEO roles are combined and the combined Chairman and CEO serves as Chair of the Executive Committee:

○	serving as a member of the Executive Committee;

○	approving Executive Committee meeting schedules, suggesting agenda items, and approving agendas;

○	approving information sent to Executive Committee members for meetings; and

○	presiding over Executive Committee meetings at which the Chair is not present (including executive sessions).

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Corporate Governance

In addition to the formal list of duties performed by our Lead Director as set forth in our Corporate Governance Guidelines, he also meets with regulators, supports shareholder engagement and attends meetings with senior management. A more complete description of the role of our Lead Director is included in our Corporate Governance Guidelines and in the discussion above under “Standing Board Committee Membership and Lead Director Responsibilities.”

Board Size and Qualifications

Truist announced changes to the Board in October 2023, including the retirements of Kelly S. King, Nido R. Qubein, David M. Ratcliffe and Thomas N. Thompson, effective December 31, 2023, due to these directors reaching Truist’s mandatory retirement age, and the conclusions of service of Anna R. Cablik, Paul D. Donahue, Easter A. Maynard and Frank P. Scruggs, Jr., effective December 31, 2023. With these changes, the size of the Board was reduced to 13 directors entering 2024, 12 of whom are independent. In addition, Christine Sears has indicated a preference not to stand for reelection and will retire from the Board at the Annual Meeting. Our Board believes that the remaining directors continue to have an appropriate mix of skills and qualifications to lead Truist as it focuses on simplifying and streamlining its business. Of the remaining directors, several have broad experience in regulatory strategy and compliance, including directors who have served as (i) a former regional director with the Consumer Financial Protection Bureau and as Chief Compliance and Privacy Officer for two major financial institutions, (ii) CEO of a regional bank, and (iii) CEO of a major natural gas utility. Each of these directors has experience in leading businesses or operations in a regulated environment and interacting with regulatory agencies. Several directors also have direct experience managing capital and liquidity. In addition to the directors with CEO experience mentioned above, the Board also includes directors who serve or have served as (i) CFO of a major aerospace, defense, information security and technology corporation, (ii) CEO and CFO of a multinational manufacturer of paper and packaging products, and (iii) President and CFO of a large media, technology, and communications conglomerate. In these roles, the directors have overseen the capital structure of their companies and managed liquidity planning and analysis. In addition, our first time nominee identified in this proxy statement, Laurence Stein, will bring valuable experience to the Board in financial services and financial risk management as he recently retired after serving for many years in various senior executive roles with a large, complex financial institution. Our Board will continue to annually evaluate its size and composition.

Nominating and Governance Committee Director Nominations

The Nominating and Governance Committee is responsible for identifying and recommending to the Board nominees for election or reelection as directors. We seek as director candidates individuals who possess good judgment, strength of character, and an independent mind, as well as a reputation for integrity and the highest personal and professional ethics in order to most effectively serve the long-term interests of Truist and its shareholders.

The Nominating and Governance Committee considers candidates submitted by directors and third-party search firms hired for identifying director candidates. The Nominating and Governance Committee also considers candidates recommended by shareholders.

Director candidates, including those recommended by shareholders, will be evaluated using the director membership criteria described below. The Board considers the Nominating and Governance Committee’s recommendations when appointing directors and selecting director nominees to be submitted to shareholders for election at the annual meeting of shareholders.

DIRECTOR MEMBERSHIP CRITERIA

A director candidate is nominated to stand for election based on his or her professional experience, strategic insights, recognized achievement in his or her respective field, an ability to contribute to our business, experience in risk management and the willingness to make the commitment of time and effort required of a Truist director over an extended period of time. A director must be “financially literate,” as defined by the Board, and should understand the intricacies of a public company. A director should possess good judgment, strength of character and an independent mind, as well as a reputation for integrity and the highest personal and professional ethics. Other factors are also considered in the context of assessing the overall composition of the Board.

An important goal of the Board, pursued through the Nominating and Governance Committee, is to include members with diverse backgrounds, expertise and characteristics (including diversity of race, ethnicity and gender) that, taken as a whole, will help ensure a strong and effective governing body. The Nominating and Governance Committee annually assesses these factors in the director selection and nomination process. The first time nominee included in this proxy statement, Laurence Stein, was identified by a search firm retained by the Nominating and Governance Committee and was considered by the Nominating and Governance Committee and the Board in accordance with these procedures prior to being nominated for election to the Board.

DIRECTOR CANDIDATES RECOMMENDED BY SHAREHOLDERS

The Board of Directors will consider qualified director nominees recommended by shareholders. Those recommendations should be sent in writing to the Corporate Secretary, Truist Financial Corporation, 214 N. Tryon Street, 43rd Floor, Mail Code 500-93-43-13, Charlotte, North Carolina 28202. The Nominating and Governance Committee will evaluate director candidates recommended by shareholders using the director membership criteria described above.

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Majority Voting and Director Resignation Policy

Our articles of incorporation require each director to be elected by the majority of the votes cast at a meeting of shareholders. Under our Director Resignation Policy, as described in our Corporate Governance Guidelines, any incumbent director nominee who receives a greater number of votes “against” than votes “for” such election shall tender his or her resignation to the Board. The Nominating and Governance Committee will then consider all of the relevant facts and circumstances and recommend to the Board whether to accept, reject or otherwise act with respect to such resignation. The Board will act on the Nominating and Governance Committee’s recommendation within 90 days following certification of the shareholder vote and will publicly disclose its decision within this 90-day timeframe. A director whose resignation is under consideration will abstain from participating in any recommendation or decision regarding that resignation. If a director’s resignation is not accepted, the director will continue to serve until the next annual meeting of shareholders and until the director’s successor is elected and qualified, or until the director’s earlier resignation or removal.

Currently, pursuant to North Carolina law and our bylaws, an incumbent director who is not re-elected remains in office until the director’s successor is elected and qualified or until his or her earlier resignation or removal. Our current Director Resignation Policy addresses this “holdover” issue by requiring any director who does not receive the requisite affirmative majority of the votes cast for his or her reelection to tender his or her resignation to the Board as described above.

Related Person Transactions

Pursuant to our Related Person Transactions Policy, we approve or ratify related person transactions only when the Board, acting through the Nominating and Governance Committee, determines that the related person transaction in question is in, or is not inconsistent with, the best interests of Truist and its shareholders.

The term “related person transaction,” under the Related Person Transactions Policy, generally means a transaction where the amount involved exceeds $120,000 in a single fiscal year and in which a related person has a direct or indirect material interest. A “related person” under the Related Person Transactions Policy generally means (a) a director, director nominee or executive officer of Truist; (b) a person who is known to be the beneficial owner of more than five percent of any class of our common stock; and (c) any immediate family member of any of the foregoing persons, which consists of any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, executive officer, nominee or more than five percent beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than five percent beneficial owner.

To help the Board assess whether a material relationship exists for both independence and related person transactions purposes, our Board adopted guidance with regard to charitable contributions. Under this guidance, a related person who serves as an executive officer of a charitable or non-profit organization that receives a contribution from Truist will not be deemed to have a direct or indirect material interest in the transaction if:

•

Within the past three years, the aggregate amount of all such contributions during any single fiscal year of the charitable or non-profit organization did not exceed the greater of $1 million or 2% of the charitable or non-profit organization’s consolidated gross revenues for that fiscal year; and

•	The charitable or non-profit organization is not a family foundation created by the related person or an immediate family member of the related person.

In addition, to monitor charitable contributions provided by Truist, any charitable contribution in excess of $5 million made by Truist to any charitable or non-profit organization of which a director or executive officer of Truist serves as a director, trustee, executive officer, advisory board member or in any similar leadership capacity must be approved by the Nominating and Governance Committee, whether or not the director or executive officer has a direct or indirect material interest in the contribution. Further, charitable contributions of $500,000 or more to such organizations must be reported at the next Nominating and Governance Committee meeting.

A number of our directors, executive officers, and their affiliates utilize certain products and services offered by Truist, including personal and corporate banking, securities brokerage, investment advisory and wealth management services, in the ordinary course of our business. Our Related Person Transactions Policy provides that certain categories of transactions do not need review or approval of the Nominating and Governance Committee. These include all extensions of credit with related persons that are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Truist, and that do not involve more than the normal risk of collectability or present other features unfavorable to Truist (although pursuant to Federal Reserve Board Regulation O, extensions of credit to directors, executive officers or their related interests that exceed $500,000 in the aggregate must be approved in advance by the full Board). These transactions also include any provision of financial services to a related person, other than extensions of credit, such as brokerage, banking, insurance, investment advisory, investment banking or asset management services, if the services are

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provided in the ordinary course of business, on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties and comply with applicable law. In addition, in the ordinary course of business, Truist may use the products or services of organizations of which one of our directors is an officer or director.

Since January 1, 2023, other than as described below, there have been no related person transactions that were required either to be approved or ratified under our Related Person Transactions Policy or reported under the SEC’s related person transaction rules. In connection with the Stone Point Transaction, TIH implemented a program to permit select insurance teammates to co-invest in TIH alongside the private equity fund partners. As part of this program and to facilitate the co-investments, TIH offered teammates the option to finance their investments though pre-qualified term loans secured by the teammate’s equity interests in TIH and paid through deducting 25% of the gross, pre-tax amount of each cash incentive payment made to the teammate in his or role at TIH until paid in full with any remaining balance due at the end of the term. John M. Howard (who at the time was no longer an executive officer of Truist) participated in the co-investment opportunity and took advantage of the financing option by receiving a loan in the amount of $3 million accruing interest at the Applicable Federal Rate on the date of the loan (3.79%). The TIH loan program did not consist of credit that Truist extends in the ordinary course of business to unrelated third parties. As such, the loan to Mr. Howard was ratified by the Nominating and Governance Committee in accordance with our Policy.

Based on information contained in separate Schedule 13G/A filings with the SEC, each of BlackRock, Inc. and The Vanguard Group, Inc. reported that it beneficially owned more than 5% of the outstanding shares of our common stock as of December 31, 2023. During 2023, we, and our affiliates, engaged in transactions in the ordinary course of business with BlackRock and Vanguard, including sales of debt securities of the Company in public offerings of those securities and sales of other fixed income securities by our institutional broker-dealer subsidiary. Such transactions were on substantially the same terms as those prevailing at the time for comparable transactions with unrelated third parties.

Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and any persons who own beneficially more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. To our knowledge, based solely on a review of the reports furnished to us and written representations from reporting persons that all reportable transactions were reported, we believe that during the fiscal year ended December 31, 2023, our officers, directors and greater than 10% owners timely filed all reports they were required to file under Section 16(a).

Shareholder Engagement Program

GENERAL

Truist’s shareholder engagement program is a robust, year-round process, incorporating analysis of results of our annual meeting, key topics of importance to our shareholders and Board deliberations. We listen closely to our shareholders to understand their views on a variety of topics, including our executive compensation and corporate governance programs, as well as corporate responsibility and sustainability issues involving the Company. At Truist, our shareholder engagement program is designed to encompass a dialogue with our shareholders on several levels, including:

•	Periodic telephonic meetings with our larger institutional shareholders;

•	In-person, or virtual, meetings with institutional shareholder representatives as requested;

•	Responses to shareholder correspondence;

•	Dialogue with proponents of shareholder proposals; and

•	Engagement with proxy advisory firms.

Truist’s Nominating and Governance Committee is responsible for overseeing our shareholder engagement program, which includes meetings with our largest shareholders led by senior management and, in certain cases, our independent Lead Director. Beginning in 2024, we plan to include the Chair of the Nominating and Governance Committee in certain of these discussions.

The shareholder engagement program complements the work performed by our Investor Relations team in regularly communicating with our shareholders, including through investor conferences and meetings, and hosting quarterly earnings calls. Feedback from calls with our shareholders is provided to the Board and the Nominating and Governance Committee as appropriate.

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Corporate Governance

GOALS OF SHAREHOLDER ENGAGEMENT

The goals of our shareholder engagement program include:

•	Providing our Board and senior management observations from our shareholders on our corporate governance, executive compensation and corporate responsibility and sustainability practices;

•	Discussing current trends in corporate governance, corporate responsibility and sustainability and executive compensation matters;

•	Offering insight into our current practices and enhancing communication with our largest shareholders; and

•

Allowing senior management and the Board to gather information about investor views and priorities and make thoughtful and deliberate decisions that are balanced and considerate of our diverse shareholder base in the best interests of Truist.

SHAREHOLDER ENGAGEMENT PROCESS

SHAREHOLDER FEEDBACK

In the fall of 2023, we contacted our 50 largest institutional shareholders, representing approximately 52% of our outstanding shares. We invited each of these shareholders to a call with representatives from the Company, including our independent Lead Director in instances in which the shareholder held more than 1% of our outstanding shares. The Truist team met with 14 shareholders during our fall 2023 engagement. Topics discussed at the meetings with these shareholders included (i) corporate governance; (ii) corporate social responsibility and initiatives Truist is pursuing in this area, and (iii) executive compensation matters.

Following these calls, Company senior management reviews shareholder feedback with the Nominating and Governance Committee and other Board committees, as appropriate. Senior management, the Nominating and Governance Committee, and the Board take that feedback into consideration, along with feedback from shareholders received outside of our fall outreach effort and peer practices, when planning future company policies, practices and disclosures in public filings. The Board and senior management endeavor to listen, consider and respond to the results of our shareholder engagement process throughout the year in shaping the goals and objectives of Truist.

During our fall 2023 engagement, shareholders were supportive of the reduction in the size of the Board announced in October 2023 and the Company’s reports and disclosures in areas related to the environment and social issues, including diversity, equity and inclusion initiatives, and provided helpful feedback and views on other topics, such as board self-assessments, director tenure and refreshment, and executive compensation metrics, peer groups, and disclosures. Based on the shareholder feedback during our fall 2023 engagement, we enhanced disclosures in this proxy statement regarding:

•	our Board and committee self-evaluation process;

•	our recent Board refreshment process;
•	the qualifications and skills of our directors; and

•	the relationship between our incentive compensation plans and business strategy.

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Corporate Governance

Communications with the Board of Directors

Any shareholder or other interested party may contact the Board of Directors or any individual director(s) by written communication mailed to:

Board of Directors c/o Corporate Secretary Truist Financial Corporation 214 N. Tryon Street 43rd Floor, Mail Code 500-93-43-13 Charlotte, North Carolina 28202

Any proper communication so received will be processed by the Corporate Secretary on behalf of the Board or any individually named director. Unless, in the judgment of the Corporate Secretary, the matter is not intended or appropriate for the Board, the Corporate Secretary will prepare a summary of the communication for prompt delivery to the appropriate member(s) of the Board.

Corporate Responsibility and Sustainability

Truist’s Board of Directors and senior management are committed to an inclusive, balanced and sustainable approach to corporate responsibility and sustainability that delivers long-term value for investors, clients, communities, teammates and other stakeholders. Corporate responsibility and sustainability programs are important expressions of our corporate purpose. This includes investments in communities, innovative technologies and a commitment to responsible business practices and sound governance.

As a top 10 U.S. commercial bank, Truist partners with commercial clients of all sizes and across all industries as they set and achieve their sustainability goals. With a client-first mentality, we continue to build capacity, expand expertise and advisory capabilities and develop new or enhanced products and services that help clients achieve their own corporate responsibility and sustainability objectives.

Truist continues to focus on operational sustainability, including reducing our operational emissions. Across the enterprise, we seek opportunities to conserve or minimize consumption of energy and other resources. Truist is working enterprise-wide to address our Net Zero goal and sustainability issues in our governance, planning, risk management, strategy, facilities, operations and lines of business. Truist continues to make improvements in data gathering and analysis processes for enhanced transparency and disclosures regarding emissions and sustainability.

STAKEHOLDER ENGAGEMENT ON CORPORATE RESPONSIBILITY AND SUSTAINABILITY MATTERS

Truist regularly engages with clients, investors, suppliers, community leaders, teammates and other stakeholders to gain better insights into their views, preferences, aspirations and concerns about corporate responsibility and sustainability matters. This engagement informs our strategy and disclosure and influences goals and targets. Stakeholder engagement helps prioritize goals and actions that deliver long-term value for Truist as well as our various stakeholder groups. For a detailed review of our shareholder engagement efforts, please see the “Shareholder Engagement Program” section of this proxy statement.

GOVERNANCE, RISK MANAGEMENT AND OVERSIGHT

Truist’s Board oversees corporate responsibility and sustainability programs, enterprise risk, including climate-related risk, and corporate responsibility and sustainability disclosures, including ESG disclosures.

The Nominating and Governance Committee is the primary committee responsible for oversight of corporate responsibility and sustainability matters and ESG performance, including reporting and, along with the Audit Committee, reviews disclosure practices. As needed, other Board committees receive regular updates on corporate responsibility and sustainability matters that relate directly to their responsibilities. For example, (i) the Compensation and Human Capital Committee receives updates on diversity, equity and inclusion initiatives and human capital strategy, (ii) the Risk Committee reviews and oversees ESG risk and climate risk, including quarterly updates from the Climate Risk Management team, and (iii) the Audit Committee periodically reviews Truist’s procedures with respect to corporate responsibility and sustainability data. The full Board also receives updates on key accomplishments and upcoming initiatives.

Three management committees support the Board committees in their oversight of ESG-related matters. The Corporate Responsibility and Sustainability Committee, which reports to the Nominating and Governance Committee, is composed of internal leaders who guide corporate responsibility-related public affairs issues, disclosures and reporting, operational sustainability and Net Zero progress, and monitor sustainable finance activities for purposes of tracking and reporting. The Disclosure Committee reports to the Audit Committee and reviews our principal ESG disclosures prior to publication. The Contributions Committee reports to the Nominating and Governance Committee and reviews requests for corporate level funding from charitable organizations to support the philanthropic vision of Truist by delivering resources to our communities to drive economic growth and support meaningful change.

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Corporate Governance

CURRENT PRACTICES AND ACCOMPLISHMENTS

Truist’s corporate purpose is to inspire and build better lives and communities. We express our purpose by making investments that strengthen communities, conducting business in an ethical and responsible way, fostering an inclusive and welcoming culture for all stakeholders and pursuing technology advancements that help serve and support our clients.

Responsible business, client service and teammates

Truist takes seriously the interests of our clients, shareholders and teammates.

As a responsible corporate citizen, Truist values transparency and endeavors to disclose our performance and progress on meaningful corporate responsibility and sustainability metrics. Progress and metrics are reported yearly in Truist’s Corporate Responsibility Report, the Disclosure Summary, the TCFD Report, the Climate Lobbying Summary and the disclosure of political contributions. Versions of these documents covering 2023 will be published in the spring of 2024 and will be available on the Truist Corporate Responsibility and Sustainability website (https://www.truist.com/corporate-responsibility-sustainability).

Continued investments in technology are intended to make it easier than ever to do business with us and are also important to financial inclusion and outreach. We work with clients of all sizes and across all industries and strive to put their needs first as we develop products and services that help them achieve their own goals. Truist takes a balanced and inclusive approach to serving clients.

Truist expects teammates to make decisions and conduct themselves in accordance with our Code of Ethics. We want every teammate to have a strong sense of accountability and feel empowered to speak up when concerns arise. Truist cultivates an inclusive environment in which teammates feel valued and empowered to learn, develop new skills and reach their full potential in a meaningful and rewarding career.

Community impact, financial inclusion, education

Truist supports financial education, affordable homeownership, emergency savings, investing for retirement, creating career opportunities, and expanding access to capital and other initiatives that help people become more financially secure and knowledgeable about managing their money. Truist also advances financial inclusion through, among other initiatives, (i) Community Reinvestment Act (“CRA”) investments and philanthropic giving to organizations that address affordable housing and workforce development; (ii) Community Development Lending for affordable housing and lending to nonprofits that support low- to moderate-income (“LMI”) populations; (iii) financial and technical support for small businesses; and (iv) mortgage lending for LMI borrowers and ethnically diverse clients.

Truist’s community support occurs through numerous channels, including corporate philanthropy; the Truist Foundation; the Truist Charitable Fund, a donor-advised fund; Truist Commercial Community Bank’s regional giving programs; our commitments through the CRA; teammate volunteerism; teammate-led volunteerism, such as the Lighthouse Project; teammate giving to the One Team Fund; our annual Workplace Giving Campaign; Truist matching gifts to nonprofits that teammates choose to support; and in-kind leadership development events hosted by the Truist Leadership Institute for nonprofits and schools free of charge. Truist partners with both large national organizations that can address issues at scale across our footprint as well as local and smaller organizations that address issues that are unique to a particular region. Grants are often paired with additional philanthropic support from other local nonprofits, community foundations, public-private partnerships and other sources of funding to amplify the impact of giving.

Climate change and environmental sustainability

One way we inspire and build better lives and communities is by supporting a more sustainable future. Our Net Zero by 2050 greenhouse gas emissions goal is a clear demonstration of our purpose. So are our nearer-term 2030 goals to reduce both our Scope 1 and Scope 2 (location-based) emissions by 35% and our water consumption by 25%, all as compared to 2019.

MORE INFORMATION

For more information, please see the Truist Corporate Responsibility and Sustainability page (https://www.truist.com/corporate-responsibility-sustainability) where you can review our Corporate Responsibility and Sustainability reporting and receive updates about current initiatives and accomplishments, which reports and website are not incorporated into this proxy statement by reference.

Ethics at Truist

CODE OF ETHICS

Ethics matter at Truist. We believe the ultimate success of Truist is directly related to the extent that each one of our teammates lives and works every day by adhering to our Purpose, Mission and Values. We are keenly focused on doing what is right in interactions with our clients, teammates and stakeholders. The Board has adopted an enterprise Code of Ethics (the “Code”) that applies to our

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Corporate Governance

teammates, senior financial officers and directors. All Truist teammates, senior financial officers and directors are required to read and comply with the Code. The Code governs our corporate conduct and is specifically tailored to recognize the importance of each of these groups in maintaining a strong culture based on our values and adherence to ethical business practices. Any waiver of the Code involving an executive officer or member of the Board will be promptly disclosed on our website and in accordance with applicable legal, regulatory and New York Stock Exchange requirements. A copy of our Code (which is not incorporated by reference into this proxy statement) is available in the “Governance and Responsibility” section of our investor relations website (https://ir.truist.com).

Truist also maintains a distinct Supplier Code of Conduct which provides general guidance about the standards of integrity and business conduct that we expect of our suppliers.

ETHICS HOTLINE AND REPORTING CONCERNS

We value and respect the opinions and insights of teammates at all levels throughout the organization. Accordingly, Truist has several channels available for teammates and others to report unethical concerns, including concerns regarding accounting, internal controls and auditing matters. Truist encourages teammates to raise concerns with their managers, as well as through the internal Reporting Teammate Concerns intranet reporting system and Truist’s Anonymous Action Hotline. The Anonymous Action Hotline is managed by an independent, third party and is available 24 hours a day, seven days a week. Our Enterprise Ethics Office independently reviews and monitors teammate concern activity for inappropriate trends and provides reports to the Board of Directors, underscoring our commitment to sound ethical practices.

Policy for Accounting and Legal Complaints

Our Chief Legal Officer, with oversight from the Audit Committee, administers a program that governs the reporting of:

•	complaints regarding accounting, internal accounting controls or auditing matters, and

•	reports of material violations or breaches of:

○	federal or state securities laws,
○	fiduciary duties arising under federal or state laws, rules or regulations, or

○	suspected material violations of any other laws or regulations that govern the Company’s actions.

We offer multiple avenues for submitting complaints, including the Anonymous Action Hotline. Complaints regarding these matters are referred to our Chief Legal Officer, who is responsible for reviewing the complaints and investigating or causing to be investigated all matters referred pursuant to this policy. The Audit Committee periodically reviews and recommends changes to this policy and receives reports on investigations of significant complaints that are submitted.

Risk Oversight

Our Purpose, Mission and Values are the foundation for the enterprise risk management framework utilized at Truist and therefore serve as the basis on which our risk appetite and risk strategy are built. Our Risk Management Organization (“RMO”) is responsible for overseeing the identification, measurement, monitoring, assessment, controlling and reporting of risk across the enterprise.

We place significant emphasis on risk management and maintain a separate Board-level Risk Committee, which plays a key risk oversight role within our enterprise risk management framework. Among its responsibilities, the Risk Committee monitors our risk profile, approves risk appetite statements and provides input to management regarding our risk appetite and risk profile.

The RMO is led by the Chief Risk Officer, who reports directly to the Risk Committee and administratively to the Chief Executive Officer, and is responsible for facilitating effective risk management oversight, measurement, monitoring and reporting. The Chief Risk Officer has direct access to our Board of Directors and executive officers to communicate any risk issues (current or emerging) and the performance of risk management activities throughout the enterprise. The Chief Risk Officer also chairs the Enterprise Risk Committee, which provides oversight based on a fully integrated view of risks across our organization, including strategic, compliance, credit, liquidity, market, operational, climate, technology and reputational risks.

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Corporate Governance

As illustrated below, the enterprise risk management framework is supported by three lines of defense to manage risk. The following figure describes the roles of the three lines of defense:

Board of Directors	Provide oversight of the effectiveness of the enterprise risk management framework, the management of risk and the approval of risk appetite

•

First Line of Defense. Consisting of the Business Units (“BU”) and the Governance and Controls Office (“GCO”) teams and operating at the point at which risks originate, the First Line of Defense has several key responsibilities related to identifying, assessing, controlling, monitoring and reporting risk. As the centralized first line risk function for each BU, the GCO has key responsibilities for identifying, assessing, controlling, monitoring and reporting risks.

•

Second Line of Defense. The RMO provides independent oversight and challenge of risk-taking across the enterprise. The RMO aggregates, integrates and correlates risk information into a holistic picture of the Company’s risk profile. The RMO establishes policies and limits and reports sources and amounts of risk to senior management and the Board of Directors.

•

Third Line of Defense. Truist Audit Services (Truist’s internal audit function) evaluates the design and effectiveness of the risk management framework and its results. Results are reported to senior management and the Board of Directors according to the Audit Services Policy.

Strategic Direction and Planning

One of the Board’s most important and vital functions is to provide oversight, guidance and direction with respect to Truist’s long-term strategy. The Board oversees the development of, approves and periodically monitors the Company’s strategy and risk appetite (including a clear and aligned strategy and risk appetite with long-term perspective on risks and rewards). Accordingly, management and the Board regularly discuss the Company’s strategy and progress towards achieving results against the related strategic objectives and initiatives. These interactions result in Board input that informs management’s updates to the strategic plan, which are presented to the Board for adoption on an annual basis. The Company’s strategic planning process includes an independent risk assessment to confirm that strategic activities are consistent with the Board-approved risk appetite. The Board’s interactions with management throughout the year include, but are not limited to, the formal review and adoption of the updated strategic plan and a mid-year performance update.

Information Security/Cybersecurity

Like other financial services firms, we and our businesses face an increasingly complex and evolving cybersecurity threat environment. We maintain a risk-based cybersecurity framework that is part of our enterprise-wide risk management framework. Our Board has primary responsibility for the oversight of our enterprise risk management, and exercises its oversight function in respect of cybersecurity risk through two of its committees. The Risk Committee of the Board is responsible for oversight of Truist’s risk management function, involving approving and reviewing Truist’s risk management framework and policies as well as overseeing management’s implementation of Truist’s risk management framework and significant risk policies. In addition, the Technology Committee of the Board assists the Board and the Risk Committee in oversight of Truist’s technology risks.

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Corporate Governance

Our cybersecurity framework is operated and maintained by management, including the Chief Information Officer, the Chief Information Security Officer, the Chief Risk Officer and Chief Technology Risk Officer. These senior officers are responsible for assessing and managing Truist’s cybersecurity risks. Our cybersecurity framework strategy, which is overseen by the Chief Information Security Officer, is informed by various risk and control assessments, control testing, external assessments, threat intelligence, and public and private information sharing. Our cybersecurity framework also includes processes for escalating and considering the materiality of incidents that impact Truist, including escalation to executive management and the Board, which are periodically tested through tabletop exercises to test Truist’s preparedness. For more information on our management of cybersecurity risk, please see the “Technology Risk” section of our Annual Report on Form 10-K for the year ended December 31, 2023.

Statement of Political Engagement

Our executive officers have direct responsibility for our political activities, while our Nominating and Governance Committee oversees the Company’s policies and practices relating to political contributions and lobbying. A copy of Truist’s Statement of Political Engagement may be obtained from our investor relations website (https://ir.truist.com). Truist participates in policy debates on issues to support our interests. Truist does not use corporate funds to contribute to federal, state or local political candidates, political parties or political committees organized for the advancement of a political candidate, including super political action committees, or otherwise employ its resources, including in-kind resources, for the benefit of any of the foregoing.

Truist sponsors employee nonprofit, unincorporated political action committees (“PACs”), which allow teammates to voluntarily pool their financial resources to support federal and state candidates who drive policies to help financial institutions continue to innovate, serve our communities and advance the success and prosperity of our clients. Political contributions from the Truist PACs are designated for core banking, business and economic advocacy without regard to party affiliation. All PAC expenditures are a matter of public record and are available for review on the websites of the Federal Election Commission and various state election offices. The political spending of Truist’s PACs is also disclosed on the corporate governance page of Truist’s investor relations website (https://ir.truist.com/corporate-governance). The Truist PACs are governed by a board of directors that is charged with oversight of PAC activities as well as the development of policies governing contributions, solicitations and communications.

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Proposal 2—Ratification of the Appointment of our Independent

Registered Public Accounting Firm

RESPONSIBILITIES

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. To execute on this responsibility, the Audit Committee engages in a comprehensive annual evaluation of the independent registered public accounting firm’s qualifications, performance and independence. The Audit Committee has carefully considered the selection of PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm to audit and report on the consolidated financial statements of Truist and the effectiveness of our internal control over financial reporting.

SHAREHOLDER RATIFICATION

Our shareholders are being asked to ratify the appointment of PwC for 2024 because we value our shareholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of PwC are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and are expected to be available to respond to questions posed by shareholders. Whether or not shareholders ratify the appointment of PwC as our independent registered public accounting firm for 2024, the Audit Committee may continue to retain the firm or may reconsider its appointment.

Fees to Independent Registered Public Accounting Firm

The following table shows the aggregate fees incurred by the Company for professional services by PwC for fiscal years 2023 and 2022:

	2023 ($)		2022 ($)
Audit Fees	30,807,000	(1)	19,305,000
Audit-Related Fees	4,507,000		4,871,000
Tax Fees	223,000		423,000
All Other Fees	299,000		25,000
Total	35,836,000		24,624,000

(1)	Of the $30,807,000 incurred by the Company in Audit Fees for fiscal year 2023, $8,500,000 was incurred for professional services relating to PwC’s audit of TIH.

Audit Fees. This category includes fees billed or expected to be billed for professional services for the integrated audits of our consolidated financial statements, including the audit of the effectiveness of internal control over financial reporting. This category also includes reviews of our quarterly reports on Form 10-Q, statutory audits or other financial statement audits of subsidiaries, and comfort letters and consents related to SEC registration statements. In addition, fees for 2023 reflect amounts related to the audit of newly prepared historical financial statements for TIH.

Audit-Related Fees. This category includes fees billed or expected to be billed for assurance and other services that are reasonably related to the performance of the audits of our consolidated financial statements and effectiveness of internal control over financial reporting that are not reported under the audit fees category above. These services consist of service organization control reports, other audit and attest services, services provided in connection with certain agreed upon procedures and other attestation reports, financial accounting, reporting and compliance matters and risk and internal control reviews.

Tax Fees. This category includes fees billed or expected to be billed for tax-related services, including tax compliance, tax planning and tax advice.

All Other Fees. This category includes fees billed or expected to be billed for non-audit services and subscription-based services, including software licenses, benchmarking services, training and other advisory services.

The Audit Committee considered the non-audit services performed by, and fees paid to, PwC in 2023 and determined that such services and fees are compatible with the independence of PwC.

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Proposal 2—Ratification of the Appointment of Our Independent Registered Public Accounting Firm

Audit Committee Pre-Approval Policy

Under the terms of its charter, the Audit Committee must pre-approve all services (including the fees and terms of such services) to be performed for us by our independent registered public accounting firm, subject to de minimis exceptions for permitted non-audit services that are later approved by the Audit Committee prior to the completion of the audit and otherwise in accordance with the terms of applicable SEC rules. The Audit Committee may form and delegate authority to subcommittees consisting of three or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, as long as the decisions of such subcommittee(s) to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. In 2023 and 2022, all of the services provided by our independent registered public accounting firm were reviewed and approved by the Audit Committee.

Audit Committee Report

This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

The Audit Committee of the Board of Directors is currently composed of six independent directors and operates under an amended and restated charter adopted by the Audit Committee on July 25, 2023. The SEC and the NYSE have established standards relating to audit committee membership and functions. With regard to such membership standards, the Board has determined that Jennifer S. Banner, Dallas S. Clement, Patrick C. Graney III, Christine Sears, Bruce L. Tanner and Steven C. Voorhees meet the requirements of an “audit committee financial expert” as defined by the SEC.

The primary duties and responsibilities of the Audit Committee are to assist the Board of Directors in monitoring: (i) the integrity of the financial statements of the Company; (ii) compliance by the Company with legal and regulatory requirements; (iii) the independent registered public accounting firm’s qualifications and independence; (iv) the Company’s internal controls and procedures; and (v) the performance of the Company’s internal audit function and the Company’s independent auditors.

While the Audit Committee has the duties and responsibilities set forth above and those set forth in its charter, our management is responsible for the internal controls and the financial reporting process, and the independent registered public accounting firm is responsible for performing an integrated audit of our financial statements and of the effectiveness of our internal control over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board and issuing a report thereon.

In the performance of its oversight function, the Audit Committee has performed the duties required by its charter, including meeting and holding discussions with management, the independent registered public accounting firm and the internal auditor, and has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, the Audit Committee discussed with the independent registered public accounting firm its views on fraud risks and how it demonstrates its independence.

The Audit Committee has received the written disclosures and the letters from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board, as currently in effect, regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm its independence with respect to the Company. The Audit Committee also has considered whether the provision of any non-audit services by the independent registered public accounting firm is compatible with maintaining the independence of the auditors.

Based upon a review of the reports by, and discussions with, management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the Report of the Independent Registered Public Accounting Firm, the Audit Committee recommended on February 26, 2024 to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 27, 2024.

Submitted by the Audit Committee of the Truist Board of Directors as of February 26, 2024:

Dallas S. Clement, Chair	Christine Sears
Jennifer S. Banner	Bruce L. Tanner
Patrick C. Graney III	Steven C. Voorhees

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Proposal 3—Advisory Vote to Approve Truist’s Executive

Compensation Program

Proposal 3 asks shareholders to approve our executive compensation program. The Compensation and Human Capital Committee and the Board believe that our executive compensation program, as described in the “Compensation Discussion and Analysis,” reflects a pay-for-performance culture at Truist that is rooted in our values. The Compensation and Human Capital Committee and the Board believe that the executive compensation program is well designed and effective in aligning the interests of the executives with the long-term interests of our shareholders, while minimizing incentives for unnecessary and excessive risk taking. We hold this advisory vote to approve our executive compensation program annually (i.e., our next vote will be in 2025), and our next advisory vote regarding the frequency of these votes will be held at our 2029 annual meeting.

In making a decision on whether to approve our pay practices for our named executive officers, we ask that you consider the description of our executive compensation program provided in the following pages in the “Compensation Discussion and Analysis,” the compensation tables and the accompanying narratives.

The Board strongly supports our executive pay practices and asks shareholders to support our executive compensation program through the following resolution:

“Resolved, that the shareholders approve the compensation paid to Truist’s named executive officers, as described in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosures in the Company’s 2024 Proxy Statement.”

Your vote on this proposal, which is required by Section 14A of the Exchange Act, is “advisory” and will serve as a non-binding recommendation to the Board. The Compensation and Human Capital Committee will seriously consider the outcome of this vote when determining future executive compensation arrangements.

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Compensation Discussion and Analysis

The following Compensation Discussion and Analysis (“CD&A”) discusses how we compensated our named executive officers, which include the Chief Executive Officer (“CEO”), the Chief Financial Officer (“CFO”) and each of the other executive officers named in the 2023 Summary Compensation Table (the “Named Executive Officers” or “NEOs”).

Our CD&A is organized into the following categories:

SECTION	PAGE

Section 1—Executive Compensation Summary: Provides a broad overview of our executive compensation program. Summarizes the objectives, components and key features of our executive compensation program including Base Salary, Annual Incentive Performance (“AIP”) awards, Performance Unit (“PSU”) awards, Long-Term Incentive Plan (“LTIP”) awards and RSUs.	42

Section 2—Executive Compensation Philosophy and Program Elements: Summarizes the objectives and key features of our executive compensation program. This section also provides a review of our compensation philosophy and performance metrics.	48

Section 3—Executive Compensation Program Pay Decisions: Provides detail on pay decisions made with respect to service in 2023 related to each compensation component.	51

Section 4—Executive Compensation Process—Decision Inputs and Roles: Describes the roles that the Compensation and Human Capital Committee, executive officers and our compensation consultant play in determining executive compensation and the associated peer group used for comparative analysis.	59
Section 5—Other Compensation and Benefits Policies and Practices: Sets forth policies that impact compensation decisions, such as our stock ownership guidelines and hedging and pledging restrictions.	62

Section 1—Executive Compensation Summary

NAMED EXECUTIVE OFFICERS

Our NEOs include the CEO, the CFO and our next three most highly-compensated executive officers. This year, our NEOs also include John M. Howard, who served as an executive officer of Truist until February 2023 when Truist announced the Stone Point Transaction. In connection with the Stone Point Transaction, Mr. Howard continued in the role of Chief Executive Officer of TIH, with Truist shifting some of his enterprise-wide responsibilities in order to focus on maximizing the success of TIH. Mr. Howard would have been included as one of our next three most highly compensated executive officers but for the fact that he was not serving in a role designated as an executive officer of Truist as of the end of our last completed fiscal year. Our NEOs for 2023 are identified in the table below. General statements about our NEOs in this CD&A do not include Mr. Howard as he participated in different short and long-term incentive programs in 2023 that were focused primarily on the business of TIH and are described separately from the programs for the other NEOs in the commentary below.

Name	Title	Years of Service at Truist(1)

William H. Rogers, Jr.	Chairman and Chief Executive Officer	43

Michael B. Maguire	Senior Executive Vice President Chief Financial Officer	21

Hugh S. Cummins III	Vice Chair and Chief Operating Officer	18

Clarke R. Starnes III	Vice Chair and Chief Risk Officer	41

Dontá L. Wilson	Senior Executive Vice President and Chief Consumer & Small Business Banking Officer	25
John M. Howard	Chief Executive Officer of TIH	11

(1)  Reflects combined years of service at Truist and either BB&T or SunTrust, as applicable.

LEADERSHIP CHANGES IN 2023

In addition to the transition described above for Mr. Howard, in November 2023, Truist announced the creation of a Chief Operating Officer position, the naming of a new Chief Consumer & Small Business Banking Officer and the hiring of a new Chief Wholesale Banking Officer. Hugh S. “Beau” Cummins III assumed the Chief Operating Officer role on November 14, 2023. His responsibilities in this new role include leading enterprise strategy, transformation, operations and payments, as well as a new governance and controls group. The Compensation and Human Capital Committee (which we refer to in the CD&A as the “Committee”) did not make any adjustments to Mr. Cummins’ compensation arrangements in connection with his new role. Also on November 14, 2023, Dontá L. Wilson was named

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Compensation Discussion and Analysis

Chief Consumer & Small Business Banking Officer. He is responsible for the consumer, premier and small business segments serving clients through mobile and online banking, multiple virtual client service centers and approximately 2,000 community banking branches across the Southeast, Mid-Atlantic and Texas. Mr. Wilson also oversees core deposit and loan products, consumer capital markets, national consumer finance businesses, enterprise marketing, client experience strategy, and digital banking and innovation. The Committee increased Mr. Wilson’s base salary, target annual cash incentive compensation opportunity and target long-term incentive compensation opportunity, all effective as of January 1, 2024, to reflect his new position and expanded responsibilities. In addition, on February 12, 2024, Kristin Lesher joined Truist as the new Chief Wholesale Banking Officer, overseeing corporate and investment banking, commercial banking, commercial real estate, and wealth management businesses.

As part of its ongoing transformation work, in November 2023, Truist also announced the formation of a Truist Operating Council to expand leadership opportunities, facilitate inclusive feedback and break down silos to enable the Company to more effectively pursue its goals.

BUSINESS HIGHLIGHTS

In 2023, Truist navigated significant changes, opportunities and challenges. Headwinds entering the year included high inflation, supply-chain disruptions, interest-rate volatility, and intense competition for deposits. Many of these were later exacerbated by the impacts of the bank failures in the first half of 2023, including higher volatility in market conditions and an even more challenging regulatory environment. Truist responded by sharpening its strategic focus on our core businesses and further streamlining the enterprise.

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Compensation Discussion and Analysis

2023 Financial Performance Highlights*

* Adjusted Diluted EPS and Tangible Book Value Per Share are non-GAAP financial measures. Please see Annex A for a reconciliation from GAAP amounts (Earnings Per Share and Book Value Per Share) to these adjusted amounts. Nonperforming Loans/LHI represents the percentage of nonperforming loans compared to loans held for investment. Tangible Book Value Per Share, the CET1 Ratio and Nonperforming Loans/LHI are presented as of December 31 of the applicable year.

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Compensation Discussion and Analysis

2023 Key Accomplishments In 2023, we continued to live our purpose to inspire and build better lives and communities in countless ways. Some of our purposeful activities included:

•  We sharpened our strategic focus on our core businesses and clients by, for example, (1) shifting our loan mix towards higher-return, core assets; (2) beginning the process of realigning our LightStream platforms with our broader consumer business; (3) selling our $5 billion student loan portfolio at net carrying value; (4) discontinuing certain trading market making activities within our fixed income sales and trading business; and (5) selling a 20% minority stake in TIH to the Investor Group, and in February 2024 announcing a definitive agreement to sell our remaining stake in TIH in a transaction expected to close in the second quarter of 2024, subject to satisfaction or waiver of customary conditions.

•  We intensified our focus on disciplined expense management and began executing on a cost-savings program.

•  In October 2023, we announced changes to the Board, including the retirements of four directors due to reaching our mandatory retirement age and the conclusion of service of four additional directors, all effective as of December 31, 2023, resulting in a Board of 13 directors heading into 2024, 12 of whom are independent. In addition, Christine Sears has indicated a preference not to stand for reelection and will retire from the Board at the Annual Meeting, and our Board is recommending the election of a new director nominee, Laurence Stein, at the Annual Meeting, who will bring valuable experience to the Board in financial services and financial risk management.

•  Truist Community Capital committed nearly $2.1 billion to support more than 15,000 units of affordable housing, helping to create more than 15,000 jobs and serving more than 130,000 people in low and moderate income communities.

•  We highlighted small business owners through our Small Business Community Heroes initiative, which focuses on the small business owners who work tirelessly to serve our neighbors, create jobs, build our communities and help drive our economy.

•  We continued to enhance our client and teammate experiences, by among other things, opening a “T3 Accelerator Lab” in the Innovation & Technology Center at our Charlotte headquarters where we’re redefining the client and teammate experience and putting feedback and ideas to the test in real-world scenarios before rolling them out to clients.

Truist Executive Compensation Program for 2023

The Committee approved an executive-compensation program for 2023 to support the following key goals:

•	Align the interests of our executives with those of our shareholders,

•	Set rigorous goals that motivate and reward our executives to achieve strong company performance,

•	Remain competitive with the market in attracting and retaining top talent,
•	Support our business strategy, culture and values,

•	Use performance metrics with an appropriate balance between short and long-term performance, and absolute and relative performance, and

•	Reduce incentives for unnecessary or excessive risk-taking.

With the completion of the integration phase of the 2019 merger of equals that created Truist, the orientation of the program was shifted by replacing Relative Return on Average Assets with Absolute Pre-Provision Net Revenue (“PPNR”) as a performance metric in the AIP awards program and adjusting the weightings of the financial performance metrics with PPNR and Absolute Earnings Per Share (“EPS”) each accounting for 40% of the overall AIP target. In addition, Return on Average Tangible Common Equity (“ROATCE”) was eliminated as a performance metric for the long-term incentive program, and Truist’s total shareholder return (“TSR”) relative to its peer group was added as a modifier. These changes were designed to (i) increase the focus on profitable growth, (ii) better align the program’s performance metrics with the key performance indicators that drive TSR, and (iii) set a higher performance bar for the vesting and payout of incentive compensation awards to our executives.

In lieu of participating in the AIP, Mr. Howard participated in a short-term incentive for 2023 calculated as follows: 25% based on the same performance criteria applicable to the AIP awards as described below and 75% based on performance metrics relating solely to TIH. In addition, in connection with the Stone Point Transaction, Mr. Howard was granted incentive equity in TIH. Mr. Howard also exchanged his unvested long-term incentive awards in Truist for additional time-vesting profits interests in TIH. The size of the profits interests grant was intended to cover long-term incentive awards for the five-year period following the Stone Point Transaction and was made in lieu of any other long-term incentive compensation grant that Mr. Howard would have otherwise been eligible to receive during this period. The design of the profits interests was developed in collaboration with the Investor Group to align the interests of all TIH equity holders.

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Compensation Discussion and Analysis

Base Salaries – Aligned with organizational roles and market pay

Base salaries provide the foundational component of executive pay and reflect each executive’s position, responsibilities, experience and performance as well as consideration of market pay practices. Following a review of competitive market data provided by our compensation consultant, the Committee approved base salary increases for two of our NEOs.

Annual Incentive Performance Award – Rewards annual performance tied to strategic plan

The AIP award program was developed to motivate and reward financial and strategic performance that defines our success. The program in 2023 included absolute financial performance metrics as well as a qualitative assessment of performance on strategic priorities and other critical factors of our success, as evaluated by the Committee.

The EPS and PPNR metrics and our performance against them include adjustments to Truist’s GAAP net income designed to more appropriately evaluate our core performance. As such, the terms “EPS” and “PPNR” used in this CD&A refer to these as-adjusted values, which differ from those identified in the Financial Performance Highlights above and the Company’s financial reporting disclosures. For additional detail regarding these adjustments, and the calculation of EPS and PPNR, please refer to Annex A.

The strategic priorities component can be earned if threshold performance is met for either EPS or PPNR. While the primary focus of the program for 2023 was growth and profitability consistent with Truist’s strategic plan, the Committee also believed that our annual incentive payouts should be informed by other elements of performance. For instance, sustainability and human capital metrics were added as factors in the qualitative assessment for 2021 and remained factors for 2022 and 2023, reflecting the increased focus on these matters within the Company and their ability to impact Truist’s business performance.

Payouts on EPS and PPNR are not interdependent; each measure is scored independently, and the results are then combined. Truist’s results on EPS and PPNR are subject to a potential modifier (through which up to 15% in the aggregate for both metrics may be added to or subtracted from the initial results) based on the Committee’s evaluation of the Company’s performance relative to peers, market conditions and other factors considered relevant by the Committee. If threshold performance is met for either EPS or PPNR, points awarded by the Committee for performance on the strategic priorities component are then added to the combined EPS and PPNR score.

Long-Term Incentive Program – Rewards future performance aligned with our shareholders

The long-term incentive program is intended to provide a significant portion of executive pay opportunity based on our future performance and value creation for our shareholders. Under this program, 65% of an executive’s long-term incentive opportunity is at risk based purely on our performance (40% as PSU awards that settle in stock and 25% as LTIP awards that generally settle in cash). The remaining 35% of the long-term incentive opportunity is granted as time-based RSUs, which are subject to reduction or forfeiture if there is an aggregate operating loss for the performance period or if a significant negative risk outcome occurs as determined by the Committee.

For the 2023–2025 long-term incentive program, the realized value of the LTIP and PSU awards is based on three-year performance with respect to Truist’s Return on Average Common Equity (“ROACE”) relative to the peer group (weighted at 100%) with a relative TSR modifier that will increase the payout by 20 percentage points if the Company’s TSR is in the top quartile of the peer group for the performance period and reduce the payout by 20 percentage points if the Company’s TSR is in the bottom quartile of the peer group for the performance period. An absolute minimum level of ROACE must be achieved (≥7%) before any of the PSU and LTIP awards will vest.

These metrics were designed to motivate strong profitability that ultimately drives favorable shareholder returns and incentivize robust yields on capital deployed towards mergers and acquisitions. The Committee has discretion to settle the LTIP awards in equity, cash or both. Historically, the Committee has settled the LTIP in cash because of the significant proportion of the NEOs’ long-term incentive compensation that is settled in equity and in light of the substantial Truist common stock holdings of most of our NEOs.

The ROACE and ROATCE metrics (for awards granted prior to 2023) and our performance against them include adjustments to Truist’s GAAP net income. As such, the terms “ROACE” and “ROATCE” used in this CD&A refer to these as-adjusted values, which differ from those disclosed for financial reporting purposes. For additional detail regarding these adjustments and the calculation of ROACE and ROATCE, please refer to Annex A.

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Compensation Discussion and Analysis

Sound Compensation and Governance Practices

The Committee believes the Truist executive compensation program incorporates strong pay and governance practices that reinforce our purpose, support sound risk management and align with our shareholders:

What We Do
✓	Pay for Performance: Approximately 92% of CEO and approximately 87% of other NEOs’ total target compensation is based on Truist’s performance.

✓

Incorporate Multiple Performance Metrics: We consider multiple quantitative and qualitative factors in measuring performance of Truist and our NEOs (including for 2023 EPS, PPNR, ROACE and strategic priorities), and we incorporate both absolute and relative performance goals into our incentive plans.

✓	Tie Long-Term Incentives to Performance: 65% of our long-term incentives include robust performance criteria and the remainder are subject to forfeiture in specified circumstances.

✓

Compensation Decisions Reflect Peer Group Pay Levels and Practices: In making compensation decisions, we review market data from our peers as well as other financial services firms with whom we compete.

✓

Seek Shareholder Feedback: We conduct an annual say-on-pay vote, have a formal shareholder engagement program, and last year, approximately 93% of the votes cast at our annual shareholders meeting supported the executive compensation for our NEOs.

✓	Require Stock Ownership: We maintain rigorous stock ownership requirements for our executive officers and directors.
✓	Prohibit Hedging: Executive officers and directors are prohibited from hedging or speculative trading in shares of Truist stock.

✓	Prohibit Pledging: Executive officers and directors are prohibited from pledging shares of Truist stock.
✓	Utilize Tally Sheets and Risk Scorecard: Our Committee annually reviews tally sheets and a risk scorecard for our executives.

✓	Retain a Compensation Consultant: We engage a compensation consultant who reports directly to the Committee.
✓	Provide a Broad-Based Pension Plan: We provide a broad-based pension plan for eligible teammates, and our NEOs participate in our pension plan on the same basis as other similarly situated teammates.

✓	Discourage Unnecessary Risk Taking: Our Committee can adjust payouts or require the forfeiture of unvested awards for negative risk outcomes.
✓

Clawback Provisions: The Truist Financial Corporation 2022 Incentive Plan (“2022 Incentive Plan”) and award agreements contain broad language regarding clawbacks and make all awards granted thereunder subject to recoupment, forfeiture or reduction to the extent determined by the Committee as necessary to comply with applicable law or Truist’s policies. Our award agreements also allow the Committee to adjust the terms and conditions of the awards in recognition of certain events, including material restatement of our financial statements, to prevent dilution or enlargement of benefits intended to be made under the applicable plan.

What We Don’t Do
✗	No Guaranteed Incentive Payouts: We don’t provide absolute or guaranteed incentive payouts regardless of performance.

✗	No Stock Options: We don’t award options to acquire shares of the Company’s stock.
✗	Don’t Reprice Options: We don’t reprice any legacy stock options that remain outstanding.

✗	Don’t Provide Excise Tax Gross-Ups: We don’t gross-up payments for excise taxes.
✗

Don’t Provide Excessive Perquisites: We generally don’t offer perquisites for NEOs, such as personal club memberships, corporate housing or automobile allowances, other than perquisites offered in limited circumstances that aid our executives in their well being and effectiveness and in Truist’s business endeavors.

✗	No Employment Agreements: We generally don’t enter into employment agreements with our NEOs.

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Compensation Discussion and Analysis

Section 2—Executive Compensation Philosophy and Program Elements

Compensation Philosophy

Our executive compensation program emphasizes long-term, performance-based compensation and is centered on the following key tenets:

•	Compensation and reward systems are designed to reward performance, to support and drive the achievement of our strategic objectives and to produce positive business results over the longer term;

•

Total compensation is based on achievement of both short- and long-term performance goals, with an emphasis on aligning long-term Company performance with shareholder interests by providing a significant percentage of compensation in equity;

•	Our executive compensation program is designed to promote balance between absolute and relative performance metrics and discourage imprudent risk taking;
•

Total compensation opportunities are established relative to organizations with which we compete for both talent and shareholder investment and at levels that enable us to attract and retain executives who are critical to our long-term success;

•	Executive officers must meet significant stock ownership requirements to align their interests more closely with those of our shareholders; and

•	Compensation is compatible with effective controls and risk management and is supported by strong corporate governance.

Our 2023 executive compensation program was designed to align with our values and the following goals:

•	Create a strong alignment of the interests of shareholders, teammates and the Company;

•	Tie the majority of executive compensation paid to the Company’s performance;

•	Reward and retain high-performing teammates;
•	Pay competitively across salary grades and geographies;

•	Support our business strategy, culture and values; and

•

Provide compensation opportunities that are based on an appropriate balance between short and long-term performance, and absolute and relative performance against peers and that reduce incentives for unnecessary or excessive risk taking.

The Committee considers feedback from shareholders received during Truist’s annual shareholder engagement outreach and the results of the shareholder advisory “say-on-pay” vote in its oversight of Truist’s executive compensation program. In 2023, the executive compensation for our NEOs received support from approximately 93% of the votes cast at the annual shareholders meeting.

2023 Pay Program Mix

A significant majority of executive pay is performance-based. Approximately 92% of our CEO’s target pay is based on the Company’s performance and approximately 68% is based on the Company’s long-term performance. The following charts illustrate the target annual compensation for our CEO, Mr. Rogers, and the average target annual compensation for Messrs. Cummins, Maguire, Starnes and Wilson based on the compensation structure in place for these officers as of December 31, 2023. Such compensation consists of base salary and target levels of AIP, PSU, LTIP and RSU awards. The charts also show the large percentage of our NEO compensation that is variable and performance-based.

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Compensation Discussion and Analysis

PERFORMANCE-BASED COMPONENTS

2023 Annual Incentive Performance Award

Performance Metrics

Absolute EPS (40%)

Absolute PPNR (40%)

Strategic Priorities Assessment (20%)

Potential modifier of up to 15% in the aggregate based on the Committee’s evaluation of Company performance relative to peers, market conditions and other factors

2023-2025 Long-Term Incentive Program

Performance Metrics

PSU and LTIP Awards

Relative ROACE (100%)

TSR Modifier

PSU, LTIP and RSU Awards

Subject to reduction or forfeiture in the event of an annual operating loss or a significant negative risk outcome as determined by the Committee

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Compensation Discussion and Analysis

2023 Executive Compensation Program Elements

Our executive compensation program is heavily performance-based, with base salary representing the only fixed element. Below are the four primary components of the program:

2023 Compensation Structure

	Base Salary	Annual Incentive Performance Award	PSU and LTIP Awards	RSU Awards

Purpose	Reflects scope of leadership responsibilities, years of experience, performance, skills, knowledge and market competitiveness	Cash incentive rewarding annual corporate and individual performance	Long-term incentives designed to reward achievement of superior relative three-year ROACE	Long-term incentives linked to sustainable appreciation of Truist’s stock price

Performance Period	—	1 Year (January 1, 2023- December 31, 2023)	3 Years (January 1, 2023- December 31, 2025)	—

Key Features	Fixed cash compensation

Payments based on:

•  EPS
(Weighted at 40%)

•  PPNR
(weighted at 40%)

•  Strategic Priorities (weighted at 20%), provided that threshold performance is met on either the EPS or PPNR component

•  Potential modifier of up to 15% in the aggregate based on the Committee’s evaluation of Company performance relative to peers, market conditions and other factors

Payments based on:

•  ROACE performance relative to peer group with a TSR modifier

•  Truist must first meet or exceed an absolute performance goal of an average ROACE of
≥ 7% for the performance period.

•  Unvested award subject to reduction or forfeiture in the event of an annual operating loss or a significant negative risk outcome

•  Vest in 1/3 increments each March 15, beginning on the March 15 following the second anniversary of the grant date

•  Unvested award subject to reduction or forfeiture in the event of an annual operating loss or a significant negative risk outcome

Payout	—	0% to 200% of target	0% to 150% of target	—

The Committee also considers whether our executive compensation program is consistent with the safety and soundness of the Company and discourages unnecessary or excessive risk taking. The Committee utilizes an executive risk scorecard through which compensation may be adjusted, if necessary, for risk balancing purposes. See our disclosure under “Executive Risk Scorecard/Risk Adjustments” within this CD&A.

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Compensation Discussion and Analysis

Section 3—Executive Compensation Program Pay Decisions

Base Salary

Program Summary

The Committee believes the base salary for each of our NEOs should properly reflect the scope of their leadership responsibilities, experience, performance, skills and contributions. The Committee approved the base salaries for our NEOs taking into account base salaries for similar roles at peer institutions.

Pay Decisions

Base salaries for 2023 for each of our NEOs were set at the levels in the table below. In 2023, Mr. Wilson received a merit increase to his base salary, effective as of March 1, 2023, and Mr. Howard’s base salary was increased, effective as of February 15, 2023, due to the realignment of his role as the Chief Executive Officer of TIH in connection with the Stone Point Transaction. The salaries of the other NEOs did not change.

Name	Base Salary ($)
William H. Rogers, Jr.	1,200,000
Michael B. Maguire	700,000
Hugh S. Cummins III	800,000
Clarke R. Starnes III	760,000
Dontá L. Wilson	695,833
John M. Howard	975,758

Annual Incentive Performance Awards

Program Summary

The AIP award program was approved by the Committee based on its review of market and best practices. The AIP award is a cash incentive that, for 2023, rewarded financial performance (measured by EPS and PPNR) as well as the execution of strategic priorities based on the following weightings:

While payouts based upon the EPS component and the PPNR component are independent from one another, a payout under the strategic priorities component requires the Company to meet threshold performance on either the EPS component or the PPNR component. Payouts under each component of our AIP award program can range from 0% to 200% of the target award opportunity. EPS and PPNR results between “Threshold”, “Target” and “Maximum” goals are subject to linear interpolation. Truist’s results on EPS and PPNR are subject to a potential modifier (through which up to 15% in the aggregate for both metrics may be added to or subtracted from the initial results) based on the Committee’s evaluation of the Company’s performance relative to peers, market conditions and other factors considered relevant by the Committee.

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Compensation Discussion and Analysis

Each of our NEOs has a target award opportunity for the annual incentive expressed as a percentage of base salary, which represents the amount of AIP award received if the executive achieves all of the goals approved by the Committee at the target level of performance. These targets were developed based in part on competitive benchmarking of market practices. The table below summarizes the target AIP award opportunities and AIP awards actually paid for 2023 as a percentage of base salary for the NEOs.

2023 Annual Incentive Performance Award

Name	AIP Award Opportunity (as % of base salary)	Actual AIP Award Received (as % of base salary) for 2023
William H. Rogers, Jr.	300	120
Michael B. Maguire	180	90
Hugh S. Cummins III	285	128
Clarke R. Starnes III	215	65
Dontá L. Wilson	190	96

Pay Decisions

In calculating the results for EPS and PPNR, the Committee considered whether adjustments to the financial results were warranted due to unexpected macroeconomic and other factors and determined, after its analysis, that adjustments to the EPS and PPNR components were necessary for 2023 to capture the Company’s core performance more appropriately. As a result, unlike last year when the Committee made some adjustments that decreased net income, the Committee increased net income to account for these unusual economic conditions, including net interest income impacts, such as deposit cost increases beyond expected levels, deposit disintermediation primarily on account of continued quantitative tightening by the Federal Reserve and a significant unplanned shift in deposit mix from noninterest bearing to interest bearing deposits, and credit factors, such as higher than expected increases in loan loss reserves in comparison to the Company’s financial plan primarily driven by consideration of inflation and refinancing risk in a rising interest rate environment in the wholesale portfolios. The Committee also increased net income to remove the impact of the FDIC special assessment and goodwill impairment charges recognized in the fourth quarter of 2023, as well as the merger-related and restructuring charges incurred for the year. Please see Annex A for a further discussion of the adjustments to EPS and PPNR.

Determination of EPS and PPNR Performance

Absolute EPS (40% of Award Opportunity)

•	Target is set based on internal performance goals, with a maximum goal for 2023 set at approximately 7.5% above the target, and a threshold goal for 2023 set at approximately 10% below the target.

Payout Target and % of Target Award Opportunity
Threshold	Target	Maximum	Actual*

$4.61	$5.12	$5.50	$4.76
25%	100%	200%	47.76%

Absolute PPNR (40% of Award Opportunity)

•	Target is set based on internal performance goals, with a maximum goal for 2023 set at approximately 5% above the target, and a threshold goal set at approximately 5% below the target.

Payout Target and % of Target Award Opportunity
Threshold	Target	Maximum	Actual*

$10.794 billion	$11.362 billion	$11.930 billion	10.539 billion
25%	100%	200%	0%

* The EPS and PPNR performance presented include adjustments to Truist’s GAAP net income by the Committee for purposes of this performance calculation. For additional detail regarding these adjustments, please refer to Annex A.

Strategic Priorities Component

The strategic priorities component of the AIP award is weighted at 20% and reflects an array of pre-defined strategic initiatives approved by the Committee early in 2023 at the same time as financial goals were established. The categories of strategic priorities for 2023 consisted of:

•	Purpose, Teammate Engagement and DEI, including goals related to talent management and community service;

•	Risk Execution, consisting of performance against a risk execution plan;

•	ESG, including goals related to ESG ratings and rankings and climate-related items;

•	Client Experience/Integrated Relationship Management, including goals related to integrated relationship management revenue and client satisfaction scores; and

•

Other Strategic Priorities, including goals related to launching the Small Business Banking Heroes cohort and digitizing the business through “T3,” a blending of technology and touch to build trust with Truist’s clients.

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Compensation Discussion and Analysis

In addition to the categories of strategic priorities, risk management served as a stand-alone balancing mechanism of overall performance for the strategic priorities component, including an evaluation of line of business and risk management organization specific actions to drive a strong risk culture and deliver positive risk outcomes.

Because threshold performance was met on the EPS component of the AIP award performance metrics, an assessment of the strategic priorities component was relevant for 2023 AIP awards. Based on its assessment of Truist’s results, the Committee determined that the strategic priorities component was earned at 100% of its target amount. In making this decision, the Committee recognized the launch of multiple initiatives to enhance the teammate experience, continued growth and progress in the areas of ESG reporting, progress on goals for integrated relationship management, including surpassing an internal goal on number of clients helped, the successful launch of the Small Business Community Heroes initiative and the achievement of the business lifecycle advisory goal, but also determined that there were opportunities for improvement in several areas, including client experience and teammate engagement results, some aspects of risk management, and advancement on digitizing the business.

Overall Payouts

After making the adjustments to the financial results as described above and assessing performance based on the strategic priorities component, the Committee approved initial funding of AIP awards at 39.11% of target for each NEO. The Committee then assessed whether it was appropriate to utilize the potential modifier through which up to 15% in the aggregate for both financial performance metrics may be added to or subtracted from the initial results. The Committee considered management’s actions in navigating the challenging 2023 conditions, including bank failures and a macroeconomic environment that differed from the assumptions used in determining the EPS and PPNR targets, and applied the modifier to set the final funding of awards at 50% of target. Finally, the Committee analyzed individual NEO performance against their goals for 2023 and risk management and made adjustments to the awards for Messrs. Rogers, Cummins and Starnes. In summary, the AIP award payments to our NEOs for 2023 were as follows:

	Target Amount	Funded Award	Actual Award
William H. Rogers, Jr.	$3,600,000	$1,800,000	$1,440,000
Michael B. Maguire	$1,260,000	$ 630,000	$ 630,000
Hugh S. Cummins III	$2,280,000	$1,140,000	$1,026,000
Clarke R. Starnes III	$1,634,000	$ 817,000	$ 490,200
Dontá L. Wilson	$1,330,000	$ 665,000	$ 665,000

Mr. Howard’s Short-Term Incentive

In lieu of participating in the AIP, Mr. Howard participated in a short-term incentive for 2023 calculated as follows: 25% based on the same performance criteria applicable to the AIP awards as described above and 75% based on performance metrics relating solely to TIH. The performance metrics relating solely to TIH included financial performance as well as a qualitative assessment of performance on strategic priorities of TIH, including the TIH independence readiness initiative and Mr. Howard’s overall leadership of the business. The TIH financial performance metrics consisted of pro forma total revenue growth, organic commission and fee revenue growth rate and pro forma adjusted EBIDTA margin. Based on an evaluation of these factors, Mr. Howard earned an overall cash award of $1,848,510 compared to a target award of $2,300,000 (230% of base salary).

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Compensation Discussion and Analysis

Long-Term Incentive Awards

Program Summary

Our long-term incentive program provides compensation awarded under the 2022 Incentive Plan, which was approved by our shareholders at our 2022 annual meeting and governs awards granted after that time. Our NEOs have a target award opportunity (defined as a percentage of base salary) which represents the amount of award realized if we achieve the target performance goals approved by the Committee. The table below summarizes the award opportunities under our 2023–2025 long-term incentive program for the listed NEOs at target level of performance.

2023 Long-Term Target Award

Name	Long-Term Incentive Targets (% of base salary)
William H. Rogers, Jr.	850
Michael B. Maguire	380
Hugh S. Cummins III	615
Clarke R. Starnes III	450
Dontá L. Wilson	400

For 2023, long-term incentive awards for our NEOs were composed of the following:

PSUs 40% of Long-Term Incentive	LTIP Awards 25% of Long-Term Incentive	RSUs 35% of Long-Term Incentives

65% of long-term incentives based on 3-Year Relative ROACE Performance Results		Vesting in 1/3 Increments Over 4-Year Period
All awards subject to reduction or forfeiture if there is an operating loss or significant negative risk outcome as determined by the Committee.

PERFORMANCE SHARE UNITS AND LTIP AWARDS

Nearly two-thirds (65%) of our long-term incentives granted to our NEOs consist of performance-based PSUs and LTIP awards. For 2023, these awards utilized the same metrics linking payouts to relative three-year ROACE performance with a TSR modifier. The Committee chose ROACE as the performance measure for the long-term incentive awards based on the belief that this metric is highly correlated to positive TSR and provides an incentive to earn strong returns on the capital deployed towards mergers and acquisitions (which often result in an increase in goodwill and intangibles). The long-term performance results presented in this proxy statement include adjustments to Truist’s GAAP net income. For additional detail regarding these adjustments, please refer to Annex A.

The performance goals and payout ranges are established at the beginning of the cycle (i.e., early 2023 for the 2023-2025 performance period). LTIP awards have historically been settled in cash, but at the discretion of the Committee, may be settled in shares of Truist common stock, cash or both. Dividends are not accrued or paid on PSUs and LTIP awards during their vesting periods.

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Compensation Discussion and Analysis

Pay Decisions

For 2023, the Committee granted PSUs and LTIP awards to our NEOs with the following features:

2023-2025 PSU and LTIP Awards (Granted in 2023 and Vest/Settle in 2026)

Performance Period

Three years

Vesting Requirements and Forfeiture Provisions

Three-year cliff vesting through March 15, 2026, with 100% of the award being subject to reduction or forfeiture if there is an aggregate operating loss for the performance period or if a significant negative risk outcome occurs as determined by the Committee.

Performance Metric

If the absolute performance goal of an average ROACE of 7% or more for the performance period is achieved, the award payout for the performance period will then be determined based upon Truist’s ROACE relative to the peer group ROACE. Payouts will be linearly interpolated for achievement between threshold, target and maximum goals. Payout of these awards will be determined by the Committee in early 2026, based on the payout percentage for ROACE indicated below.

Level	ROACE percentile performance relative to peer group	Payout percent of target

Below Threshold	Below 25th percentile	0%

Threshold	25th percentile	50%

Target	50th percentile	100%
Maximum	75th or greater	150%

TSR Modifier

Payouts are subject to a potential modifier based on our TSR, as illustrated below:

Percentile Performance of Truist TSR Relative to Peer Group TSR	Percent Point Increase or Reduction in Payout

< 25th	20 percentage point reduction

≥ 25th < 75th	No adjustment

≥ 75th	20 percentage point increase*

*Subject to overall payout cap of 150% of the target amount of PSUs.

Dividend Treatment

Dividends are not paid on unvested PSU and LTIP Awards

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Compensation Discussion and Analysis

2021-2023 PSU and LTIP Awards (Granted in 2021 and Vested/Settled in March 2024)

Vesting Requirements and Forfeiture Provisions

Three-year cliff vesting, with 100% of the award being subject to reduction or forfeiture if there is an aggregate operating loss for the performance period or if a significant negative risk outcome occurs as determined by the Committee.

Performance Metrics

If the absolute performance goal of an average ROATCE of 7% or more for the performance period is achieved, the award payout for the performance period will then be determined based on (1) Truist ROATCE relative to the peer group ROATCE, and (2) Truist ROACE relative to the peer group ROACE. Each metric will be scored independently, then weighted and added together. Payouts will be linearly interpolated for achievement between threshold, target and maximum goals.

Level	Each of ROACE and ROATCE percentile performance relative to peer group	Payout percent of target (for each metric)

Below Threshold	Below 25th percentile	0%

Threshold	25th percentile	25%

Target	50th percentile	50%
Maximum	75th or greater	75%

Payout

Payouts for the 2021-2023 PSU and LTIP awards were as follows:

50% Relative ROATCE Performance and Percentile (2021-2023)	Payout as % of Target	50% Relative ROACE Performance and Percentile (2021-2023)	Payout as % of Target	Actual Payout Percentage
22.6% or the 98th percentile	75	10.7% or the 19th percentile	0	75%

The Committee determined that the performance criteria for these awards were achieved at the levels shown in the table above and the awards vested in March 2024 at 75% of their target amounts. The Committee believes that with the significant proportion of the NEOs’ long-term incentive compensation that is settled in equity, including the vesting of the PSUs from these awards, and in light of the substantial Truist common stock holdings of most of our NEOs, it was appropriate to settle the 2021-2023 LTIP awards in cash.

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Compensation Discussion and Analysis

RESTRICTED STOCK UNITS (RSUs)

RSUs complement other elements in our long-term incentive program and are linked to the sustainable appreciation of our stock price.

Pay Decisions

For 2023, the Committee granted RSUs with the following features:

2023 RSU Awards

Vesting Period

The RSUs vest in 1/3 increments over 4 years for all NEOs beginning on March 15 following the second anniversary of the grant date.

Vesting Requirements and Forfeiture Provisions

The 2023 RSUs are subject to reduction or forfeiture if Truist has incurred an annual operating loss for the year or the Committee determines that there has been a significant negative risk outcome as a result of a corporate or individual action.

Dividend Treatment

Dividends are not paid on unvested RSUs.

Mr. Howard’s Profits Interests in TIH

In connection with negotiating the Stone Point Transaction to sell a minority equity stake in TIH, Truist worked in collaboration with the Investor Group to develop a compensation program that would align TIH executives with the interests of all TIH equity holders. Based on these discussions, Mr. Howard was granted incentive equity awards in TIH in the form of both time-vesting and event-vesting profits interests (50% of each) with an aggregate Black-Scholes value of approximately $17,500,000. The size of the grant was intended to cover long-term incentive awards for a five-year period following the Stone Point Transaction and was made in lieu of any other long-term incentive compensation grant that Mr. Howard would have otherwise been eligible to receive during that period. The awards were granted in two installments, with the first grant in June 2023 and the second in December 2023 based on a final valuation. The TIH profits interests will only provide value to Mr. Howard based on any increase in the value of TIH over the value of TIH as of the date that the profits interests were granted (taking into account the investment by the Investor Group). If the value of TIH does not increase, then Mr. Howard will receive no value from the profits interests in TIH. The time-vesting profits interests will vest (subject to continued employment) ratably in four equal annual installments (25% each) on each of the first four anniversaries of April 4, 2023, the date that the Stone Point Transaction closed. For the time-vesting profits interests, there is no right to accelerated vesting on a change in control, initial public offering or spin-off. The vesting of the event-vesting profits interests will occur on a change in control of TIH or within a specified period of time following an initial public offering or spin-off of TIH (the time period between an initial public offering or spin-off of TIH and the vesting of such interests is referred to herein as the “post-event vesting period”). In addition, Mr. Howard must remain employed through the consummation of the applicable event or vesting date in order for the event-vesting profits interests to vest.

Mr. Howard also exchanged his unvested long-term incentive awards in Truist for additional time-vesting profits interests in TIH. The Committee reviewed Mr. Howard’s unvested long-term incentive awards in Truist and concluded that the Truist grants should be replaced with profits interests issued by TIH because of Mr. Howard’s shift in responsibilities after the Stone Point Transaction in order to align his interests more closely with those of TIH’s shareholders, including Truist. The Truist grants were converted based on their outstanding value as of the date of the closing of the Stone Point Transaction and were adjusted into time-vesting TIH profits interests. These time-vesting profits interests vest pro rata over the same four-year period as described above. As with the incentive award described above, the profits interests granted in exchange for the outstanding Truist awards were made in two installments in May and December of 2023 to ensure alignment with the final valuation of the awards.

Limited Perquisites

Our NEOs receive limited perquisites and other personal benefits that the Committee believes are reasonable and consistent with our overall executive compensation program. Such perquisites may include residential security services, executive physical wellness examinations, occasional use of sports tickets, spousal participation in certain corporate events and limited personal use of the company aircraft and driver. Our NEOs do not receive the following perquisites: corporate housing, personal club memberships or automobile allowances.

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Compensation Discussion and Analysis

Teammate Benefits

PENSION PLAN

•

We provide the Truist Financial Corporation Pension Plan, a tax-qualified defined benefit retirement plan for eligible teammates (the “Pension Plan”). We are among the few remaining companies that offer a traditional pension plan for our teammates. This is a benefit that we believe provides a competitive advantage for attracting and retaining talent.

•

We also provide the Truist Financial Corporation Non-Qualified Defined Benefit Plan (the “Non-Qualified Defined Benefit Plan”) to augment the benefits payable under the Pension Plan to the extent that such benefits are curtailed by application of certain tax limitations. The Committee believes that the benefits provided by the Non-Qualified Defined Benefit Plan enable us to maximize the retention benefits of the Pension Plan.

•	The Pension Plan and the Non-Qualified Defined Benefit Plan are broad-based benefits, and the NEOs participate in both plans on the same basis as other similarly situated teammates.

•

The Pension Plan and the Non-Qualified Defined Benefit Plan provide retirement benefits based on length of service and cash compensation level prior to retirement with benefits generally increasing substantially as a participant approaches retirement.

•	We believe the retirement benefits provided by the Pension Plan are meaningful to all teammates, but especially to those who have devoted substantial service to Truist.

Moreover, we view the Pension Plan and the Non-Qualified Defined Benefit Plan as important retention tools for the NEOs and other highly compensated teammates. These retirement benefits could not easily be replicated upon the teammate’s departure from Truist prior to retirement. The Committee believes that while the overall retirement benefits provided to the NEOs are reasonable relative to those provided by its peer group, the Pension Plan and Non-Qualified Defined Benefit Plan provide us with a competitive advantage in attracting and retaining talent in light of the high number of companies that have frozen or abandoned traditional pension plans.

BENEFIT PLANS

During 2023, we maintained various teammate benefit plans that constitute a portion of the total compensation package available to the NEOs and all eligible teammates of Truist. These plans consist of the following:

•

the Truist Financial Corporation 401(k) Savings Plan, which in 2023 permitted teammates to contribute up to 50% of their cash compensation, on a tax-deferred, or after-tax basis, within certain IRS compensation deferral amount limits applicable to tax-qualified retirement plans, with Truist matching deferrals up to 6%* of their compensation;

•

the Truist Financial Corporation Non-Qualified Defined Contribution Plan, which is designed to augment the benefits under the Truist Financial Corporation 401(k) Savings Plan to the extent such benefits are curtailed by the application of certain limits imposed by the Internal Revenue Code (during 2023, eligible participants in the Non-Qualified Defined Contribution Plan were permitted to defer up to 50% of their cash compensation with certain participants eligible to receive a matching contribution of up to 6% of their compensation);

•	a medical plan that provides coverage for all eligible teammates;

•

disability insurance which, in the event of disability, pays a teammate 50% of his or her monthly compensation, subject to a cap of $35,000 per month; however, if the coverage percentage exceeds the monthly cap, we provide supplemental payments to executive officers to bring the monthly payment up to the percentage coverage level; and

•	certain other teammate benefits (such as sick leave, vacation, dental and vision coverage, etc.).

*

Effective January 1, 2024, the matching contribution was reduced to 4%. In addition, Truist added a discretionary matching contribution paid to 401(k) Savings Plan participants based on Truist’s achievement of certain financial goals.

The teammate benefits for the NEOs discussed in this subsection are determined by the same criteria applicable to all of our teammates. In general, benefits are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death, and to provide a reasonable level of retirement income based on years of service with Truist. These benefits are part of the strong value proposition we offer our teammates in furtherance of our purpose and help keep us competitive in attracting and retaining teammates. We believe that our teammate benefits are generally on par with benefits provided by our peer group and consistent with industry standards.

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Compensation Discussion and Analysis

Section 4—Executive Compensation Process—Decision Inputs and Roles

Decision Making Calendar

2023 EXECUTIVE COMPENSATION PROCESS – COMPENSATION AND HUMAN CAPITAL COMMITTEE

First Quarter

•  Review executive risk scorecard for the prior year

•  Receive reports from the Chief Audit Officer regarding risk management and internal control effectiveness

•  Approve financial results and adjustments for incentive plans

•  Determine payments/vesting for incentive plans with performance periods completed the prior year (AIP, LTIP, PSUs and RSUs)

•  Approve peer group for the current year

•  Set company financial targets and performance measures for the current year to determine AIP awards, LTIP and PSUs

•  Set executive officer compensation for current year – base salary, short-term and long-term incentive targets

•  Review tally sheets

Second Quarter	• Review projected financial results with proposed adjustments for incentive plans
Third Quarter

•  Conduct a mid-year review of current executive risk scorecard

•  Review projected financial results with proposed adjustments for incentive plans

•  Review of executive officer compensation with the Committee’s compensation consultant, Meridian Compensation Partners, LLC (“Meridian”)

Fourth Quarter	• Review projected financial results with proposed adjustments for incentive plans • Conduct annual review of director compensation

Peer Group and Competitive Analyses

The Committee uses a peer group to perform competitive assessments of executive compensation as well as to measure performance under our short- and long-term incentive plans. The Committee approves a group of publicly-traded banks or financial services holding companies each year to serve as the peer group. The Committee selected a peer group in 2020 and has re-evaluated that peer group on an annual basis since that time.

In evaluating the peer group, the Committee considers a number of factors, including industry and business mix, regulatory oversight, assets, revenues and market capitalization. The Committee believes it is important for the peer group to focus on other banks for performance comparisons and as our primary market for executive talent. However, the Committee recognizes that there are currently only two regional banks similar to our size (i.e., within one-half to two times our assets and revenues). To create a reasonable sample size for both pay and performance comparisons, the Committee has determined that it is appropriate to include additional companies that provide a balance of larger and smaller banks. Based on its comprehensive review, the Committee approved maintaining the peer group consisting of the following 10 companies. Given the wide range in sizes among the peer banks, the Committee uses its judgment in evaluating pay levels relative to the market data and does not target pay at a specific percentile of peers.

TRUIST 2023 PEER GROUP
Company Name	Assets ($ in billions)*	Market Capitalization ($ in billions)*
JPMorgan Chase (NYSE: JPM)	$3,875	$492
Bank of America (NYSE: BAC)	$3,180	$266
Wells Fargo (NYSE: WFC)	$1,932	$179
U.S. Bancorp (NYSE: USB)	$ 663	$ 67
PNC Financial (NYSE: PNC)	$ 562	$ 62
Truist Financial Corporation (NYSE: TFC)	$ 535	$ 49
Citizens Financial (NYSE: CFG)	$ 222	$ 15
Fifth Third (NASDAQ: FITB)	$ 215	$ 23
M&T (NYSE: MTB)	$ 208	$ 23
Key Corp (NYSE: KEY)	$ 188	$ 13
Regions (NYSE: RF)	$ 152	$ 18
Truist Financial Corporation percentile ranking	50%	50%

* Data sourced from S&P Global Market Intelligence as of December 31, 2023.

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Compensation Discussion and Analysis

The compensation structure for the NEOs emphasizes variable pay based on performance. We generally compare each element of compensation as well as total compensation relative to the peer group. In establishing target pay opportunities, the Committee reviews market data from our peers as well as other financial services firms. The Committee establishes pay levels for each executive that are appropriate based on market data as well as other critical factors, including each executive’s specific role, performance, experience, expertise, internal pay comparisons and relative responsibilities of the NEOs.

In addition to the external peer group analysis, the Committee also reviews detailed tally sheets for each executive and compares the total compensation for each executive officer relative to one another. This practice is consistent with our compensation philosophy of rewarding our teammates based upon their level of responsibility within the Company.

Regulatory Considerations in Setting Compensation

Banking regulators have provided input on and influenced the compensation practices and incentive compensation structures at the largest financial institutions in the United States, focusing on the risks intrinsic to the design and implementation of compensation plans as well as the reasonableness of each element of compensation. Regulatory guidance is considered in the design and implementation of our executive compensation programs. The Committee continues to assess our pay practices to balance risks and meet stakeholder expectations with our commitment to link NEO pay to our performance while maintaining executive compensation programs that are market competitive and shareholder aligned.

Role of Compensation and Human Capital Committee

The Committee administers Truist’s compensation program for NEOs in a manner consistent with our Purpose, Mission and Values. The Committee’s authority and responsibilities are set forth in its charter and include but are not limited to:

•	reviewing and approving the compensation for the CEO and the remaining NEOs and executive officers;

•	selecting and approving the performance metrics and goals for the executive compensation program and evaluating performance at the end of each performance period;

•	approving award opportunities for our AIP awards, PSUs, RSUs and LTIP awards;

•	reviewing the executive risk scorecard for executive officers;

•	conducting an annual review of director compensation; and

•

having the authority to delegate to its Chair, to a subcommittee of at least three Committee members or to management such power and authority as the Committee deems to be appropriate, except such powers and authorities required by law or regulation to be exercised by the whole Committee.

In making compensation decisions, the Committee uses several resources and tools, including the services of the Committee’s compensation consultant, Meridian. The Committee also considers summary analyses of total compensation delineating each compensation element (“tally sheets”), an executive risk scorecard provided by our Chief Risk Officer, competitive benchmarking, a review of the Company’s internal control effectiveness and other analyses.

PERFORMANCE ADJUSTMENTS

The Committee retains discretion to make adjustments to our performance, as well as the reported results from members of our peer group, for purposes of making performance-based compensation awards.

•

Throughout the year, the Committee reviews projected results and items for possible adjustment. At the beginning of each year, the Committee receives final performance information for the prior year, and historically has made adjustments to our reported results (e.g., net income) so that the applicable compensatory plans fairly compensate participants for core Truist performance.

•	The Committee may also make adjustments to the reported performance of peer group members for awards that measure our performance relative to the peer group.

•	A reconciliation of adjustments that the Committee made for the purposes of certifying 2023 performance is included in Annex A to this proxy statement.

Unless otherwise indicated, discussions of 2023 performance for compensation purposes in this proxy statement include these adjustments made by the Committee.

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Compensation Discussion and Analysis

Role of Management in Compensation Decisions

The Committee periodically receives reports from our Chief Audit Officer, the head of our internal audit function, regarding our internal controls. The Committee also receives reports from our Chief Risk Officer on our Executive Risk Outcomes Assessment for the Company and individual executives. The purpose of these reports and review is to allow the Committee to evaluate our current risk environment and internal control positions relevant to incentive compensation, and to take these issues into consideration when determining incentive compensation.

The CEO is also involved in compensation determinations for executive officers, other than himself, including compensation for each of the other NEOs, and makes recommendations to the Committee on base salary and the other compensation elements. We believe that the CEO is in the best position to assess the performance of the other executive officers, and accordingly, he plays an important role in the compensation setting process for executive officers. Ultimately, however, decisions about individual compensation elements and total compensation of all executive officers are made by the Committee, based primarily on the executive officer’s performance and our overall performance, with consideration of the business environment in which the results were achieved. In addition, the Risk Committee provides input with respect to and approves the compensation of the Chief Risk Officer, and the Audit Committee provides input with respect to and approves the compensation of the Chief Audit Officer.

Role of Compensation Consultant

The Committee engages a compensation consultant to provide market reference perspective and serve as an advisor. The compensation consultant serves at the request of, and reports directly to, the Committee. Further, the Committee has the sole authority to approve the compensation consultant’s fees and other retention terms, including the authority to limit the amount of fees the compensation consultant may earn from other services provided to Truist. The Committee has retained Meridian to act as the Committee’s compensation consultant. In this capacity, Meridian performed a review of our executive compensation programs, provided peer group analyses and advised on regulatory developments, corporate governance and best practice trends.

The Committee determined that, based on its review, Meridian is independent and that its engagement did not present any conflicts of interest. In making this determination, the Committee noted that Meridian (i) provides no services to Truist other than compensation consulting, (ii) has no personal or business relationships with members of our Board or executive officers, (iii) does not directly own any shares of Truist stock, and (iv) retains a written policy designed to avoid conflicts of interest that may arise. Meridian also determined that it was independent from our management and confirmed this in a written statement provided to the Chair of the Committee.

During 2023, the compensation consultant provided the following services to the Committee:

•	reviewed our Company’s total compensation philosophy for reasonableness and appropriateness;

•	reviewed overall compensation levels;

•	reviewed our total executive compensation program relative to peers and advised the Committee of plans or practices that may be changed to improve effectiveness;

•	provided market and peer data and recommendations on executive officer and senior management compensation;

•	reviewed and advised the Committee on the composition of our peer group;

•	reviewed public disclosure on compensation, including drafts of this CD&A and related tables and compensation disclosures in this proxy statement; and

•	advised the Committee regarding the compensation of outside directors.

In order for a compensation consultant to provide effective advice, the Committee expects them to interact with our management from time to time. These interactions generally involve, among other things:

•	obtaining compensation and benefits data, as well as other relevant information that is not available from public sources;

•	working with management to understand the scope of the various executive jobs in order to provide accurate benchmarking; and

•	conferring with management to understand our business strategy and circumstances.

This process enables the compensation consultant to identify any areas where further research or analysis may be necessary, while allowing it to discuss any changes to the executive compensation program or refine recommendations before finalizing its reports to the Committee.

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Compensation Discussion and Analysis

Executive Risk Scorecard/Risk Adjustments

We utilize an executive risk scorecard, which the Committee may use to adjust, if necessary, the short-term and long-term incentive compensation of each NEO. The executive risk scorecard:

•	allows for evaluation of both corporate and individual results that can be compared to stated risk appetites in all risk categories;

•	presents the positive and negative risk outcomes that have influenced each risk category, if necessary, and includes recommended actions with respect to significant negative outcomes;

•	is used in conjunction with the recommendations of the Chief Risk Officer, the CEO and the Committee’s own insight and evaluation;

•	is included as part of our risk review process in which 100% of each executive officer’s short-term and long-term incentive compensation for 2023 was subject to potential adjustment; and

•	is reviewed by the compensation consultant.

The Committee believes that the executive risk scorecard is an important element to appropriately balance incentive compensation at the executive officer level based on risk. The use of this risk scorecard has been discussed with our regulators as an additional way to conform to incentive compensation guidance and best practices.

Section 5—Other Compensation and Benefits Policies and Practices

In addition to the key components of our executive compensation program described above, other significant policies, plans and factors influence executive compensation, including the compensation of the NEOs. These policies and practices support strong governance of our executive compensation program and promote alignment of our executives’ interests with those of shareholders.

Compensation Practices and the Impact on Risk Management

We expect all executive officers to exhibit the highest levels of ethics and demonstrate best practices to discourage unnecessary or excessive risk taking when conducting activities on behalf of Truist. The Committee annually considers whether our executive compensation program encourages unnecessary or excessive risk taking. In reviewing the program for risk, the goal of the Committee is to design an executive compensation program to encourage prudent risk management and discourage inappropriate risk-taking by granting a diverse portfolio of compensation to our NEOs that is expected to reward the creation of shareholder value over time.

When determining incentive compensation, and consistent with regulatory guidance, the Committee evaluates our current risk environment and internal control structure relevant to incentive compensation and reviews an executive risk scorecard and other reports. The Committee also receives reports from our Chief Audit Officer regarding the effectiveness of our overall system of internal controls.

BALANCE BETWEEN SHORT- AND LONG-TERM COMPENSATION ELEMENTS

The Committee believes that having market-competitive fixed base salaries discourages inappropriate risk-taking. In addition, executives have a significant proportion of compensation provided in the form of equity awards, such as PSUs and RSUs that have performance and vesting features that extend over several years. Additionally, LTIP awards are based on our performance over a three-year period, encouraging our NEOs to focus on long-term performance, rather than just annual results, and further reducing risk-taking that is likely to produce only short-term benefits and allowing sufficient time for risk outcomes to emerge.

USE OF PERFORMANCE MEASURES THAT ADJUST FOR RISK

To help encourage prudent risk management, the Committee considers the risk profile of the primary compensation elements. Under our incentive programs, we use performance metrics that closely correlate to shareholder return. Similarly, our incentive programs include measures that adjust for risk, including the use of the executive risk scorecard.

EXECUTIVE COMPENSATION RECOUPMENT POLICY AND CLAWBACK AND FORFEITURE PROVISIONS IN 2022 INCENTIVE PLAN AND RELATED AWARD AGREEMENTS

Our Executive Compensation Recoupment Policy, adopted by the Committee in 2023, as well as clawback and forfeiture provisions in the 2022 Incentive Plan and related award agreements, also discourage imprudent risk-taking. Pursuant to the Executive Compensation Recoupment Policy, Truist is required to recover, unless the Committee determines that the recovery is impractical, the excess of any incentive-based compensation received by any (i) current or former executive officer and (ii) any other teammate of Truist and its subsidiaries designated by the Committee as subject to the Executive Compensation Recoupment Policy from time to time (each, a

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Compensation Discussion and Analysis

“Covered Executive”), over the incentive-based compensation that should have been received by the Covered Executive during the applicable recoupment period if there is a restatement of Truist’s financial statements. The recoupment period is the three fiscal years completed immediately preceding the earlier of (i) the date that the Board (or a committee thereof, or the officer(s) of Truist authorized to take such action if Board action is not required) concludes, or reasonably should have concluded, that Truist is required to prepare a financial restatement, and (ii) the date on which a court, regulator or other legally authorized body causes Truist to prepare a financial restatement. Under the Executive Compensation Recoupment Policy, Truist may not indemnify any Covered Executive, directly or indirectly, for any losses that such Covered Executive may incur in connection with the recovery of erroneously awarded compensation, including through the payment of insurance premiums or gross-up payments. Truist’s obligation to recover erroneously awarded compensation is not dependent on (i) if or when the restated financial statements are filed or (ii) any fault of the Covered Executive for the accounting errors leading to a restatement.

In addition, our 2022 Incentive Plan, which is the plan pursuant to which we now make all of our AIP, PSU, LTIP and RSU awards, and related award agreements contain broad language regarding clawbacks and make all awards under the 2022 Incentive Plan subject to recoupment, forfeiture or reduction to the extent determined by the Committee as necessary to comply with applicable law or Truist’s policies. Our award agreements also allow the Committee to adjust the terms and conditions of the awards in recognition of certain events, including material restatement of our financial statements, to prevent dilution or enlargement of benefits intended to be made under the applicable plan. The 2022 Incentive Plan and award agreements and any other document setting forth the terms and conditions of any compensation covered by the Executive Compensation Recoupment Policy are deemed to include the restrictions imposed by the Executive Compensation Recoupment Policy, and in the event of any inconsistency, the terms of the Executive Compensation Recoupment Policy govern.

Our Board believes that the current structure of Truist’s incentive compensation recoupment practices is appropriate, effective, provides a balanced approach to risk management and properly aligns the interests of our executive officers and shareholders.

STOCK OWNERSHIP REQUIREMENTS

The Committee believes that executive officers, including the NEOs, should accumulate meaningful equity stakes in Truist over time to further align their economic interests with the interests of shareholders, thereby promoting our objective of increasing shareholder value. We have robust stock ownership requirements so that our executives have significant value tied to long-term stock price performance which discourages a focus on short-term results and imprudent risk-taking.

In accordance with our Corporate Governance Guidelines, our CEO is required to own Truist stock having a value equal to at least 6x his base salary, while the other executive officers are required to own Truist stock having a value of at least 3x their base salary. The Corporate Governance Guidelines require the minimum level of ownership to be met by the later of (i) five years after initially being appointed an executive officer, or (ii) such period of time as it takes to reach the ownership requirement by continuously holding the shares or RSUs granted by Truist pursuant to its equity compensation arrangements. As of December 31, 2023, each executive officer met these requirements as applicable to him or her (whether by owning the required value of shares or still being within the grace period to achieve such ownership level).

RESPONSIBLE EQUITY GRANT PRACTICES

Generally, the timing of our regular annual equity awards is determined months in advance of the actual grants in order to coincide with the regularly scheduled February meetings of the Board and the Committee. The grant date is established when the grants and all key terms are approved by the Board or the Committee, as the case may be. For the 2023 PSU and RSU awards, the Committee used the closing price of our common stock on the grant date to determine the number of PSU and RSU awards that were granted. In addition, the 2022 Incentive Plan includes prohibitions on the repricing of stock options without shareholder approval. We are required to recognize the expense of all share-based awards (such as PSUs and RSUs) in our income statement over the award’s minimum required service period.

Pledging and Hedging of Shares

Our Code of Ethics prohibits all teammates from speculative trading in Truist securities (including prohibitions on short-selling and trading put options). Our Securities Trades by Company Personnel Policy prohibits Section 16 reporting persons, which include directors and executive officers, from engaging in hedging transactions (including short sales, trading in puts, calls, and other options or derivatives). Teammates who are not Section 16 reporting persons are prohibited from engaging in hedging transactions, other than transactions that hedge against an existing long position in Truist securities if the shares underlying the position are readily available for sale or delivery and the exercise or strike price of the hedge is above the then-current market price of the shares.

Our Corporate Governance Guidelines prohibit the pledging of Truist shares by directors and executive officers. Currently, none of our directors or executive officers hold Truist shares that are subject to pledges or hedges.

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Compensation Discussion and Analysis

Tax Considerations

Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction for compensation over $1 million paid for any fiscal year to the CEO and specified other executive officers. Due to the continued importance and benefit to the Company and our shareholders of awarding compensation that is structured to properly incentivize our executive officers, the Committee believes that it is in our best interests to retain flexibility in awarding compensation, even if some awards may be non-deductible compensation expenses to the Company.

Compensation and Human Capital Committee Report on Executive Compensation

This Compensation and Human Capital Committee Report on Executive Compensation is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

The Compensation and Human Capital Committee is composed entirely of non-employee directors, each of whom has been determined in the Board’s business judgment to be independent based on the categorical standards for independence adopted by the Board, which include applicable NYSE independence standards. The Compensation and Human Capital Committee is responsible for oversight and review of our compensation and benefit plans, including administering our executive incentive plans, determining the compensation for the CEO and reviewing and approving the compensation for the other executive officers.

The Compensation Discussion and Analysis section of this proxy statement is management’s report on Truist’s executive compensation program and, among other things, explains the material elements of the compensation paid to the CEO and the other NEOs. The Compensation and Human Capital Committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management. Based on this review and discussion, the Compensation and Human Capital Committee recommended on February 26, 2024 to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023.

Submitted by the Compensation and Human Capital Committee of the Board of Directors as of February 26, 2024:

Steven C. Voorhees, Chair
Patrick C. Graney III
Christine Sears
Bruce L. Tanner

Compensation and Human Capital Committee Interlocks and Insider Participation

The directors who constituted the Compensation and Human Capital Committee during 2023 were Anna R. Cablik, Paul D. Donahue, Patrick C. Graney III, Frank P. Scruggs, Jr., Christine Sears and Steven C. Voorhees. None of the individuals who served as a member of the Compensation and Human Capital Committee during 2023 was at any time an officer or an employee of Truist or any of its subsidiaries or had any relationship with us requiring disclosure under SEC regulations.

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Compensation of Executive Officers

The following summary compensation table and grants of plan-based awards table present the compensation of and awards to our NEOs during the years identified below. For a narrative description of these compensation and awards, please refer to our Compensation Discussion and Analysis above.

2023 Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value & Non-Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
William H. Rogers, Jr.	2023	1,200,000	—	6,843,578	—	2,650,167	1,107,866	236,035	12,037,646
Chairman and Chief	2022	1,200,000	—	6,395,548	—	5,195,725	—	446,569	13,237,842
Executive Officer	2021	1,133,333	—	4,104,530	—	4,276,067	381,585	499,911	10,395,426
Michael B. Maguire(6)	2023	700,000	—	1,796,711	—	899,677	183,568	19,800	3,599,756
Senior Executive Vice President and Chief Financial Officer	2022	576,705	—	983,282	—	1,227,361	—	99,821	2,887,169
Hugh S. Cummins III	2023	800,000	—	3,328,958	—	1,668,600	701,917	19,800	6,519,275
Vice Chair and Chief	2022	800,000	—	2,989,623	—	2,892,242	191,127	179,668	7,052,660
Operating Officer	2021	780,000	—	7,789,545	—	2,346,960	613,716	179,942	11,710,163
Clarke R. Starnes III	2023	760,000	—	2,313,815	—	1,006,175	2,405,342	19,800	6,505,132
Vice Chair and Chief Risk	2022	745,909	—	2,008,761	—	2,135,845	617,918	2,400,381	7,908,814
Officer	2021	713,333	—	1,783,444	—	2,626,834	3,022,673	1,261,815	9,408,099
Dontá L. Wilson(6)	2023	695,833	—	1,891,301	—	993,454	1,050,453	31,648	4,662,689
Senior Executive Vice President and Chief	2022	656,250	—	1,510,648	—	1,437,459	—	1,730,221	5,334,578
Retail and Small Business Banking Officer
John M. Howard(7)	2023	975,758	—	20,825,605	—	1,848,510	1,042,333	19,800	24,712,006
Chief Executive Officer of TIH	2021	800,000	—	2,347,351	—	2,530,124	988,205	446,542	7,112,222

(1)

Salary as a percentage of total annual compensation, as disclosed in this Summary Compensation Table, for each of the NEOs in 2023 was as follows: Mr. Rogers (10.0%), Mr. Maguire (19.4%), Mr. Cummins (12.3%), Mr. Starnes (11.7%), Mr. Wilson (14.9%) and Mr. Howard (3.9%).

(2)

The amounts in the “Stock Awards” column with respect to all NEOs, other than Mr. Howard, reflect the grant date fair value of the PSUs and RSUs awarded during the year shown calculated in accordance with FASB ASC Topic 718. In 2023, PSUs and RSUs were granted to the NEOs, other than Messrs. Rogers and Howard, on February 27, 2023, and to Mr. Rogers on March 3, 2023. For 2023, PSUs were valued using a Monte Carlo simulation assuming a probable payout as of the grant date of target performance and estimating the fair value associated with a probable payout at target ($43.79 for PSUs granted on February 27 and $42.26 for PSUs granted on March 3), consistent with the approach for FASB ASC Topic 718 expensing. For February 27, 2023, RSUs were valued using the grant price of $47.14 less the present value of future dividends of $6.21, or $40.93, consistent with the approach for FASB ASC Topic 718 expensing. The RSUs granted on March 3, 2023 were valued using the grant price of $46.24 less the present value of future dividends of $6.20, or $40.04, consistent with the approach for FASB ASC Topic 718 expensing. At the maximum level of performance, the value of PSUs awarded in 2023 would be: $5,636,183 for Mr. Rogers, $1,482,554 for Mr. Maguire, $2,753,296 for Mr. Cummins, $1,916,732 for Mr. Starnes and $1,560,588 for Mr. Wilson. As discussed in the Compensation Discussion and Analysis, the outstanding PSUs and RSUs remain subject to vesting criteria and accordingly, the NEO may never receive any value from such award. For Mr. Howard, the amounts in the “Stock Awards” column reflect the grant date fair value of the profits-interest awards he received in TIH, calculated in accordance with FASB ASC Topic 718, including $3,078,303 of previously granted Truist long-term incentive awards converted into TIH profits-interest awards. As discussed in the Compensation Discussion and Analysis, the outstanding profits interests granted to Mr. Howard remain subject to vesting criteria and will only have value if the value of TIH increases from the date that the profits interests were granted to Mr. Howard; accordingly, Mr. Howard may never receive any value from such awards. For more information, see “Compensation Discussion and Analysis—Section 3—Executive Compensation Program Pay Decisions.” The assumptions used in the calculation of these amounts for awards granted in 2023, other than the awards granted to Mr. Howard, are included in Note 15 “Benefit Plans” in the “Notes to Consolidated Financial Statements” included within Truist’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

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(3)

Contains AIP award and LTIP payments for the NEOs, other than Mr. Howard, as indicated in the below table. Payments under each award occur when specific performance measures are achieved, as described in the Compensation Discussion and Analysis section above, rather than upon the date of grant.

Name	2023 Annual Incentive Performance Award ($)	2021-2023 LTIP ($)

William H. Rogers, Jr.	1,440,000	1,210,167

Michael B. Maguire	630,000	269,677

Hugh S. Cummins III	1,026,000	642,600

Clarke R. Starnes III	490,200	515,975
Dontá L. Wilson	665,000	328,454

For Mr, Howard, contains short-term incentive award in the amount of $1,848,510. Payment under the award occurs when specific performance measures are achieved, as described in “Compensation Discussion and Analysis—Section 3—Executive Compensation Program Pay Decisions” and not upon the date of grant.

(4)

The amounts listed are attributable to changes in the present value of the benefits under the Truist Financial Corporation Pension Plan and the Truist Financial Corporation Non-Qualified Defined Benefit Plan, as applicable, for each of the NEOs. The benefits the NEOs receive are calculated in the same manner as all plan participants. Consistent with all plan participants, the calculations for these benefits generally reference the highest levels of compensation over a five-year consecutive period in the ten-year period before retirement.

(5)	The detail relating to “All Other Compensation” for 2023 is as follows:

Name	401(k) Matching Contribution($)	NQDC Matching Contribution($)	Perquisites ($)*

William H. Rogers, Jr.	19,800	363,944	216,235

Michael B. Maguire	19,800	95,842	—

Hugh S. Cummins III	19,800	201,735	—

Clarke R. Starnes III	19,800	153,951	—

Dontá L. Wilson	19,800	108,198	11,848
John M. Howard	19,800	126,105	—

*

Pursuant to SEC rules, we have not reported perquisites to those NEOs where the value of the perquisites, in the aggregate, is less than $10,000. Mr. Rogers’ perquisites for 2023 consisted of: (a) the maintenance of a residential security system and (b) limited use of the corporate airplane (in an amount of $193,213) and driver for personal travel. Mr. Wilson’s perquisites for 2023 consisted of: (a) maintenance of a residential security system and (b) limited use of the corporate airplane for personal travel. The Company determines the amount associated with personal use of its aircraft by calculating the incremental cost to it for each flight by summing (i) (x) the total of aircraft fuel used on each flight multiplied by (y) the fuel’s cost per gallon, and (ii) the flight’s remaining variable operating costs, which include: (1) landing, parking, terminal, passenger ground transportation, flight planning and weather services expenses; (2) supplies, catering and crew travel and meal expenses; and (3) any customs, foreign permit, and similar fees. Fixed costs that do not change based on usage, such as pilot salaries, depreciation of aircraft and maintenance costs, are not included in the calculation of variable operating cost.

(6)	Messrs. Maguire and Wilson were not NEOs prior to 2022.
(7)	Mr. Howard was not a NEO in 2022.

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2023 Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)(3)(4)			Estimated Future Payouts Under Equity Incentive Plan Awards(5)(6)(7)			Grant Date Fair Value of Stock Awards ($)(8)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
William H. Rogers Jr.
Performance Share Units	3/3/2023				44,247	88,494	132,741	3,757,455
Restricted Stock Units	3/3/2023					77,076		3,086,123
Annual Incentive Performance Award	3/3/2023	360,000	3,600,000	7,200,000
2023-2025 LTIP(1)	3/3/2023	1,272,000	2,544,000	3,816,000
Michael B. Maguire
Performance Share Units	2/27/2023				11,285	22,571	33,856	988,384
Restricted Stock Units	2/27/2023					19,749		808,327
Annual Incentive Performance Award	2/27/2023	126,000	1,260,000	2,520,000
2023-2025 LTIP(1)	2/27/2023	332,500	665,000	997,500
Hugh S. Cummins III
Performance Share Units	2/27/2023				20,958	41,917	62,875	1,835,545
Restricted Stock Units	2/27/2023					36,487		1,493,413
Annual Incentive Performance Award	2/27/2023	228,000	2,280,000	4,560,000
2023-2025 LTIP(1)	2/27/2023	562,000	1,124,000	1,686,000
Clarke R. Starnes III
Performance Share Units	2/27/2023				14,590	29,181	43,771	1,277,836
Restricted Stock Units	2/27/2023					25,311		1,035,979
Annual Incentive Performance Award	2/27/2023	163,400	1,634,000	3,268,000
2023-2025 LTIP(1)	2/27/2023	425,600	851,200	1,276,800
Dontá L. Wilson
Performance Share Units	2/27/2023				11,879	23,759	35,638	1,040,407
Restricted Stock Units	2/27/2023					20,789		850,894
Annual Incentive Performance Award	2/27/2023	133,000	1,330,000	2,660,000
2023-2025 LTIP(1)	2/27/2023	365,972	731,944	1,097,916
John M. Howard
Annual Incentive	2/27/2023	57,500	2,300,000	4,600,000
Profits-Interest Awards	5/15/2023					695,443		1,905,514
	6/2/2023					2,019,231		5,653,847
	6/2/2023					2,019,231		5,653,847
	12/1/2023					680,624		1,980,616
	12/1/2023					1,105,769		3,217,788
	12/1/2023					829,551		2,413,993

(1)

LTIP awards have been paid in cash and are disclosed under the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column of this table. When the threshold, target and maximum payments were established in 2023 for the LTIP, such payments were based on each executive’s base salary for 2023 with assumptions made for increases in base salary for subsequent years in the performance cycle. Actual payments will be based on the actual average salary over the three-year performance cycle and are determined based on satisfaction of certain performance metrics discussed in the section entitled “Long-Term Incentive Awards” within our Compensation Discussion and Analysis.

(2)

For a discussion of the terms of the PSUs, RSUs, AIP awards, LTIP and Mr. Howard’s short-term and long-term awards, see “Compensation Discussion and Analysis—Section 3—Executive Compensation Program Pay Decisions.”

(3)

For the AIP award, the threshold payment is 10% of the target amount. For the LTIP, the threshold payment is 50% of the target amount. For Mr. Howard’s short-term incentive award, the threshold payment is 2.5% of the target amount.

(4)

For the AIP award, the maximum payment is 200% of the target amount. For the LTIP, the maximum payment is 150% of the target amount. For Mr. Howard’s short-term incentive award, the maximum payment is 200% of the target amount.

(5)

If the performance and vesting criteria for PSUs and RSUs are not met, awards are subject to reduction, forfeiture or nonpayment. The ultimate number of PSUs that will vest will be determined by Truist’s performance over the three-year performance period.

(6)	For PSUs the threshold payment is 50% of the target amount.
(7)	For PSUs, the maximum payment is 150% of the target amount.
(8)

This column reflects the grant date fair value, computed in accordance with FASB ASC Topic 718, of PSUs and RSUs, and in the case of Mr. Howard, profits-interests in TIH, granted in 2023. Please refer to Note (2) in the Summary Compensation Table for additional detail on the grant date fair value of awards.

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2023 Outstanding Equity Awards at Fiscal Year-End

	OPTION AWARDS					STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1) (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($) (j)
William H. Rogers, Jr.	—	—	—	—	—	—	—	354,037	13,071,046
Michael B. Maguire	—	—	—	—	—	—	—	74,185	2,738,910
Hugh S. Cummins III		—	—			—	—	261,877	9,668,499
Clarke R. Starnes III	—	—	—	—	—	—	—	122,692	4,529,789
Dontá L. Wilson	—	—	—	—	—	—	—	90,998	3,359,646
John M. Howard(2)	—	—	—	—	—	—	—	7,349,849	20,825,605

(1)	Column (i) Unearned and Unvested Restricted Stock Units and Performance Share Units:

Unearned and Unvested Restricted Stock Units at Year-End

Grant Date	Vesting Date (Subject to performance)	Mr. Rogers	Mr. Maguire	Mr. Cummins	Mr. Starnes	Mr. Wilson

2/24/2020	3/15/2024	9,871	1,900	5,478	4,296	1,900

2/22/2021	3/15/2024	11,980	2,305	6,648	5,214	3,120

	3/15/2025	11,979	2,304	6,647	5,213	3,119

9/1/2021	9/15/2024	—	—	9,961	—	—

	9/15/2025	—	—	9,961	—	—

	9/15/2026	—	—	9,961	—	—

2/22/2022	3/15/2024	17,691	2,730	8,278	5,554	3,217

	3/15/2025	17,690	2,730	8,277	5,554	3,216

	3/15/2026	17,690	2,729	8,276	5,553	3,216

4/1/2022	3/15/2024	—	—	—	—	1,103

	3/15/2025	—	—	—	—	1,102

	3/15/2026	—	—	—	—	1,102

2/27/2023	3/15/2025	—	6,584	12,163	8,438	6,930

	3/15/2026	—	6,583	12,162	8,437	6,930

	3/15/2027	—	6,582	10,687	8,436	6,929

3/3/2023	3/15/2025	25,693	—	—	—	—

	3/15/2026	25,692	—	—	—	—
	3/15/2027	25,691	—	—	—	—

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Included in Column (i) are RSUs granted from 2020 through 2023 that are unearned and outstanding at year-end. If the performance criteria are not met, up to 100% of the unvested portion of the RSUs is subject to forfeiture. For the 2023 fiscal year, the Compensation and Human Capital Committee determined that the performance criteria had been met.

Unearned and Unvested Performance Share Units at Year-End

Grant Date	Performance Period	Mr. Rogers	Mr. Maguire	Mr. Cummins	Mr. Starnes	Mr. Wilson
2/22/2021	2021-2023	40,968	7,880	22,681	17,775	10,614
9/1/2021	2022-2024	—	—	60,476	—	—
2/22/2022	2022-2024	60,598	9,287	28,304	19,041	11,000
4/1/2022	2022-2024	—	—	—	—	3,741
2/27/2023	2023-2025		22,571	41,917	29,181	23,759
3/3/2023	2023-2025	88,494	—	—	—	—

Also included in this column are the target number of PSUs granted from 2021 through 2023 that are unearned and outstanding at year-end. If the performance criteria are not met, up to 100% of the PSUs is subject to forfeiture. For the PSUs granted in 2021, the Compensation and Human Capital Committee determined that based on the achievement of the performance criteria, the PSUs will pay out at 75% of the target number. The vesting date for all PSU awards is March 15 in the year following the final year of the performance period.

(2)	On May 15, 2023, Mr. Howard exchanged his unvested long-term incentive awards in Truist for time-vesting profits interests in TIH. The Committee reviewed Mr. Howard’s unvested long-term incentive awards in Truist in connection with his shift in responsibilities as Chief Executive Officer of TIH in light of the Stone Point Transaction and concluded that the Truist grants should be replaced with time-vesting profits interests issued by TIH because of Mr. Howard’s focus on maximizing the success of TIH in order to align his interests more closely with those of TIH’s shareholders, including Truist. The Truist grants were converted based on their outstanding value as of the date of closing of the Stone Point Transaction. The profits interests granted in exchange for the outstanding Truist awards were made in two installments in May and December of 2023 to ensure alignment with the final valuation of the awards.

Option Exercises and Stock Vested in 2023(1)

Option Awards	Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
William H. Rogers, Jr.	—	—	76,956	2,470,288

Michael B. Maguire	—	—	14,804	475,208

Hugh S. Cummins III	55,924	1,560,414	54,070	1, 704,827

Clarke R. Starnes III	—	—	33,419	1,072,750

Dontá L. Wilson	—	—	15,619	501,370
John M. Howard	—	—	10,184	326,906

(1)	This table presents gross share amounts, without accounting for cashless exercises or shares withheld upon exercise for payment of taxes.

(2)	Based on the $32.10 closing price of Truist’s common stock on March 15, 2023, $29.00 on September 15, 2023 and $32.14 on November 30, 2023, the dates of vesting.

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2023 Pension Benefits(1)

Name	Plan Name(2)	Number of Years Credited Service(3) (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
William H. Rogers, Jr.	Q	4	1,353,095	—
	NQ	4	3,394,610	—
	NQ (ERISA Excess)	31	954,772	—

	NQ (SERP)	31	4,531,738	—

Michael B. Maguire	Q	4	146,559	—

	NQ	4	404,171	—

Hugh S. Cummins III	Q	4	300,765	—

	NQ	4	1,755,515	—

	NQ (ERISA Excess)	6	49,802	—

Clarke R. Starnes III	Q	35	2,923,992	—

	NQ	35	18,394,740	—

Dontá L. Wilson	Q	25	888,403	—

	NQ	25	3,609,713	—

John M. Howard	Q	8	968,198	—
	NQ	12	3,801,545	—

(1)	The 2023 Pension Benefits table shows the estimated present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each such NEO, determined using the measurement date, interest rate and mortality rate assumptions consistent with those used in Truist’s financial statements. For these purposes, the credited years of service and present value of accumulated benefits were measured as of December 31, 2023.

(2)	Q = Truist Financial Corporation Pension Plan.
NQ = Truist Financial Corporation Non-Qualified Defined Benefit Plan.
NQ (ERISA Excess) = SunTrust ERISA Excess Plan. The purpose of this plan was to provide benefits that would have been provided under the SunTrust Banks, Inc. Retirement Plan if the Internal Revenue Code did not place annual limits on compensation and benefits.
NQ (SERP) = SunTrust Banks, Inc. Tier 2 SERP. This plan was designed to provide a targeted level of post-retirement income to a highly select group of key executives who had a significant impact on SunTrust’s long-term growth and profitability.

(3)	Each plan limits the years of credited service to a maximum of 35 years.

Narrative to 2023 Pension Benefits Table

We maintain the Truist Financial Corporation Pension Plan (the “Pension Plan”) and the Truist Financial Corporation Non-Qualified Defined Benefit Plan (the “Non-Qualified Defined Benefit Plan”). For a discussion of the valuation methods and material assumptions applied in quantifying the present value of the current accrued benefit under each of these plans, as set forth in the table above, please refer to Note 15 “Benefit Plans” in the “Notes to Consolidated Financial Statements” included with the Annual Report on Form 10-K for the year ended December 31, 2023, and filed with the SEC on February 27, 2024. A discussion of each of these plans is set forth below. Messrs. Rogers and Cummins participated in plans assumed in the merger of equals with SunTrust that created Truist. Those plans have provisions which differ from the Truist plans discussed below. The Company merged the SunTrust qualified pension plan into the Truist Pension Plan in 2020. Mr. Rogers and Mr. Cummins continue to participate in the SunTrust ERISA Excess Plan, and Mr. Rogers continues to participate in the SunTrust Banks, Inc. Tier 2 SERP, although any future benefit accruals will come only from the Truist Pension Plan and Non-Qualified Defined Benefit Plan as benefit accruals under these heritage SunTrust plans were frozen prior to the merger.

Tax-Qualified Defined Benefit Plan. The Pension Plan is a tax-qualified defined benefit pension plan for eligible teammates. Most teammates of Truist and its subsidiaries who have attained age 21 are eligible to participate in the Pension Plan after completing one year of service. Our contributions to the Pension Plan are computed on an actuarial basis. No participant contributions are permitted. Except as described below for teammates hired or rehired on or after January 1, 2024, a participant’s annual normal retirement benefit under the Pension Plan at age 65 is an amount equal to 1.0% of the participant’s final average compensation plus 0.5% of the participant’s final average compensation in excess of Social Security covered compensation, multiplied by the number of years of creditable service completed up to a maximum of 35 years. A participant’s final average compensation is his or her average annual cash compensation, including salary, wages, overtime, bonuses and incentive compensation, for the five consecutive years in the last ten years in which he or she receives compensation that produces the highest average.

Effective January 1, 2024, the formula for the pension plan was modified for new hires and rehires. Each of those participant’s annual normal retirement benefit under the Pension Plan is an amount equal to 0.94% of the participant’s final average compensation plus

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0.47% of the participant’s final average compensation in excess of Social Security covered compensation multiplied by the number of years of creditable service completed up to a maximum of 35 years. The new formula requires these participants to work two additional years in order to receive the same benefit as under the formula for already existing participants, in essence, moving full retirement benefits to 67 years of age.

Non-Qualified Defined Benefit Plan. The Non-Qualified Defined Benefit Plan is an excess benefit plan designed to provide supplemental pension benefits for certain highly compensated teammates, including the NEOs, to the extent that their benefits under the Pension Plan are curtailed due to IRS compensation and benefit limitations. Benefits under the Non-Qualified Defined Benefit Plan are included in the table above.

Retirement. Messrs. Rogers, Cummins, Starnes and Howard meet or have met the requirements for retirement under the Pension Plan and the Non-Qualified Defined Benefit Plan. While the general retirement age is 65, teammates with at least 10 years of service who have attained age 55 are eligible to retire and begin receiving a reduced pension immediately. If a teammate begins pension payments prior to the normal retirement age of 65, the payments are reduced based on a plan-specified reduction schedule ranging from receipt of 50% at age 55, increasing until reaching 98% at age 64, with the increases weighted more heavily toward the earlier years. Generally, pension benefits under each plan are paid to qualifying participants in the form of a life annuity for non-married participants and a joint and 50% survivor annuity for married participants.

2023 Non-Qualified Deferred Compensation

Name	Executive Contributions in 2023 ($)(1)	Truist Contributions in 2023 ($)(2)	Aggregate Earnings in 2023 ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/2023 ($)(4)
William H. Rogers, Jr.	364,458	363,944	1,801,156	—	8,665,090

Michael B. Maguire	102,142	95,842	91,032	28,586	570,861

Hugh S. Cummins III	1,681,121	201,735	892,720	—	7,074,279

Clarke R. Starnes III	180,209	153,951	253,205	—	4,701,788

Dontá L. Wilson	114,498	108,198	157,293	—	1,477,395
John M. Howard	139,156	126,105	288,587	—	3,191,601

(1)	Executive contributions were based on each NEO’s deferral elections and the salaries, AIP award and/or LTIP payments received by each NEO in 2023.

(2)	This column represents Truist’s matching contributions credited to the accounts of the NEOs during 2023 in respect of the NEO’s contributions. These values are also reflected in the “All Other Compensation” column of the 2023 Summary Compensation Table.

(3)	This column reflects earnings or losses on plan balances in 2023. Earnings may increase or decrease depending on the performance of the elected deemed investment options. These earnings are not above-market or preferential and thus are not reported in the 2023 Summary Compensation Table.

(4)	This column represents each NEO’s year-end balance under the Non-Qualified Defined Contribution Plan. These balances include the NEO’s and Truist’s respective contributions that were included in the summary compensation tables in previous years. Amounts in this column include earnings that were not previously reported in the summary compensation table because they were not above-market or preferential earnings.

Narrative to 2023 Non-Qualified Deferred Compensation Table

The Truist Financial Corporation Non-Qualified Defined Contribution Plan (the “Non-Qualified Defined Contribution Plan”) is an excess benefit plan that provides supplemental benefits to certain highly-compensated teammates, including the NEOs, to the extent that their benefits under the Truist Financial Corporation 401(k) Savings Plan are curtailed due to the application of certain IRS benefit and compensation limitations. During 2023, eligible teammates were permitted to defer up to 50% of their cash compensation under the Non-Qualified Defined Contribution Plan, with certain participants, including each NEO, eligible to receive a matching contribution up to 6% of his or her compensation. All cash compensation is eligible for deferral unless prohibited under Internal Revenue Code Section 409A. Plan participants may select deemed investment funds under the Non-Qualified Defined Contribution Plan that are identical to the investment funds offered under the 401(k) Plan with the exception that no deemed investments in Truist common stock are permitted. Participants make an election upon entering the Non-Qualified Defined Contribution Plan regarding the timing of plan distributions. The two allowable distribution elections are distribution upon termination or distribution based on a selected age following termination not to exceed age 65. The Non-Qualified Defined Contribution Plan also allows for an in-service hardship withdrawal based on facts and circumstances that meet IRS guidelines. The Non-Qualified Defined Contribution Plan also provides participants in our incentive compensation plans with an effective means of electing to defer, on a pre-tax basis, a portion of the payments that they are entitled to receive under such plans.

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Compensation of Executive Officers

Potential Payments Upon Termination or Change of Control

The potential payments to the NEOs pursuant to existing plans and arrangements in the event of their termination or a change of control at December 31, 2023 are shown in the table below. In December 2023, Truist amended and restated the Management Change of Control, Severance and Noncompetition Plan, originally adopted in July 2022, (the “Severance Plan”), which covers executive officers, including each of the NEOs, other than Mr. Howard. Several of the important provisions of the Severance Plan are discussed below, including the non-competition and non-solicitation conditions, which generally are a prerequisite to receiving termination payments under the Severance Plan.

	Voluntary / Retirement ($)	For Cause ($)	Death / Disability ($)	Other than Just Cause or for Good Reason ($)	Change of Control ($)
William H. Rogers, Jr.
Severance	—	—	—	9,600,000	9,600,000
Pro-Rata Bonus(1)	1,440,000	—	1,440,000	1,440,000	1,440,000
LTIP(2)	3,618,167	—	3,618,167	3,618,167	3,618,167
PSUs(2)	6,638,881	—	6,638,881	6,638,881	6,638,881
RSUs(3)	6,054,031	—	6,054,031	6,054,031	6,054,031
Welfare Benefits(4)	—	—	—	29,734	29,734
Outplacement	—	—	—	—	—
Reduction Per Severance Plan(5)	—	—	—	—	—

Total	17,751,078	—	17,751,078	27,380,812	27,380,812
Hugh S. Cummins III
Severance	—	—	—	6,160,000	6,160,000
Pro-Rata Bonus(1)	1,026,000	—	1,026,000	1,026,000	1,026,000
LTIP(2)	1,781,267	—	1,781,267	1,781,267	1,781,267
PSUs(2)	5,453,342	—	5,453,342	5,453,342	5,453,342
RSUs(3)	2,902,503	—	2,902,503	2,902,503	2,902,503
Welfare Benefits(4)	—	—	—	12,584	12,584
Outplacement	—	—	—	—	—
Reduction Per Severance Plan(5)	—	—	—	—	—

Total	11,163,112	—	11,163,112	17,335,696	17,335,696
Clarke R. Starnes III
Severance	—	—	—	4,788,000	4,788,000
Pro-Rata Bonus(1)	490,200	—	490,200	490,200	490,200
LTIP(2)	1,301,678	—	1,301,678	1,301,678	1,301,678
PSUs(2)	2,272,537	—	2,272,537	2,272,537	2,272,537
RSUs(3)	2,093,179	—	2,093,179	2,093,179	2,093,179
Welfare Benefits(4)	—	—	—	41,726	41,726
Outplacement	—	—	—	—	—
Reduction Per Severance Plan(5)	—	—	—	—	—

Total	6,157,594	—	6,157,594	10,987,320	10,987,320
Michael B. Maguire
Severance	—	—	—	3,920,000	3,920,000
Pro-Rata Bonus(1)	—	—	630,000	630,000	630,000
LTIP(2)	—	—	780,729	780,729	780,729
PSUs(2)	—	—	1,394,395	1,394,395	1,394,395
RSUs(3)	—	—	1,271,783	1,271,783	1,271,783
Welfare Benefits(4)	—	—	—	30,961	30,961
Outplacement	—	—	—	—	—
Reduction Per Severance Plan(5)	—	—	—	—	—
Total	—	—	4,076,907	8,027,868	8,027,868

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	Voluntary / Retirement ($)	For Cause ($)	Death / Disability ($)	Other than Just Cause or for Good Reason ($)	Change of Control ($)
Dontá L. Wilson
Severance	—	—	—	4,060,000	4,060,000
Pro-Rata Bonus(1)	—	—	665,000	665,000	665,000
LTIP(2)	—	—	929,967	929,967	929,967
PSUs(2)	—	—	1,715,303	1,715,303	1,715,303
RSUs(3)	—	—	1,546,357	1,546,357	1,546,357
Welfare Benefits(4)	—	—	—	41,738	41,738
Outplacement	—	—	—	—	—
Reduction Per Severance Plan(5)	—	—	—	—	(770,956)

Total	—	—	4,856,627	8,958,365	8,187,409
John M. Howard
Severance	—	—	—	6,600,000	6,600,000
Pro-Rata Bonus(6)	1,848,510	—	1,848,510	1,848,510	1,848,510
Profits Interests(7)	—	—	1,632,799	1,632,799	6,492,239
Welfare Benefits(4)	—	—	—	41,756	41,756
Outplacement	—	—	—	—	—
Reduction Per Employment Agreement(5)	—	—	—	—	—
Total	1,848,510	—	3,481,309	10,123,066	14,982,506

(1)	If termination occurs on or after March 31, 2023 due to retirement, death, disability or other than for just cause or for good reason, the NEO will receive pro-rated short-term incentive awards. The amounts for these NEOs reflect fiscal year 2023 actual AIP award payouts as the table assumes termination on December 31, 2023.

(2)	Following termination due to retirement, death, disability or other than for just cause or for good reason, LTIP and PSU awards remain subject to the Company’s actual performance. Therefore, we have calculated these amounts using actual performance for the 2021 LTIP and PSU awards and an assumption of target performance for both the 2022 and 2023 LTIP and PSU awards. However, these are forward-looking statements that may not be representative of actual performance. For these scenarios, the amounts include for the 2022 and 2023 LTIP and PSU awards pro-rated numbers reflecting a termination date of December 31, 2023. Following a change of control, the NEO is entitled to LTIP payments prorated through the date of the change of control. The amounts shown above include actual payments for the 2021-2023 LTIP cycle and projected pro rata payments for the two outstanding three-year LTIP cycles that have not been completed as of December 31, 2023, assuming that the Company’s performance criteria are met at 100% of the NEO’s target opportunity and such payment being prorated through the date of the change of control (assumed to be December 31, 2023 for purposes of this table). Following a change of control, the NEO is entitled to PSU payments, with performance based on actual results for the completed calendar year(s) and target performance assumed for the remaining uncompleted calendar year(s). The amounts shown above include actual performance awarded for the 2021-2023 PSU awards, and PSU awards for 2022 and 2023 at target.

(3)	Value determined by multiplying the number of RSUs that vest by $36.92, the closing market price of a share of our common stock on December 29, 2023.

(4)	Amounts include life, medical and disability benefits to be paid under the applicable plan.

(5)	The amount reflects the reduction to the NEO’s payments such that the payments are not deemed to be “excess parachute payments” under Internal Revenue Code Section 280G. For NEOs who are retirement eligible, amounts related to LTIP awards, PSUs and RSUs are not included in the calculation of excess parachute payments.

(6)	If termination during 2023 occurred other than for just cause or for good reason, Mr. Howard would receive his entire short-term incentive award for 2023. If termination occurred in 2023 due to death or disability, Mr. Howard would receive a pro-rated short-term incentive award for 2023. The amount for Mr. Howard reflects the fiscal year 2023 actual short-term incentive award payout as the table assumes termination on December 31, 2023.

(7)	With respect to Mr. Howard’s time-vesting profits interest in TIH, in the event of the termination of his employment by reason other than death, disability or reduction in force, all of his unvested time-vesting profits will be forfeited. In the event of the termination of his employment due to death, disability or reduction in force, the number of time-vesting profits interests that would have vested on the next vesting date will vest, and any other unvested time-vesting profits interests will be forfeited. With respect to Mr. Howard’s event-vesting profits interest in TIH, in the event of the termination of his employment for any reason prior to a change in control, initial public offering or spin-off, all unvested event-vesting profits interests will be forfeited. In the event of the termination of his employment by reason other than death, disability or reduction in force during the post-event vesting period, all unvested event-vesting profits interests will be forfeited.

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Compensation of Executive Officers

Narrative to Potential Payments Upon Termination or Change of Control Table

Amounts shown in the table above and in the discussion below assume the NEO terminated employment on December 31, 2023 and are estimates of the amounts the NEOs (other than Mr. Howard) would receive upon termination pursuant to the Severance Plan, the BB&T Corporation 2012 Incentive Plan (the “2012 Incentive Plan”) and the 2022 Incentive Plan and award agreements applicable to the NEO as in effect on December 31, 2023 (or in the case of Mr. Howard, pursuant to the terms of his employment agreement and his profits interest grant in TIH as described below). The actual amounts to be paid can only be determined at the time of a NEO’s termination of employment. The amounts reported above do not include amounts that would be provided to a NEO under plans and arrangements that are generally available to all salaried teammates or amounts reported in the “2023 Pension Benefits” and “2023 Non-qualified Deferred Compensation” tables.

Named Executive Officers (Other than John M. Howard)

Under the Severance Plan, each of the NEOs (other than Mr. Howard who does not participate in the Severance Plan), who undergoes a qualifying termination (i) other than for cause, or (ii) for good reason, including in the case of such a termination of employment that occurs within 24 months after a Change of Control, will receive, subject to the NEO’s execution of a general release of claims:

(i)

A lump sum payment equal to two times the sum of (a) the NEO’s annual base salary (annualized), as most recently increased, plus (b) the annual cash bonus the NEO would have received for the year of termination assuming target performance, offset by the extent to which the NEO receives base salary or annual cash bonus payments during the garden leave period described below; and

(ii)

To the extent the NEO has been participating in the medical, dental and/or vision plans of Truist or an affiliate as of the date of termination, Truist will pay to the NEO a lump sum payment in cash equal to the product of (a) 24 multiplied by (b) the monthly COBRA premium as of the date of termination for the medical, dental and vision coverage the NEO had immediately prior to the date of termination minus the monthly dollar amount the NEO would have paid to Truist for such coverage, offset by the extent to which the NEO participates in such benefit plans during the garden leave period described below.

All outstanding PSUs, RSUs and LTIP awards as of the termination date will either be forfeited or vest under the terms and conditions of the incentive plans and award agreements under which they were granted depending on the circumstances of the termination and the retirement eligibility of the NEO.

In the event of the death or disability, and subsequent termination, of any NEO, the Company and Truist Bank will use their best efforts to accelerate vesting of any unvested benefits to which the NEO may be entitled under any stock-based or other benefit plan or arrangement to the extent permitted by the terms of such plans.

The Severance Plan also includes a non-competition obligation applicable to participants who have been designated by the Board as “officers” within the meaning of Rule 16a-1(f) promulgated under the Exchange Act (“Section 16 Officers”), and for all participants an obligation not to solicit Truist teammates or clients, each obligation continuing for 12 consecutive months after the date of termination of employment. These prohibitions generally preclude the Section 16 Officers (currently all NEOs participating in the Severance Plan are Section 16 Officers) from working for a direct competitor providing banking or financial products or services within the continental United States. Additionally, the nonsolicitation covenants prohibit the participant from soliciting or assisting in the solicitation of any recipient of the Company’s banking or financial products or services and other Company clients or inducing any of our teammates to terminate their employment with the Company or its affiliates. The Severance Plan also provides for a three month garden leave period for participants who resign with or without good reason. The participant must provide the Company with three months’ advance written notice of his or her termination of employment, and during the three month garden leave period, he or she will remain employed by Truist.

The Severance Plan provides for reductions in payments to the extent necessary to avoid exceeding the limits established by Section 280G of the Internal Revenue Code. Payments in excess of these limits are often referred to as “excess parachute payments,” and exceeding the Section 280G limits generally triggers an excise tax on the payments. Under the Severance Plan, if termination payments and benefits to be provided (along with any other payments and benefits available to the NEO) will constitute an excess parachute payment, then the payments will be reduced to an amount that is $1.00 less than the amount that would cause the payments to be an excess parachute payment; provided, however, that such a reduction will only be imposed if the reduction results in a greater after-tax benefit to the NEO than if such payments had not been reduced.

For purposes of the Severance Plan, the 2012 Incentive Plan and the 2022 Incentive Plan and award agreements, “Change of Control” means a change in ownership or effective control of Truist or a change in the ownership of a substantial portion of the assets of Truist (as described under Section 409A of the Internal Revenue Code).

For purposes of the Severance Plan, “Cause” generally means one or more of the following by the NEO: (i) dishonesty, theft or embezzlement; (ii) refusal or failure to perform the NEO’s assigned duties for the Company or any of its affiliates in a satisfactory manner; or (iii) engaging in any conduct that could be materially damaging to the Company or any of its affiliates without a reasonable good faith

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belief that such conduct was in the best interest of the Company or any of its affiliates; provided, however, that if capable of cure, a termination for Cause under clauses (ii) or (iii) will only be effective if the NEO fails to cure the circumstances giving rise to termination for Cause within 30 days following delivery of a notice of termination by the Company.

The Severance Plan generally defines “good reason” as one or more of the following conditions without the NEO’s express written consent, in each case, that is not cured by the Company within 30 days following delivery of a notice of termination by the NEO:

(i)

a material diminution in the NEO’s position, authority, duties or responsibilities (including the assignment to the NEO of any duties or responsibilities materially and adversely inconsistent with the NEO’s position, authority, duties or responsibilities then in effect, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the NEO);

(ii)	a material reduction (other than pursuant to a uniform reduction applicable to other similarly situated executives of the Company) in the base salary or annual target bonus opportunity of the NEO;

(iii)	the Company’s requirement that the NEO relocate the NEO’s principal business office to any location more than 35 miles from its then-current location; or

(iv)

the Company’s failure to obtain the assumption of the Severance Plan by any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, or any business of the Company for which the NEO’s services are principally performed.

The NEO must deliver the notice of termination to the Company within 90 days of actual knowledge of the act or omission constituting good reason.

For purposes of the 2012 Incentive Plan, the 2022 Incentive Plan and related award agreements, “Disability” means: (i) the NEO incurs a separation from service for disability under a disability insurance program of Truist or an affiliate that the NEO is a participant in, (ii) if the NEO is not a participant in a disability insurance program of Truist or an affiliate, if the NEO suffers from any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, where such impairment causes the individual to be unable to perform the duties of employment or any substantially similar position of employment and the NEO incurs a “separation from service,” within the meaning of Internal Revenue Code Section 409A, from Truist and its affiliates, and (iii) with respect to any incentive option, the “permanent and total disability” as defined in Section 22(e)(3) of the Internal Revenue Code.

John M. Howard

Employment Agreement

Under Mr. Howard’s employment agreement, dated February 15, 2023 (the “Employment Agreement”), if Mr. Howard’s employment is terminated (i) other than for cause, or (ii) for good reason, Mr. Howard will receive, subject to his execution of a general release of claims:

(i)	payment of any accrued salary and vacation earned though the date of termination and any unpaid annual cash bonus for the prior fiscal year;

(ii)	a lump sum payment equal to two times the sum of (a) his annual base salary, plus (b) the annual cash bonus he would have received for the year of termination assuming target performance; and

(iii)

continued participation in TIH employee benefit plans, as in effect on the date of termination, until the 18 month anniversary of the date termination. Upon the occurrence of the 18 month anniversary, Mr. Howard will receive a lump sum payment in cash in an amount equal to 6 times the monthly COBRA rate for such benefits, as determined on the date of such 18 month anniversary.

In the event of termination due to death or disability, Mr. Howard will receive a lump sum payment equal to the product of (a) the annual cash bonus he would have received for the year of termination assuming target performance, and (b) a fraction, the numerator of which is equal to the number of days in such fiscal year that precede the date of termination and the denominator of which is equal to 365.

The Employment Agreement includes a non-competition obligation and an obligation not to solicit TIH teammates, providers of insurance products to TIH or TIH clients, each obligation continuing for two years after the date of termination of Mr. Howard’s employment. These prohibitions generally preclude Mr. Howard from working for a direct competitor that is in the business of selling, trading or servicing wholesale insurance products or in the business of providing retail insurance brokerage services. Additionally, these covenants prohibit Mr. Howard from soliciting certain providers of insurance products to TIH to discontinue doing or to reduce the amount of their business with TIH, soliciting certain customers of TIH for a competitive business, or inducing any of TIH’s teammates to terminate their employment with TIH.

For purposes of the Employment Agreement, “Cause” generally means one or more of the following by Mr. Howard: (i) (A) conviction or plea of guilty or nolo contendere to a felony or (B) commission of any act involving moral turpitude, dishonesty, disloyalty or fraud that results in material financial or reputational harm to TIH or any of its affiliates; (ii) breach of fiduciary duty, gross negligence or willful misconduct with respect to TIH or any of affiliates that has caused TIH or any of its affiliates material financial or reputational harm,

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Compensation of Executive Officers

(iii) failure to substantially perform his duties (other than such a failure due to his physical or mental illness or death), or (iv) material breach of any of his obligations under the Employment Agreement, under any other material written agreement or covenant Mr. Howard has entered into with TIH, or under any material written policy, program or code of TIH that is applicable to Mr. Howard and senior executives of TIH; provided, however, that if capable of cure, a termination for Cause under clauses (i)—(iv) will be effective only if Mr. Howard fails to cure the circumstances giving rise to termination for Cause within 30 days following delivery of a notice of termination by TIH.

The Employment agreement generally defines “good reason” to mean any termination of employment by Mr. Howard within three months following a reduction by TIH in Mr. Howard’s total salary or a reduction by TIH of Mr. Howard’s target bonus opportunity.

For purposes of the Employment Agreement, “Disability” means: (i) Mr. Howard incurs a separation from service for disability under a disability insurance program of TIH, or (ii) Mr. Howard incurs a “separation from service” for disability within the meaning of Internal Revenue Code Section 409A.

Profits Interests

With respect to Mr. Howard’s time-vesting profits interest in TIH, in the event of the termination of his employment by reason other than death, disability or reduction in force, all of his unvested time-vesting profits will be forfeited. In the event of the termination of his employment due to death, disability or reduction in force, the number of time-vesting profits interests that would have vested on the next vesting date will vest, and any other unvested time-vesting profits interests will be forfeited. All of Mr. Howard’s vested time-vesting profits interests will be subject to TIH’s repurchase rights upon termination of employment as described below.

With respect to Mr. Howard’s event-vesting profits interest in TIH, in the event of the termination of his employment for any reason prior to a Change in Control, Initial Public Offering or Spin-Off, all unvested event-vesting profits interests will be forfeited. In the event of the termination of his employment by reason other than death, disability or reduction in force during the post-event vesting period, all unvested event-vesting profits interests will be forfeited. If his employment is terminated due to death, disability or reduction in force during the post-event vesting period, the unvested event-vesting profits interests will vest on a pro rata basis depending on the length of time that has elapsed from the date of grant to the date of termination with 100% of such interests vesting if the termination of employment occurs four years or more after the grant date. Any vested event-vesting profits interests that are not cashed out in the applicable transaction giving rise to vesting will be subject to TIH’s repurchase rights upon termination of employment as described below.

If Mr. Howard’s employment is terminated for “cause” or if he breaches the restrictive covenants in the plan (as described below), all of his profits interests, whether vested or unvested, will be automatically forfeited. If his employment is terminated for any reason other than “cause,” and he has not breached the restrictive covenants in the plan, TIH may elect to repurchase all or a portion of his vested profits interests at fair market value as of the time that the repurchase election is made.

For purposes of the profits-interests plan, “Change in Control” means the first of the following events to occur after April 3, 2023: (i) any single transaction or series of related transactions, where any one person (other than the Investor Group) or more than one person acting in concert as a group, acquires more than fifty percent (50%) of TIH’s voting power; (ii) any single transaction or series of related transactions where Truist holds less than fifty percent (50%) of TIH’s voting power, (iii) a merger, consolidation, or similar transaction involving TIH or in which TIH’s securities are issued unless TIH’s pre-transaction equity holders continue to own at least 50% of the voting power of TIH, its successor or ultimate parent company; or (iv) the sale or other disposition of all or substantially all of the assets of TIH and its subsidiaries on a consolidated basis; provided that if any award constitutes “deferred compensation” (as defined in Section 409A of the Internal Revenue Code), no event shall constitute a change in control with respect to such award if it does not also constitute a change in the ownership or effective control of TIH, or in the ownership of a substantial portion of TIH’s assets (in either case, as defined in Section 409A). A Change in Control does not include an Initial Public Offering or a Spin-Off.

The profits-interest plan defines “Disability” to mean, (i) if Mr. Howard is a participant in a disability insurance program, that his employment is terminated for disability under that program, or (ii) if Mr. Howard is not a participant in a disability insurance program, that Mr. Howard suffers from any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, where such impairment causes Mr. Howard to be unable to perform the duties of his employment or any substantially similar position of employment.

For purposes of the profits-interest plan, “Initial Public Offering” means (i) the initial underwritten public offering pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form, (ii) a direct listing of some or all of the applicable shares on any national market or exchange, or (iii) any transaction or series of related transactions in which the equity securities of a company are exchanged for or otherwise converted into securities that are publicly listed, through a merger, acquisition, business combination or similar transaction, in each case with a special purpose acquisition company, commonly known as a “de-SPAC transaction.”

“Reduction in Force” means the elimination of Mr. Howard’s job or position by TIH due solely to circumstances beyond the control of Mr. Howard, such as automation, technology, changing market conditions or the elimination, modification or centralization of all or a part of the operations of TIH, as determined by the plan administrator in its sole discretion.

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“Spin-Off” means a distribution of the units of TIH (or other equity securities of TIH) to the owners of Truist or the Investor Group.

To the extent permitted by applicable law, the profits-interests plan includes covenants regarding non-competition, non-solicitation of and prohibitions with respect to hiring employees and non-solicitation of and non-interference with customers, in each case for 24 months following termination of employment. The plan also contains non-disparagement and confidentiality provisions following termination of employment. The profits-interest award is subject to clawback relating to (i) financial considerations that relate to financial mistakes, bad risk outcomes or gross misconduct, (ii) other “cause” like behavior, and (iii) breaches of restrictive covenants.

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Pay Ratio Disclosure

SEC rules require us to disclose the ratio of the annual total compensation of our CEO to the median employee’s (teammate’s) annual total compensation. For 2023, Mr. Roger’s annual total compensation was $12,434,311 and the median teammate’s annual total compensation was $109,424. These amounts include the value of certain non-discriminatory benefits. Based upon this information, the ratio of the annual total compensation of our CEO to the median teammate was 114 to 1.

The CEO pay ratio rules allow us to use the same median teammate for comparison purposes for up to three years. Although we identified a median teammate for 2022, we have decided to select a new median teammate for 2023 due to changes in the teammate population in connection with our cost-savings program. For purposes of identifying our median teammate for 2023, we examined our teammate population, excluding our CEO, as of December 31, 2023. As permitted by SEC rules, we excluded (i) 83 teammates working in Canada given the small number of teammates in that jurisdiction, (ii) 10 teammates hired via various acquisitions of other businesses during the year, and (iii) 454 teammates that were on unpaid leave of absence for all of 2023. The median teammate was determined by reviewing wages, tips and other compensation on payroll records for our teammate population, as reported to the IRS on Form W-2.

The pay ratio identified above is a reasonable estimate calculated in a manner consistent with SEC rules. Pay ratios that are reported by our peers may not be directly comparable to ours because of differences in the composition of each company’s workforce, as well as the assumptions and methodologies used in calculating the pay ratio as permitted by SEC rules.

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Pay Versus Performance

As required by SEC rules, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s pay-for-performance
philosophy and how the Company aligns executive compensation with the Company’s performance, please refer to the “Compensation Discussion and Analysis” (the “CD&A”).

	Summary Compensation Table Total for First PEO (1) (Kelly S. King)	Summary Compensation Table Total for Second PEO (1) (William H. Rogers, Jr.)	Compensation Actually Paid to First PEO (2) (Kelly S. King)	Compensation Actually Paid to Second PEO (2) (William H. Rogers, Jr.)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based On:		Net Income (millions) (7)	Absolute Earnings Per Share (8)
Year							Total Shareholder Return (5)	Peer Group Total Shareholder Return (6)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	—	$12,037,646	—	$4,119,266	$9,199,771	$3,870,419	$78.39	$ 96.66	$(1,047)	$4.76
2022	—	$13,237,842	—	$11,774,153	$6,193,618	$6,642,889	$85.70	$ 97.53	$6,267	$4.59
2021	$15,288,905	$10,395,426	$23,785,332	$24,811,139	$9,296,667	$9,957,776	$112.04	$124.08	$6,437	$4.25
2020	$14,823,906	—	$11,068,514	—	$7,678,184	$5,076,214	$88.87	$ 89.69	$4,492	$3.80

1.
The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. William H. Rogers, Jr. (our Chief Executive Officer) and Mr. Kelly S. King (our former Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Compensation of Executive Officers – Summary Compensation Table.” Mr. King served as our Chief Executive Officer during 2020 and 2021. Effective September 12, 2021, Mr. Rogers succeeded Mr. King as Chief Executive Officer. Mr. Rogers continued to serve as our Chief Executive Officer during 2022 and 2023.

2.
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to the PEOs, Mr. Rogers and Mr. King, as computed in accordance with Item 402(v) of Regulation
S-K.
These dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Rogers or Mr. King, as applicable, during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Mr. Rogers’ total compensation for 2023 to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards (a)	Equity Award Adjustments (b)	Reported Change in the Actuarial Present Value of Pension Benefits (c)	Pension Benefit Adjustments (d)	Compensation Actually Paid to PEO
2023	$12,037,646	$(6,843,578)	$4,774	$(1,107,866)	$28,290	$4,119,266

(a)
Represents the deduction from the “Reported Summary Compensation Table Total for PEO” column for the total grant date fair value of equity awards reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for 2023.

(b)
The equity award adjustments for 2023 include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity awards granted in 2023 that were outstanding and unvested as of the end of 2023; (ii) the amount of change as of the end of 2023 (from the end of the prior fiscal year) in fair value of any awards granted in prior years that were outstanding and unvested as of the end of 2023; (iii) for awards that were granted and vested in 2023, the fair value as of the vesting date; (iv) for awards granted in prior years that vested in 2023, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during 2023, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in 2023 prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for 2023. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.
The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or Other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2023	$2,505,037	$(1,697,970)	—	$(802,293)	—	—	$4,774

(c)	Represents the deduction for the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table for 2023.

2024 Proxy Statement |	79

Pay Versus Performance

(d)
The total pension benefit adjustments for 2023 include the aggregate of two components: (i) the actuarially determined service cost for services rendered by Mr. Rogers during 2023 (the “service cost”); and (ii) the entire cost of benefits granted in a plan amendment (or initiation) during 2023 that were attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation (the “prior service cost”), in each case, calculated in accordance with U.S. GAAP. The amounts deducted or added in calculating the pension benefit adjustments are as follows:

Year	Service Cost	Prior Service Cost	Total Pension Benefit Adjustments
2023	$28,290	—	$28,290

3.
The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. King and/or Mr. Rogers, applicable) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Rogers) included for purposes of calculating the average amounts in 2023 are Michael B. Maguire, Hugh S. Cummins III, Clarke R. Starnes III, Dontá L. Wilson and John M. Howard.

4.
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. King and/or Mr. Rogers, as applicable), as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Rogers) during 2023. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to the average total compensation for the NEOs as a group (excluding Mr. Rogers) for 2023 to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments (a)	Average Reported Change in the Actuarial Present Value of Pension Benefits	Average Pension Benefit Adjustments (b)	Average Compensation Actually Paid to Non-PEO NEOs
2023	$9,199,771	$(6,031,278)	$1,432,720	$(1,076,723)	$345,928	$3,870,419

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or Other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2023	$2,934,301	$(615,412)	—	$(258,644)	(627,525)	—	$1,432,720

(b)	The amounts deducted or added in calculating the total pension benefit adjustments are as follows:

Year	Average Service Cost	Average Prior Service Cost	Total Average Pension Benefit Adjustments
2023	$345,928	—	$345,928

5.
Cumulative TSR is calculated by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the Company’s share price at the end and the beginning of the measurement period, by (ii) the Company’s share price at the beginning of the measurement period.

6.
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the KBW Nasdaq Bank Index.

7.	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

8.
For purposes of our incentive compensation plans, absolute earnings per share is calculated by dividing the Company’s net income available to common shareholders for the applicable year, adjusted for certain unexpected or non-core
performance items as determined by the Compensation and Human Capital Committee, by the average number of fully diluted common shares outstanding during the year.
While the Company uses numerous financial and
non-financial
performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that EPS is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table above) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance. EPS for purposes of our incentive compensation plans is a non-GAAP
financial measure. See
Annex A
for a reconciliation of GAAP earnings per share to EPS for purposes of our incentive compensation plans for 2023.

80	| 2024 Proxy Statement

Pay Versus Performance

Financial Performance Measures

As described in greater detail in the CD&A, the Company’s executive compensation program reflects a pay-for-performance
culture at Truist that is rooted in our values. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

•	Absolute Earnings Per Share (“EPS”);

•	Absolute Pre-provision Net Revenue (“PPNR); and

•	Relative Return on Average Common Equity (“ROACE”).
EPS, PPNR and ROACE as presented in this pay versus performance (“PvP”) section include the same adjustments to Truist’s GAAP net income by the Compensation and Human Capital Committee as described in the CD&A. As such, the terms “EPS”, “PPNR” and “ROACE” used in this PvP section refer to these as-adjusted
values. Accordingly, the
as-adjusted
EPS, PPNR and ROACE values used for compensation purposes differ from those identified in the Financial Performance Highlights above and the Company’s financial reporting disclosures. For additional detail regarding these adjustments and the non-adjusted
versions of EPS, PPNR and ROACE, and the calculation of EPS, PPNR and ROACE, please refer to
Annex A
. For information regarding the calculation of EPS and ROACE for 2022, 2021 and 2020, please refer to our proxy statements for such years that have been previously filed with the SEC.
Analysis of the Information Presented in the Pay Versus Performance Table

As described in more detail in the CD&A, the Company’s executive compensation program reflects a pay-for-performance
philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the PvP table set forth above. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation
S-K)
for a particular year. In accordance with Item 402(v) of Regulation
S-K,
the Company is providing the following descriptions of the relationships between information presented in the PvP table.
Compensation Actually Paid and Cumulative TSR
The amount of compensation actually paid to the PEOs, Messrs. King and Rogers (as applicable), and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Messrs. King and/or Rogers, as applicable) is generally aligned with the Company’s cumulative TSR over the four years presented in the table. The alignment of compensation actually paid with the Company’s cumulative TSR over the period presented is primarily because a significant portion of the compensation actually paid to the NEOs is comprised of equity awards. As described in more detail in the CD&A, as of December 31, 2023, approximately 51% of the value of total target compensation awarded to the CEO and 44% of the value of total target compensation awarded to the other NEOs consists of equity awards, including RSU and PSU awards.
Compensation Actually Paid and Net Income
The amount of compensation actually paid to the PEOs, Messrs. King and Rogers (as applicable), and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Messrs. King and/or Rogers, as applicable) is generally aligned with the Company’s net income over the four years presented in the PvP table. While the Company does not use net income as a performance measure in the overall executive compensation program, the measure of net income is correlated with the performance measures which the Company uses when setting goals in the Company’s short-term and long-term incentive compensation plans, such as EPS, PPNR and ROACE. Each of these measures is calculated using net income as a component. As described in more detail in the CD&A, as of December 31, 2023, approximately 68% of the value of total target compensation awarded to the CEO and 67% of the value of total target compensation awarded to the other NEOs is performance-based pay largely dependent on financial measures that are calculated using net income as a key element.
Compensation Actually Paid and EPS
The amount of compensation actually paid to the PEOs, Messrs. King and Rogers (as applicable), and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Messrs. King and/or Rogers, as applicable) is generally aligned with the Company’s EPS over the four years presented in the PvP table, although EPS increased slightly in 2023 while compensation actually paid decreased as discussed below. For purposes of our incentive compensation plans, EPS is defined as the Company’s net income available to common shareholders for the applicable year, adjusted for certain unexpected or non-core

2024 Proxy Statement |	81

Pay Versus Performance

performance items as determined by the Compensation and Human Capital Committee, divided by the average number of fully diluted common shares outstanding during the year.
EPS for purposes of our incentive compensation plans is a
non-GAAP
financial measure. See
Annex A
for a reconciliation of GAAP earnings per share to EPS as used in our incentive compensation plans for 2023. While the Company uses numerous financial and non-financial
performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that EPS is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the PvP table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance. The Company utilizes EPS when setting goals in the Company’s AIP awards program with EPS weighted at 50% in determining the payouts to the NEOs prior to 2023 and at 40% starting in 2023. As described in more detail in the CD&A, as of December 31, 2023, approximately 24% of the value of total target compensation awarded to the CEO and 28% of the value of total target compensation awarded to the other NEOs consists of amounts determined under the Company’s AIP awards. Although EPS as adjusted for incentive compensation purposes increased slightly in 2023, compensation actually paid decreased for the year due to a number of factors, including adjusting the weighting of EPS in the Company’s AIP awards program from 50% to 40%, failing to achieve threshold performance for PPNR (a new performance metric in the AIP awards program for 2023), and the decrease in the Company’s stock price during 2023 causing a large decline in the value of the significant portion of NEO pay comprised of equity awards.
Cumulative TSR of the Company and Cumulative TSR of the Peer Group
The Company’s cumulative TSR over the four-year period presented in the PvP table was
-21.6%,
while the cumulative TSR of the peer group presented for this purpose, the KBW Nasdaq Bank Index, was
-3.3%
over the four years presented in the PvP table. The Company’s cumulative TSR underperformed the peer group over this period primarily due to elevated merger-related costs, lower asset sensitivity, higher unrealized losses in the securities portfolio and slower growth relative to the peer group. For more information regarding the Company’s performance and the companies that the Compensation and Human Capital Committee considers when determining compensation, refer to the CD&A.

82	| 2024 Proxy Statement

Proposal 4—Shareholder Proposal Regarding An Annual Report on Lobbying Activities

The following proposal was submitted by Kenneth Steiner of 14 Stoner Ave., 2M, Great Neck, NY 11021. Mr. Steiner owns at least 500 shares of our common stock. The Company is not responsible for the accuracy or content of the proposal and the supporting statement, which appear in the form received from the proponent. Our Board recommends that you vote AGAINST the proposal for the reasons set forth after the proponent’s supporting statement.

Proposal 4

Resolved, Shareholders request the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by Truist used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	Truist’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of management’s and the Board’s decision-making process and oversight for making payments described in sections 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Truist is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Nominating and Governance Committee and posted on Truist’s website.

Supporting Statement

Full disclosure of Truist’s lobbying activities and expenditures is needed to assess whether Truist’s lobbying is consistent with its expressed goals and shareholders’ interests. Truist spent $11 million from 2019 - 2022 on federal lobbying. This does not include state lobbying, where Truist also lobbies. Truist’s lobbying over the debt ceiling has attracted scrutiny.1

Companies can give unlimited amounts to third party groups that spend millions on lobbying and undisclosed grassroots activity.2 Truist fails to disclose its payments to trade associations and social welfare groups (SWGs), or the amounts used for lobbying, to shareholders. Truist belongs to the American Bankers Association (ABA), Bank Policy Institute (BPI), Business Roundtable, Securities Industry and Financial Markets Association and US Chamber of Commerce, which together spent $119 million on federal lobbying for 2022.

Truist’s lack of disclosure presents reputational risks when its lobbying contradicts company public positions. For example, Truist publicly supports addressing climate change, yet the Business Roundtable opposed the Inflation Reduction Act,3 the Chamber reportedly has been a “central actor” in dissuading climate legislation over a two-decade period,4 and BPI lobbied the Securities and Exchange Commission to weaken proposed climate disclosure rules.5 A recent analysis looking at inconsistencies between banks’ public climate commitments and their direct and indirect climate lobbying practices noted Truist failed to publicly support the Inflation Reduction Act.6 And while Truist does not belong to or support the American Legislative Exchange Council, which is attacking “woke” investing,7 its trade associations do, as the Chamber sits on its Private Enterprise Advisory Council8 and ABA supported its 2022 annual meeting.9

Reputational damage stemming from these misalignments could harm shareholder value. Thus it will be a best practice for Truist to expand its lobbying disclosure.

1 https://www.politico.com/newsletters/politico-influence/2023/04/27/whos-lobbying-on-the-debit-ceiling-fight-00094301.

2 https://theintercept.com/2019/08/06/business-group-spending-on-lobbying-in-washington-is-at-least-double-whats-publicly-reported/. https://www.truist.com/content/dam/truist-bank/us/en/documents/disclosures/non-lob/truist-2022-tcfd.pdf

3 https://www.theguardian.com/environment/2022/aug/19/top-us-business-lobby-group-climate-action-business-roundtable.

4 https://www.washingtonpost.com/politics/2023/08/02/climate-group-pushes-big-tech-exit-nations-largest-business-lobby/.

5 https://www.eenews.net/articles/banks-to-sec-climate-rule-poses-real-world-problems/.

6 https://www.ceres.org/news-center/press-reIeases/new-benchmark-analysis-us-banks-reveals-inconsistencies-between-cIimate.

7 https://www.wbur.org/hereandnow/2023/03/22/ESG-investing-fossil-fuels.

8 https://ohiocapitaljournal.com/2023/09/06/coming-soon-in-ohio-alec-releases-new-raft-of-model-legislation/.

9 https://documented.net/investigations/heres-who-bankrolling-alec-2022-annual-meeting.

2024 Proxy Statement |	83

Proposal 4—Shareholder Proposal Regarding An Annual Report on Lobbying Activities

STATEMENT OF THE TRUIST BOARD OF DIRECTORS IN OPPOSITION TO THE SHAREHOLDER PROPOSAL

We agree that it is important to participate in the political process in a transparent manner. To promote transparency, we have a Statement of Political Engagement (available on our investor-relations website at https://ir.truist.com) that outlines the policies that govern Truist’s political involvement and interactions with public officials. We also publish an annual political-contributions report disclosing the contributions made by the Truist-sponsored political action committees (“PACs”)—which are funded entirely by voluntary contributions from teammates, directors, and advisory board members—and our major trade-association memberships. We disclose as well a climate-lobbying summary that assesses how well the lobbying efforts of our major trade associations align with our climate goals and public statements on climate change.

We believe that these and other existing public disclosures already address the requests in the proposal that are most relevant and meaningful to Truist’s public-policy advocacy, and the additional information in the report requested through the proposal would impose operational burdens and expenses without adding material value for shareholders. As a result, we believe that the adoption of the proposal is unnecessary and not in the best interests of Truist and our shareholders.

We already provide transparency and publish lobbying disclosures.

Due to the considerable impact of public policies on Truist and our strategy to create long-term value for shareholders, we believe that responsible corporate citizenship requires participation in the political and public-policy process under our democratic form of government. Our Statement of Political Engagement provides a detailed description of these political and lobbying activities. As described there, consistent with U.S. federal law, we do not use corporate funds to contribute to federal candidates, political parties, or political committees or otherwise employ our resources, including in-kind, even when permitted by law. Further, we do not contribute corporate funds or make in-kind corporate contributions to state and local political candidates, political parties, committees organized for the election of political candidates, or 527 groups such as so-called super PACs. In compliance with applicable law, however, we regularly do express views on policy matters to elected officials and their staff as well as the principals and staff of various regulatory organizations through in-house and outside registered lobbyists. We are also a member of several business and financial-services trade associations and may seek to work with these organizations to engage in policy debates on issues of specific importance to us and matters of general concern for the financial-services industry. In our annual political-contributions report, we voluntarily identify each U.S. trade association with membership dues of $50,000 or more that we supported in the most recently completed fiscal year. We continually evaluate potential enhancements to our public disclosures regarding our lobbying activities, and in 2024, for example, we plan to add information regarding the portion of major trade association dues attributable to federal lobbying expenses and disclosure of any payments by Truist to support or oppose ballot initiatives during the prior calendar year.

We already assess how well the lobbying efforts of our major trade associations align with our climate goals and public statements on climate change.

Our commitment to supporting the transition to a low-carbon economy is clearly articulated in our climate-lobbying summary. Following our early 2022 announcement of a net-zero-greenhouse-gas-emissions goal by 2050, we developed a monitoring protocol to review the climate legislation, advocacy, and lobbying activity of the principal trade associations we support. The goal of these reviews is to understand whether trade-association positions and activities align with important climate measures, including the Paris Climate Agreement, and whether trade-association partners support our net-zero commitments and climate initiatives. Through this assessment, we concluded for our 2022 climate-lobbying summary (available on our investor relations website at https://ir.truist.com) that the majority of our major trade associations are aligned or partially aligned with our climate goals. We plan to publish our next climate-lobbying summary in conjunction with our annual Corporate Responsibility Report in April 2024 and to continue closely monitoring and assessing future actions of our major trade associations.

The Board oversees our political and public-policy engagement.

As required by its charter, the Nominating and Governance Committee oversees the Company’s policies and practices relating to political contributions and lobbying. As part of this oversight, the Nominating and Governance Committee reviews our disclosures and annually evaluates the funding, governance, advocacy initiatives and political contribution activities of the Truist-sponsored PACs and Truist’s expenditures relating to its major trade associations.

*     *     *

For these reasons, our Board believes that the proposal is not in the best interests of the Company and its shareholders.

84	| 2024 Proxy Statement

Proposal 5—Shareholder Proposal Regarding A Report on Board Oversight of Risks Related to Discrimination

The following proposal was submitted by David Bahnsen, trustee of the Bahnsen Family Trust dated July 14, 2023, of 409 39th Street, Newport Beach, CA 92663. The Bahnsen Family Trust owns approximately 629 shares of our common stock. The Company is not responsible for the accuracy or content of the proposal and the supporting statement, which appear in the form received from the proponent. Our Board recommends that you vote AGAINST the proposal for the reasons set forth after the proponent’s supporting statement.

Proposal 5

Financial institutions are essential pillars of the marketplace. Because of their pivotal role in America’s economy, many federal and state laws already prohibit them from discriminating against customers. The UN Declaration of Human Rights recognizes that “everyone has the right to freedom of thought, conscience, and religion.”1 These guarantees are an important part of protecting every American’s right to free speech and free exercise of religion.

As shareholders of Truist, we believe it is essential for the company to provide financial services on an equal basis without regard to race, color, religion, sex, national origin, or social, political, or religious views.

We are concerned with recent evidence of religious and political discrimination against customers by financial services companies, as seen in recent examples2 and the 2022 Statement on Debanking and Free Speech.3

Truist’s charitable giving policy4 excludes faith-based organizations, from churches to other religious organizations. As noted in the 2023 Viewpoint Diversity Score Business lndex,5 “charitable giving policies [ought not] bar nonprofits from receiving support simply because of their religious status.”

Furthermore, as per the 1792 Exchange’s report6 on Truist (listing the bank as ‘High Risk’), Truist “does not provide its employees with protections against viewpoint discrimination.” This lack of protection raises serious concerns as to the possibility of politicized debanking, concerns which Truist’s shareholders have a right to have assuaged.

As per the Index, almost two-thirds of major financial institutions feature overly vague language regarding what can trigger debanking of a client. As matters currently stand, with nonspecific language of risk (JP Morgan Chase), hate (Visa), and bigotry (Truist), the majority of prominent financial institutions have no avenue to rectify any serious concerns about bias.

And concerns are growing. In early 2023, shareholders called for Chase, Mastercard, PayPal, Capital One, and Charles Schwab to assess whether they have adequate safeguards to prevent politicized de-banking.7 Nineteen state attorneys general and fourteen state financial officers specifically called out Chase for their de-banking of a non-profit committed to advancing religious freedom and demanded action from the company to show good faith in addressing these widespread concerns.8 In absence of clearer protocols, Truist could be next.

Increased transparency in debanking is a critical element of Truist’s business purpose–the responsibility to provide value for shareholders must take priority over the kind of activist demands that ultimately jeopardize a business’ profit models and erode shareholder trust.

Resolved: Shareholders request that Truist’s Board of Directors conduct an evaluation and issue a report within the next year, at reasonable cost and excluding proprietary information and disclosure of anything that would constitute an admission of pending litigation, evaluating how it oversees risks related to discrimination against individuals based on their race, color, religion (including religious views), sex, national origin, or political views, and whether such discrimination may impact individuals’ exercise of their constitutionally protected civil rights.

1 https://www.un.org/en/about-us/universal-declaration-of-human-rights.

2 https://adflegal.org/press-release/bank-america-boots-charity-serving-impoverished-ugandans-under-vague-risk-tolerance. https://www.newsweek.com/stop-troubling-trend-politically-motivated-debanking-opinion-1787639. https://www.dailymail.eo.uk/news/article-12314423/The-Coutts-Faragedossier-bank-admitted-ex-Ukip-leader-DID-meet-commercial-criteria-used-tweet-Ricky-Gervaistrans-joke-Novak-
Djokovic-ties-decide-odds-position-inclusive-organisation.html; https://familycouncil.org/?p=25159

3 https://storage.googleapis.com/vds_storage/document/Statement%20on%20Debanking%20and%20Free%20Speech.pdf.

4 https://www.truist.com/purpose/truist-foundation/grant-application

5 https://www.viewpointdiversityscore.org/news/how-they-scored-truist

6 https://1792exchange.com/company/truist-financial/

2024 Proxy Statement |	85

Proposal 5—Shareholder Proposal Regarding A Report on Board Oversight of Risks Related to Discrimination

STATEMENT OF THE TRUIST BOARD OF DIRECTORS IN OPPOSITION TO THE SHAREHOLDER PROPOSAL

Truist is proud of the rich diversity that exists in the backgrounds, experiences, perspectives, and views of its clients and teammates, and we already evaluate and provide public disclosure of the oversight of risks related to discrimination against individuals. As a result, the adoption of the proposal is unnecessary and not in the best interests of Truist or its shareholders.

We already have and regularly evaluate policies and processes for overseeing risks related to discrimination against individuals.

Truist is committed to meeting the banking needs of the communities we serve, and it is our policy not to discriminate against any potential client or credit applicant on a prohibited basis, including race, color, ethnicity, religion, national origin, sex/gender, sexual orientation, gender identity, military status, disability, marital or familial status, or age consistent with applicable law. It is also our policy not to discriminate on the basis of the current or prospective location of a customer’s residence or business location. The equal and fair treatment of all credit applicants and existing and former clients in all aspects of a credit transaction, without regard to any of the prohibited characteristics referenced above, is an integral part of Truist’s fundamental mission to help our clients achieve economic success and financial security. In addition, we will not deny services to current or prospective clients on the basis of the client’s political opinions, speech or affiliations, or the client’s religious beliefs, religious exercise or religious affiliations. Denying or limiting equal access to basic economic opportunities, such as home ownership or credit, to any segment of our communities is contrary to Truist’s core values.

As part of our commitment to treating clients in a non-discriminatory manner, we deploy fair-lending training to our branch, lending, and other teammates on an annual basis. Complaints of discrimination from clients—including any based on religion—are escalated to Truist’s Fair and Responsible Banking Compliance Group for review. In addition, Truist has a Bias Complaint Review Team that includes members of legal, ethics, fair banking, branch operations, human resources, client advocacy, corporate investigations, corporate security, and financial crimes. The Bias Complaint Review Team reviews complaint reporting and trends and also attends escalation meetings to provide guidance, action plans, and feedback for complaints.

As described in the Truist Code of Ethics (available on our investor-relations website at https://ir.truist.com), Truist is also committed to treating teammates in a fair, non-discriminatory, and inclusive manner. As an equal-opportunity employer, Truist’s employment decisions must be based upon individual qualifications and conduct without regard to any protected classifications. Truist is committed to recruiting, hiring, compensating, training, disciplining, promoting, terminating, and administering all personnel actions and terms and privileges of employment in a non-discriminatory and non-retaliatory manner. To create a workplace environment that fosters inclusivity and respect, Truist does not tolerate bullying, harassment, abuse, or discrimination. Harassment and discrimination of any kind, whether intentional or not, have no place in Truist’s work environment.

We already publicly report on the status and outcomes of anti-discrimination efforts.

The anti-discrimination efforts associated with our diversity, equity, and inclusion program are already disclosed in existing publicly available reports, such as our Corporate Responsibility Reports. These public reports set forth our commitment to responsible sales and lending practices and the equal and fair treatment of credit applicants and existing borrowers. They also provide an overview of our programs and policies aimed at reinforcing an inclusive culture and building a diverse workforce.

Our Board and its committees oversee risks related to discrimination against individuals.

Fair treatment of clients and teammates is part of the “tone at the top” set by our Board. This principle is also embedded in a comprehensive governance and risk-management framework for Truist that is overseen by the Board and its committees. As part of this framework, the Nominating and Governance Committee has general oversight of our corporate-responsibility strategies and programs and periodically reviews, recommends changes, considers exceptions, and monitors compliance with Truist’s Code of Ethics, and the Compensation and Human Capital Committee oversees our initiatives on teammate well-being and diversity, equity, and inclusion.

*     *     *

For these reasons, our Board believes that the proposal is not in the best interests of the Company and its shareholders.

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Stock Ownership Information

The table below sets forth the beneficial ownership of Truist common stock as of January 31, 2024 by (i) all current directors and persons nominated to become directors, (ii) the named executive officers (or NEOs) in this proxy statement, (iii) all then-current directors and executive officers of Truist as a group, and (iv) each person who is known by Truist to be the beneficial owner of more than five percent of our common stock. Unless otherwise indicated, all persons listed below have sole voting and investment powers over all shares beneficially owned.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)		Shares of Common Stock Subject to a Right to Acquire(2)	Total(3)	Percentage of Common Stock
Directors and Executive Officers
Jennifer S. Banner	27,969		—	27,969	*
K. David Boyer, Jr.	18,721		—	18,721	*
Agnes Bundy Scanlan	6,208		—	6,208	*
Dallas S. Clement	2,923		—	2,923	*
Patrick C. Graney III	22,269		—	22,269	*
Linnie M. Haynesworth	2,923		—	2,923	*
Donna S. Morea	39,415		—	39,415	*
Charles A. Patton	75,438	(4)	—	75,438	*
William H. Rogers, Jr.	1,098,438	(5)	70,268	1,168,706	*
Christine Sears	31,204		—	31,204	*
Thomas E. Skains	31,891	(6)	—	31,891	*
Laurence Stein	—		—	—	*
Bruce L. Tanner	11,722		—	11,722	*
Steven C. Voorhees	60,873		—	60,873	*
Hugh S. Cummins III	340,750		37,414	378,164	*
John M. Howard	796		—	796	*
Michael B. Maguire	68,123		12,845	80,968	*
Clarke R. Starnes III	203,052		28,395	231,447	*
Dontá L. Wilson	35,601		17,300	52,901	*
Directors and Executive Officers as a group (19 persons)	2,077,521		166,222	2,243,743	*
Beneficial Owners Holding More Than 5%
BlackRock, Inc.(7) 55 East 52nd Street New York, NY 10055	97,460,660		—	97,460,660	7.30%
The Vanguard Group, Inc.(8) 100 Vanguard Blvd. Malvern, PA 19355	117,898,632		—	117,898,632	8.84%

*	Less than 1%.

(1)	As reported to Truist by the directors and executive officers, and includes shares held by spouses, minor children, Individual Retirement Accounts (IRAs), affiliated companies, partnerships, limited liability companies and trusts as to which each such person has beneficial ownership. With respect to executive officers, also includes shares allocated to such persons’ individual accounts under the Truist Financial Corporation 401(k) Savings Plan. Our Corporate Governance Guidelines prohibit pledging of Truist securities by directors and executive officers.

(2)	Amount includes options to acquire shares of Truist common stock that are or become exercisable within sixty days of January 31, 2024 and RSUs and PSUs that will vest within sixty days of that date.

(3)	Amount includes common shares, options to acquire shares of Truist Common Stock that are or become exercisable within sixty days of January 31, 2024 and RSUs and PSUs that will vest within sixty days of that date.

(4)	Mr. Patton also owns 5,000 depositary shares representing fractional interests in Truist’s Series I Perpetual Preferred Stock.

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Stock Ownership Information

(5)	Amount includes 483,712 shares held by grantor retained annuity trusts for which Mr. Rogers’ wife is the trustee, and Mr. Rogers is the sole recipient of the annuity payments made by the GRAT. Amount also includes 185,000 shares held by an irrevocable trust for which Mr. Rogers’ wife is the trustee and his wife and children are the beneficiaries.

(6)	Amount includes 29,391 shares jointly owned with spouse with shared investment and voting powers. Amount also includes 2,500 shares held in an IRA.

(7)	Based upon information contained in the Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 26, 2024, BlackRock beneficially owned 97,460,660 shares of common stock as of December 31, 2023, with sole voting power over 88,337,156 shares, shared voting power over none of such shares, sole dispositive power over 97,460,660 shares and shared dispositive power over none of such shares.

(8)	Based upon information contained in the Schedule 13G/A filed by The Vanguard Group, Inc. (“Vanguard”) with the SEC on February 13, 2024, Vanguard beneficially owned 117,898,632 shares of common stock as of December 31, 2023, with sole voting power over none of such shares, shared voting power over 1,754,788 shares, sole dispositive power over 111,924,227 shares and shared dispositive power over 5,974,405 shares.

Director Phantom Shares

Certain of our independent directors have deferred annual equity awards and/or cash fees payable to them pursuant to deferred compensation plans provided by Truist or a predecessor company. Awards and fees deferred under these plans are treated as if they were invested in shares of Truist common stock with payouts being made in shares or cash after the director’s retirement or other separation from the Board depending on the terms of the plan pursuant to which the awards or fees were deferred. These phantom shares are not deemed to be common stock beneficially owned as of January 31, 2024 under applicable SEC rules for purposes of the stock ownership table set forth above but achieve the same objectives of creating long-term alignment with shareholder interests. Accordingly, the table below sets forth the phantom shares accrued by Truist’s independent directors pursuant to these deferred compensation plans as of January 31, 2024. These phantom shares convert to Truist common stock or the cash equivalent value thereof on a one-for-one basis.

Name of Director	Phantom Shares Settled in Cash	Phantom Shares Settled in Stock
Jennifer S. Banner	—	9,188
K. David Boyer, Jr.	—	—
Agnes Bundy Scanlan	3,477	9,188
Dallas S. Clement	27,380	9,188
Patrick C. Graney III	—	—
Linnie M. Haynesworth	—	9,188
Donna S. Morea	—	9,188
Charles A. Patton	—	9,188
Christine Sears	—	—
Thomas E. Skains	—	9,188
Bruce L. Tanner	26,734	—
Steven C. Voorhees	11,295	9,188

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Voting and Other Information

Record Date and Shares Entitled to Vote at the Meeting

Pursuant to the provisions of the North Carolina Business Corporation Act, February 15, 2024 has been fixed as the record date for the determination of holders of Truist common stock entitled to notice of and to vote at the Annual Meeting.

Each share of our common stock issued and outstanding on the record date is entitled to one vote on each proposal at the meeting. Shares held in a fiduciary capacity by Truist Bank and certain other of our affiliates may only be voted in accordance with the instruments creating the fiduciary capacity. As of the close of business on February 15, 2024, there were 1,334,590,912 shares of our common stock outstanding and entitled to vote.

Quorum Requirements

In order to obtain a quorum to conduct the Annual Meeting, a majority of shares of our common stock outstanding at the record date must be present (virtually) or by proxy. Shareholders who deliver valid proxies or attend the virtual meeting will be considered part of the quorum. Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjourned meeting, unless a new record date is or must be set for the adjourned meeting. Abstentions and broker “non-votes” (explained below) are counted as present and entitled to vote for purposes of determining whether a quorum exists. In the event of an adjournment, postponement or emergency that changes the time, date or location of the Annual Meeting, we will make an announcement, issue a press release or post information on our Investor Relations website, https://ir.truist.com, under the heading “Newsroom” to notify shareholders.

How to Vote

Proxies are being solicited on behalf of the Board of Directors for use at our 2024 Annual Meeting. To be valid, your vote must be received by the deadline specified on the proxy card, voting instruction form or Notice of Internet Availability. Shareholders can vote using one of the following four methods:

Online, prior to the Annual Meeting: • Go to www.proxyvote.com and follow the instructions on the website.	Mail: • You may vote by signing, dating and mailing the proxy card or the voting instruction form you received.

Online, during the Annual Meeting:

•  Shareholders attending the Annual Meeting virtually may vote by going to www.virtualshareholdermeeting.com/TFC2024 and logging in by entering your name, a valid email address and the 16-digit control number found on your proxy card, Notice of Internet Availability, or voting instruction form, as applicable. This control number will grant you access to the meeting, including the ability to vote and submit questions.

Telephone: • Please call toll-free 1-800-690-6903 and follow the instructions on the proxy card or voting instruction form.

We encourage you to vote your shares prior to the Annual Meeting. If you vote via the internet or by telephone, please do not return your proxy card. Shareholders who vote via the internet may incur costs, such as telephone and internet access charges, for which the shareholder is responsible. The internet and telephone voting facilities for eligible shareholders of record will close at 11:59 p.m. ET on Monday, April 22, 2024 (or 1:00 a.m. ET on Friday, April 19, 2024 for Truist 401(k) plan participants). If you have questions or need assistance in voting your shares, please call our proxy solicitor, Georgeson LLC, at (888) 613-3524 (toll free). If you participate in the Truist Financial Corporation 401(k) Savings Plan and your plan account has investments in shares of Truist Financial Corporation common stock, you must provide voting instructions to the plan trustee (by the internet, telephone or proxy card) for your shares to be voted according to your instructions. You should follow the instructions contained on the proxy card or Notice of Internet Availability sent to you in order to provide voting instructions to the plan trustee. If you hold shares in the Truist 401(k) plan and also hold shares in other accounts, you may receive one proxy card or email covering all of the shares in your accounts. If you receive one proxy card or email covering all of the shares in your accounts, you must provide voting instructions by April 19, 2024, at 1:00 a.m. ET, to vote your shares. After the applicable deadline, you will not be able to submit voting instructions or change prior voting instructions for any shares.

Shareholders who hold shares through a broker, bank or other nominee are considered the “beneficial owners” of shares held in “street name” and should instruct their nominee to vote their shares by following the instructions provided by the nominee.

A proxy that is properly signed and dated, but which does not contain voting instructions, will be voted in accordance with our Board’s recommendations for each proposal. Three of our executives, William H. Rogers, Jr., Michael B. Maguire and Scott A. Stengel, are designated as the proxies to cast the votes of our shareholders at the Annual Meeting.

Your vote as a shareholder is important. Please vote as soon as possible to ensure that your shares are represented.

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Voting and Other Information

How to Attend the Annual Meeting

If you are a registered shareholder or beneficial owner of common stock holding shares at the close of business on the record date, you may attend the annual meeting by visiting www.virtualshareholdermeeting.com/TFC2024 and logging in by entering your name, a valid email address and the 16-digit control number found on your proxy card, Notice of Internet Availability, or voting instruction form, as applicable. If you lost your 16-digit control number or are not a shareholder, you will be able to attend the meeting by visiting www.virtualshareholdermeeting.com/TFC2024 and registering as a guest. If you enter the meeting as a guest, you will not be able to vote your shares, examine our list of shareholders or submit questions during the meeting. To submit questions in advance of the Annual Meeting, visit www.proxyvote.com before 11:59 p.m. ET on April 22, 2024, and enter your name, email address and 16-digit control number.

We have structured our virtual Annual Meeting to provide shareholders the same rights as if they were present in person, including the ability to vote shares electronically during the meeting and submit questions in accordance with the rules of conduct for the meeting. Shareholders may submit questions through the web portal prior to and during the Annual Meeting. We may exercise our discretion in selecting questions submitted through the web portal to be answered during the Annual Meeting. We may not be able to address all such questions asked during the time allotted for questions during the Annual Meeting and will focus on those issues that appear to be of the greatest interest to shareholders.

You may log into and attend the virtual Annual Meeting beginning at 10:45 a.m. ET on April 23, 2024. The Annual Meeting will begin promptly at 11:00 a.m. ET. If you experience any technical difficulties during the meeting, please call 844-976-0738 (U.S.) or 303-562-9301 (International) for assistance.

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares in advance online, or if you received or requested printed copies of the proxy materials, by phone or by mail, to ensure that your shares will be represented at the Annual Meeting. Shareholders who participate in the Annual Meeting virtually by way of the link provided above will be deemed to be present in person, including for purposes of determining a quorum.

Please note that participation in the virtual Annual Meeting is subject to capacity limits of the virtual meeting platform provider and access to the meeting will be granted on a first-come, first-served basis. Additional information regarding the rules and procedures for participating in our Annual Meeting will be provided in our meeting rules of conduct, which shareholders can view during the meeting on the meeting website.

Votes Required, Non-Votes, Abstentions and Revocations

For the election of directors, each director nominee must receive the affirmative vote of a majority of votes cast in order to be elected. Proposals 2 through 5 require the affirmative vote of a majority of votes cast on each proposal. An affirmative majority of the votes cast means the number of votes cast “for” the applicable director or proposal exceeds the number of votes cast “against” the applicable director or proposal.

A broker or other nominee may generally vote your shares without instruction on routine matters but not on non-routine matters. A broker “non-vote” occurs when your broker submits a proxy for your shares but does not indicate a vote for a particular “non-routine” proposal because your broker does not have authority to vote on that proposal and has not received specific voting instructions from you. Brokers and other nominees who are New York Stock Exchange members are expected to have discretionary voting power only for Proposal 2, the ratification of PricewaterhouseCoopers LLP as our independent auditor, but not for any other proposals. As a result, if you do not provide specific voting instructions to your record holder, New York Stock Exchange rules will allow the record holder to vote only on Proposal 2, and not on Proposals 1 or 3-5. Broker non-votes, as well as abstentions, will be counted in the number of shares represented for purposes of determining whether a quorum is present, but they will not be counted as votes cast for or against any of the proposals, and therefore will not affect the outcome of the vote. Holders of our common stock do not have cumulative voting rights in the election of directors.

A proxy may be revoked by a shareholder at any time before it is exercised by submitting to the Corporate Secretary of Truist an instrument revoking it, submitting a duly executed proxy bearing a later date (including a proxy given over the internet or by telephone), or by attending the virtual Annual Meeting and electing to vote using the virtual platform. Even if you plan to attend the virtual Annual Meeting, you are encouraged to vote your shares by proxy.

Delivering Proxy Materials

We deliver proxy materials primarily through the internet in accordance with SEC rules. In addition to reducing the amount of paper used in producing the materials, this method lowers the costs associated with mailing the proxy materials to shareholders. Shareholders who own Truist common shares directly and not through a bank, broker or nominee (“record holders”) will have proxy materials or the Notice of Internet Availability delivered directly to their mailing address or electronically if they have previously consented to delivery by email. Shareholders whose shares are held for them by banks, brokers or other nominees (“beneficial holders”) will have the proxy materials or the Notice of Internet Availability forwarded to them by the intermediary that holds the shares.

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Voting and Other Information

If you received only a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials unless you request a copy by following the instructions on the notice. The Notice of Internet Availability also contains instructions for accessing and reviewing the proxy materials over the internet and provides directions for submitting your vote over the internet.

In accordance with SEC rules, we sent proxy materials or a Notice of Internet Availability on or about March 11, 2024 to our shareholders of record as of the close of business on February 15, 2024. To reduce the expenses of delivering duplicate proxy materials to shareholders, we rely on SEC rules that permit us to deliver only one set of applicable proxy materials to multiple shareholders who share an address, unless we receive contrary instructions from any shareholder at that address. All shareholders sharing an address will continue to receive separate proxy cards based on their registered ownership of Truist common stock. Any shareholder sharing an address who does not receive an individual proxy statement, our 2023 Annual Report and our Annual Report on Form 10-K may write or call Broadridge Investor Communication Solutions, Inc., as specified below, and we will promptly deliver the materials at no cost. For future meetings, a registered shareholder may request separate copies of our proxy materials or request that we only send one set of these materials if the shareholder is receiving multiple copies by telephoning our transfer agent at 1-800-213-4314, or writing the transfer agent at: Computershare Trust Company N.A., P.O. Box 43078, Providence, RI 02940-3078. If your shares are held in “street name,” you may contact Broadridge Investor Communication Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or by calling 1-866-540-7095.

How to Request and Receive a Paper or Email Copy

A shareholder may obtain a copy of this proxy statement, our 2023 Annual Report and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (including the financial statements and financial statement footnotes), without charge, by contacting Broadridge Investor Communication Solutions, Inc. or their bank, broker or other nominee.

When requesting a copy from Broadridge Investor Communication Solutions, you will need to provide your 16-digit control number found on your proxy card, voting instruction form or Notice of Internet Availability when making your request. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

• By Internet: www.proxyvote.com	• By Telephone: 1-800-579-1639	• By Email: sendmaterial@proxyvote.com

Proxy Costs

All expenses incurred in the solicitation of proxies for the annual meeting will be paid by Truist. In addition to soliciting proxies by mail, over the internet and by telephone, our directors, officers and teammates may solicit proxies on behalf of Truist without additional compensation. We have engaged Georgeson LLC to act as our proxy solicitor and have agreed to pay such firm $22,000 plus (i) itemized charges based on the number of calls made and votes received by Georgeson, and (ii) reasonable expenses for such services. Banks, brokerage houses and other institutions, nominees and fiduciaries are requested to forward the proxy materials to beneficial holders and to obtain voting instructions from them. Upon request, we will reimburse these parties for their reasonable expenses in forwarding proxy materials to beneficial holders.

Proposals for the 2025 Annual Meeting of Shareholders

Shareholder proposals for inclusion in our proxy statement. Under SEC Rule 14a-8, a shareholder desiring to make a proposal to be included in the proxy statement for the 2025 annual meeting of shareholders must present such proposal to the following address: Corporate Secretary, Truist Financial Corporation, 214 N. Tryon Street, 43rd Floor, Mail Code 500-93-43-13, Charlotte, North Carolina 28202. Proposals must be received no later than the close of business on November 11, 2024 and must comply with SEC Rule 14a-8 in order for the proposal to be considered for inclusion in the Company’s proxy statement.

Director nominations under Proxy Access. As set forth in our bylaws, a shareholder or group of up to 20 shareholders that has held at least 3% of Truist’s stock for at least three years is able to submit director nominees for up to 25% of the Board (or at least two directors) for inclusion in our proxy statement if the shareholder(s) and nominee(s) satisfy the requirements specified in our bylaws and notice is received at least 120 days, but not earlier than 150 days, before the anniversary of the date the proxy statement for the prior year’s annual meeting was released to shareholders. In order for a nominee to be considered for inclusion in our proxy statement for the 2025 annual meeting of shareholders, a shareholder must deliver timely notice in writing to the Corporate Secretary (at the address above) no earlier than October 12, 2024, and no later than November 11, 2024. The notice must contain the specific information required by Article II, Section 14 of our bylaws.

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Voting and Other Information

Other shareholder proposals and director nominations (Advance Notice Provisions). Our bylaws also allow shareholders to submit nominations for director or other business proposals to be considered at a meeting of shareholders where such proposals or nominees will not be included in our proxy materials (including any shareholder proposal not submitted under Rule 14a-8 or any director nomination not made pursuant to the proxy access bylaw). These advance notice provisions are separate from the requirements that a shareholder must meet in order to have a proposal included under Rule 14a-8 or the requirements that a shareholder must meet in order to have a director nomination included in the proxy statement under our proxy access bylaw. Under the advance notice provisions of our bylaws, for business to be properly brought before an annual meeting by a shareholder, a shareholder must deliver timely notice in writing to our Corporate Secretary (at the address above) at least 120 days, but no more than 150 days, in advance of the first anniversary of the date of our proxy statement for the preceding year’s annual meeting (for the 2025 annual meeting of shareholders, no earlier than October 12, 2024 and no later than November 11, 2024). The notice must contain the information required by Article II, Section 10 of our bylaws. The chairman of the meeting will declare that the nomination will be disregarded or such other business will not be transacted if notice thereof is not received within the applicable deadlines or the nomination or other business was not made or proposed in compliance with the bylaws.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than Truist’s nominees must provide notice that sets forth the information required by SEC Rule 14a-19 no later than February 24, 2025.

Other Business

As of the date of this proxy statement, the Board does not know of any other matter to be presented for consideration at the 2024 Annual Meeting of Shareholders, other than the items referred to in this proxy statement. In the event that any other matter requiring a vote of shareholders is properly brought before the meeting for shareholder action, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their discretion.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this proxy statement are or may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical or current facts, including statements regarding our environmental or sustainability and any of our other plans, targets, commitments, strategies and goals, made in this document, and the assumptions underlying those statements, are forward-looking. We typically use words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “future,” “forecasts,” “intends,” “may,” “plans,” “should,” “will,” “would” and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual outcomes and results may differ materially from those expressed in, or implied by, forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks discussed in our most recent Annual Report on Form 10-K and subsequent Securities and Exchange Commission filings. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document. The Corporate Responsibility Report, TCFD Report, similar reports and our Board committee charters referred to in this proxy statement are not incorporated by reference herein. The forward-looking statements in this proxy statement are made as of the date of this proxy statement, unless otherwise indicated, and Truist undertakes no obligation to revise or update any forward-looking statements, except to the extent required by applicable law or regulation.

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Annex A—Non-GAAP Financial Measures

As previously described, for the purposes of measuring Truist’s performance under Truist’s compensation plans, the Compensation and Human Capital Committee typically makes adjustments to Truist’s GAAP results so that the participants are compensated for Truist’s core performance. For 2023, the Compensation and Human Capital Committee made adjustments to Truist’s GAAP net income, as set forth in the tables below (“Adjusted Net Income”). Typically, the Compensation and Human Capital Committee adjusts Truist’s GAAP net income for gains or losses on sales of businesses, merger-related and restructuring charges and similar non-core performance items, on a pre-tax basis, provided the adjustment is not solely a tax-related item. Results for 2023 also included adjustments for unusual economic activity, including deposit cost increases beyond expected levels, a significant unplanned shift in deposit mix from noninterest bearing to interest bearing deposits, and higher than expected increases in loan loss reserves in comparison to the Company’s financial plan primarily driven by consideration of inflation and refinancing risk in a rising interest rate environment in the wholesale portfolios. These adjustments are made so that participants are compensated for Truist’s core performance in comparison to planned levels and are neither penalized nor rewarded for non-core charges, unusual gains, or similar non-core events. Senior management also uses these financial measures in evaluating Truist’s financial performance. To the extent practicable, the Compensation and Human Capital Committee also makes similar adjustments to the reported performance of peer group members for awards that measure Truist’s performance relative to the peer group.

The adjustments for 2023 affect the AIP awards’ performance metrics, EPS and PPNR, and the three-year average ROACE and ROATCE for LTIP and PSU purposes. Truist derives the adjusted version of each of these performance metrics from its Adjusted Net Income, which is a non-GAAP financial measure, and accordingly, each of these adjusted financial measures is determined by methods other than in accordance with GAAP and are thus non-GAAP metrics.

The adjusted EPS measure is calculated in the same manner as its GAAP counterpart, except that Adjusted Net Income for the applicable performance metric is substituted for its GAAP counterpart in the calculation. The adjusted PPNR measure is calculated in the same manner as its unadjusted counterpart, except that the additional adjustments shown in the table below are taken into account in the calculation. Please refer to the LTIP and PSU adjustments table and accompanying narratives below for additional detail on the adjusted ROACE and ROATCE calculations and GAAP reconciliation.

2023 Adjusted Net Income for Annual Incentive Performance Award

	PPNR Measure	Earnings per Share Measure

	($ in millions)
2023 PPNR	$2,671
2023 GAAP Net Income Available to Common Shareholders(1)		$(1,452)
Compensation and Human Capital Committee Approved Adjustments
Unusual economic conditions	981	1,418
FDIC Special Assessment	507	507
New Accounting Standard	(77)	—
Goodwill impairment	6,078	6,078
Securities losses (gains)	—	—
Gain (loss) on early extinguishment of debt	4	4
Gain on sale of business	—	—
Incremental operating expenses related to the merger	—	—
Merger-related and restructuring charges	375	375
Adjustments Subtotal	7,868	8,382
Tax Effect of Adjustments(2)	—	(546)
Adjusted Net Income Available to Common Shareholders and Adjusted PPNR	$10,539	$6,384

(1)	The Compensation and Human Capital Committee uses GAAP net income available to common shareholders to calculate earnings per share performance as this reflects income attributable to each share of common stock.

(2)	GAAP net income includes the effect of applicable taxes. The Compensation and Human Capital Committee’s approved adjustments are pre-tax items, provided the adjustment is not solely a tax-related item. Accordingly, the tax effect of the adjustments, if any, has been deducted in calculating the EPS measure to accurately reflect the impact of the adjustments on net income. Goodwill is not tax deductible; therefore, no tax effect has been deducted for this adjustment.

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Annex A—Non-GAAP Financial Measures

2023 Annual Incentive Performance Award Performance Metrics

Performance Metrics	GAAP/Unadjusted Performance Metric	Performance Metric Calculated Using Adjusted Net Income Available to Common Shareholders and Adjusted PPNR
Earnings per share(1)	$(1.09)	$4.76(2)
PPNR ($ in millions)	$2,671	$10,539(3)

(1)	Earnings per share calculated using weighted average number of diluted common shares.

(2)	This earnings per share number is calculated using Adjusted Net Income, which has been adjusted for compensation purposes as discussed in the table and related footnotes above, as well as in the CD&A, and is frequently referred to in Truist’s proxy statement for performance purposes as “Absolute EPS” or simply “EPS.”

(3)	This PPNR number is calculated using the adjustments for compensation purposes as discussed in the table and related footnotes above, as well as in the CD&A, and is referred to in Truist’s proxy statement for performance purposes as “Absolute PPNR” or simply “PPNR.”

Truist’s 2021-2023 LTIP and PSU awards reference Truist’s three-year ROACE and ROATCE performance. Truist derives GAAP ROACE from its GAAP net income available to common shareholders for each year of the performance period and non-adjusted ROATCE (which is a non-GAAP measure) from its GAAP net income available to common shareholders for each year of the performance period after adding back the amortization of intangibles, net of tax. Truist derives the adjusted ROACE and adjusted ROATCE non-GAAP performance metrics from its non-GAAP Adjusted Net Income (and, in the case of adjusted ROATCE, after adding back the amortization of intangibles, net of tax). The adjustments include the items detailed in the table below.

LTIP and PSU Adjustments

	ROACE and ROATCE Measures ($ in millions)

	2023	2022	2021
GAAP Net Income Available to Common Shareholders(1) (A)	$(1,452)	$5,927	$6,033
Amortization of intangibles, net of tax	402	446	440
Net Income for ROATCE (B)	$(1,050)	$6,373	$6,473
GAAP Net Income Available to Common Shareholders(1)	$(1,452)	$5,927	$6,033
Compensation and Human Capital Committee Approved Adjustments
Goodwill Impairment	6,078	—	—
Securities Losses	—	69	—
Gain on sale of business	—	(75)	(37)
Incremental operating expenses related to the merger	—	465	771
Merger-related and restructuring charges, net	375	513	822
Adjustments Subtotal	6,453	972	1,556
Tax Effect of Adjustments(2)	(89)	(228)	(331)
Adjusted Net Income Available to Common Shareholders (C)	$4,912	$6,671	$7,258
Amortization of intangibles, net of tax	402	446	440
Adjusted Net Income for Adjusted ROATCE (D)	$5,314	$7,117	$7,698
GAAP Average Shareholders’ Equity	$63,099	$63,817	$69,133
Preferred stock	(6,673)	(6,673)	(6,994)
Noncontrolling interest	(120)	(20)	(27)
Average Common Shareholders’ Equity (E)	$56,306	$57,124	$62,112
Less: Average Intangible Assets	(29,651)	(29,253)	(26,897)
Average Tangible Common Shareholders’ Equity (F)	$26,655	$27,871	$35,215
GAAP ROACE(1) (A/E)	(2.58)%	10.38%	9.71%
Adjusted ROACE(1) (C/E)	8.72%	11.68%	11.69%
ROATCE(1) (B/F)	(3.94)%	22.87%	18.38%
Adjusted ROATCE(1) (D/F)	19.94%	25.54%	21.86%

(1)	The Compensation and Human Capital Committee uses GAAP net income available to common shareholders to calculate return on common equity and return on tangible common equity performance as this reflects income attributable to common equity. Results are presented through December 31 of the applicable calendar year.

(2)	GAAP net income includes the effect of applicable taxes. The Compensation and Human Capital Committee’s approved adjustments are pre-tax items, provided the adjustment is not solely a tax-related item. Accordingly, the tax effect of the adjustments, if any, has been deducted to accurately reflect the impact of the adjustments on net income. Goodwill is not tax deductible; therefore, no tax effect has been deducted for this adjustment.

94	| 2024 Proxy Statement

Annex A—Non-GAAP Financial Measures

These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to similar non-GAAP measures that may be presented by other companies.

Non-GAAP Reconciliations

The following tables present the reconciliation of adjusted diluted earnings per share and tangible book value per share that are presented in the 2023 Financial Performance Highlights on pages 4 and 44 of this proxy statement to the most directly comparable measures under U.S. Generally Accepted Accounting Principles.

Adjusted EPS ($ in millions, except per share data; shares in thousands)	Dec. 31, 2023	Dec. 31, 2022
Net income available to common shareholders - GAAP	$(1,452)	$5,927
Merger-related and restructuring charges	—	393
Securities (gains) losses	—	54
Loss (gain) on early extinguishment of debt	—	(30)
Incremental operating expenses related to the merger	—	356
Goodwill impairment	6,078	—
FDIC special assessment	387	—
Gain on redemption of noncontrolling equity interest	—	(57)
Discrete tax benefit	(204)	—
Net income available to common shareholders - adjusted	$4,809	$6,643
Weighted average shares outstanding - basic	1,331,963	1,328,120
Weighted average shares outstanding - diluted	1,339,895	1,338,462
Diluted EPS - GAAP	$(1.09)	$4.43
Diluted EPS - Adjusted(1)	$3.59	$4.96

(1)

Adjusted diluted earnings per share is non-GAAP in that it excludes selected items, net of tax. Truist’s management uses this measure in their analysis of the Company’s performance. Truist’s management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

Tangible Book Value Per Share ($ in millions, except per share data; shares in thousands)	Dec. 31, 2023	Dec. 31, 2022
Common shareholders’ equity	$52,428	$53,841
Less: Intangible assets, net of deferred taxes	23,306	29,908
Tangible common shareholders’ equity(1)	$29,122	$23,933
Outstanding shares at end of period	1,333,743	1,326,829
Common shareholders’ equity per common share	$39.31	$40.58
Tangible common shareholders’ equity per common share(1)	$21.83	$18.04

(1)

Tangible common equity is a non-GAAP measure that excludes the impact of intangible assets, net of deferred taxes, and their related amortization and impairment charges. This measure is useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist’s management uses this measure to assess profitability, returns relative to balance sheet risk, and shareholder value. This measure is not necessarily comparable to similar measures that may be presented by other companies.

2024 Proxy Statement |	95

TRUIST

Truist Bank, Member FDIC. © 2024 Truist Financial Corporation. Truist, the Truist logo and Truist Purple are service marks of Truist Financial Corporation.

TRUIST FINANCIAL CORPORATION 214 N. TRYON STREET CHARLOTTE, NC 28202

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date (or 1:00 a.m., Eastern Time, April 19, 2024 for 401(k) plan participants). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/TFC2024
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date (or 1:00 a.m., Eastern Time, April 19, 2024 for 401(k) plan participants). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V27978-P03814-Z86760 KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TRUIST FINANCIAL CORPORATION

The Board of Directors recommends a vote FOR each of the director nominees in Proposal 1.

1.	The election of thirteen directors, each for a one-year term expiring at the 2025 Annual Meeting of Shareholders.		For	Against	Abstain

	1a.	Jennifer S. Banner	☐	☐	☐

	1b.	K. David Boyer, Jr.	☐	☐	☐

	1c.	Agnes Bundy Scanlan	☐	☐	☐

	1d.	Dallas S. Clement	☐	☐	☐

	1e.	Patrick C. Graney III	☐	☐	☐

	1f.	Linnie M. Haynesworth	☐	☐	☐

	1g.	Donna S. Morea	☐	☐	☐

	1h.	Charles A. Patton	☐	☐	☐

	1i.	William H. Rogers, Jr.	☐	☐	☐

	1j.	Thomas E. Skains	☐	☐	☐

	1k.	Laurence Stein	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	For	Against	Abstain

1l. Bruce L. Tanner	☐	☐	☐

1m. Steven C. Voorhees	☐	☐	☐

Management Proposals — The Board of Directors recommends a vote FOR Proposals 2 and 3.	For	Against	Abstain

2. Ratification of the appointment of PricewaterhouseCoopers LLP as Truist’s independent registered public accounting firm for 2024.	☐	☐	☐

3. Advisory vote to approve Truist’s executive compensation program.	☐	☐	☐

Shareholder Proposals — The Board of Directors recommends a vote AGAINST Proposals 4 and 5.	For	Against	Abstain

4. Shareholder proposal regarding an annual report on lobbying activities, if properly presented at the Annual Meeting.	☐	☐	☐

5. Shareholder proposal regarding a report on Board oversight of risks related to discrimination, if properly presented at the Annual Meeting.	☐	☐	☐

NOTE: Designated proxies are authorized to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The 2024 Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

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V27979-P03814-Z86760

Proxy — TRUIST FINANCIAL CORPORATION

ANNUAL MEETING — APRIL 23, 2024

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF TRUIST FINANCIAL CORPORATION

The undersigned shareholder of Truist Financial Corporation, a North Carolina corporation (“Truist”), appoints William H. Rogers, Jr., Michael B. Maguire, and Scott A. Stengel, or any of them, with full power to act alone, the true and lawful proxies of the undersigned, with full power of substitution and revocation, to vote all shares of common stock of Truist that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Truist to be held virtually at www.virtualshareholdermeeting.com/TFC2024, on Tuesday, April 23, 2024 at 11:00 a.m. Eastern Time and at any adjournment thereof, with all powers the undersigned would possess if personally present, as stated on the reverse side hereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS OF THE UNDERSIGNED. IF NO INSTRUCTION TO THE CONTRARY IS GIVEN, THIS PROXY WILL BE VOTED:

•    “FOR” EACH OF THE NOMINEES FOR DIRECTOR DESCRIBED IN PROPOSAL 1;

•    “FOR” PROPOSALS 2 AND 3

•    “AGAINST” PROPOSALS 4 AND 5

IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE NAMED PROXIES.

The undersigned acknowledges receipt of the Notice of the Truist Annual Meeting and 2024 Proxy Statement.

NOTICE TO 401(k) PLAN PARTICIPANTS:

This card also constitutes voting instructions for participants in the Truist Financial Corporation 401(k) Savings Plan (the “Plan”). Plan participants should mark their voting instructions on the reverse side hereof and sign and date this card. If voting instructions are not marked or received, the trustee will vote the shares allocated to the participant’s account in the same proportion on each nominee or proposal as it votes those shares that reflect all participants’ interests in the Truist Common Stock Fund (in the aggregate) for which it received voting instructions from participants. Voting instructions from 401(k) plan participants must be received by 1:00 a.m., Eastern Time, on Friday, April 19, 2024 to allow sufficient time for processing.

(To be marked on other side)